================================================================================

                                CREDIT AGREEMENT

                           Dated as of August 27, 2004

                                      among

                                THL BUILDCO, INC.
              (to be merged ultimately with and into Nortek, Inc.),
                              as the U.S. Borrower,

                      The Canadian Borrowers Named Herein,

                           THL BUILDCO HOLDINGS, INC.
                     (to be renamed Nortek Holdings, Inc.),

                            UBS AG, STAMFORD BRANCH,
                          as U.S. Administrative Agent
                      and as Canadian Administrative Agent,

                              UBS AG CANADA BRANCH,
                         as Canadian Swing Line Lender,

                             BANK OF AMERICA, N.A.,
                               as U.S. L/C Issuer,

                     BANK OF AMERICA, N.A. (CANADA BRANCH),
                             as Canadian L/C Issuer,

                              UBS LOAN FINANCE LLC,
                           as U.S. Swing Line Lender,

                         The Other Lenders Party Hereto,

                             UBS SECURITIES LLC and
                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch,
                as Joint Lead Arrangers and Joint Book Managers,

                           CREDIT SUISSE FIRST BOSTON,
                    acting through its Cayman Islands Branch,
                              as Syndication Agent,

                                       and

                            BANK OF AMERICA, N.A. and
                      BEAR STEARNS CORPORATE LENDING INC.,
                           as Co-Documentation Agents

================================================================================

                           Cahill Gordon & Reindel LLP
                                 80 Pine Street
                            New York, New York 10005

                                TABLE OF CONTENTS

Section                                                                                                             Page
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
                                                       ARTICLE I
                                            DEFINITIONS AND ACCOUNTING TERMS

1.01        Defined Terms.......................................................................................      2
1.02        Other Interpretive Provisions.......................................................................     53
1.03        Accounting Terms....................................................................................     53
1.04        Rounding............................................................................................     54
1.05        References to Agreements and Laws...................................................................     54
1.06        Times of Day........................................................................................     54
1.07        Timing of Payment or Performance....................................................................     54
1.08        Currency Equivalents Generally......................................................................     54
1.09        Specified Transactions..............................................................................     54

                                                       ARTICLE II
                                          THE COMMITMENTS AND CREDIT EXTENSIONS

2.01        The Loans...........................................................................................     55
2.02        Borrowings, Conversions and Continuations of Loans..................................................     55
2.03        Letters of Credit...................................................................................     58
2.04        Swing Line Loans....................................................................................     68
2.05        Prepayments.........................................................................................     72
2.06        Termination, Reduction or Reallocation of Commitments...............................................     75
2.07        Repayment of Loans..................................................................................     77
2.08        Interest............................................................................................     78
2.09        Fees................................................................................................     79
2.10        Computation of Interest and Fees....................................................................     80
2.11        Evidence of Indebtedness............................................................................     80
2.12        Payments Generally..................................................................................     81
2.13        Sharing of Payments.................................................................................     83
2.14        Increase in Term Commitments........................................................................     84
2.15        Increase in Revolving Credit Commitments............................................................     86
2.16        Canadian BAs........................................................................................     87
2.17        Additional Canadian Borrowers.......................................................................     89

                                                       ARTICLE III
                                    TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

3.01        Taxes...............................................................................................     89
3.02        Illegality..........................................................................................     92
3.03        Inability To Determine Rates........................................................................     92
3.04        Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans..............     93
3.05        Funding Losses......................................................................................     94

                                      -i-
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
Section                                                                                                             Page
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
3.06        Matters Applicable to All Requests for Compensation.................................................     95
3.07        Replacement of Lenders Under Certain Circumstances..................................................     96
3.08        Survival............................................................................................     97

                                                       ARTICLE IV
                                        CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01        Conditions of Initial Credit Extension..............................................................     97
4.02        Conditions to All Credit Extensions.................................................................    102

                                                       ARTICLE V
                                             REPRESENTATIONS AND WARRANTIES

5.01        Existence, Qualification and Power; Compliance with Laws............................................    103
5.02        Authorization; No Contravention.....................................................................    103
5.03        Governmental Authorization; Other Consents..........................................................    103
5.04        Binding Effect......................................................................................    104
5.05        Financial Statements; No Material Adverse Effect....................................................    104
5.06        Litigation..........................................................................................    105
5.07        No Default..........................................................................................    105
5.08        Ownership of Property; Liens........................................................................    105
5.09        Environmental Compliance............................................................................    106
5.10        Insurance...........................................................................................    107
5.11        Taxes...............................................................................................    107
5.12        ERISA Compliance....................................................................................    107
5.13        Subsidiaries; Equity Interests......................................................................    108
5.14        Margin Regulations; Investment Company Act; Public Utility Holding Company Act......................    108
5.15        Disclosure..........................................................................................    109
5.16        Compliance with Laws................................................................................    109
5.17        Intellectual Property; Licenses, Etc................................................................    109
5.18        Solvency............................................................................................    109
5.19        Casualty, Etc.......................................................................................    109
5.20        Perfection, Etc.....................................................................................    110
5.21        Tax Shelter Regulations.............................................................................    110
5.22        Anti-Terrorism Law..................................................................................    110

                                                       ARTICLE VI
                                                 AFFIRMATIVE COVENANTS

6.01        Financial Statements................................................................................    111
6.02        Certificates; Other Information.....................................................................    112
6.03        Notices.............................................................................................    115
6.04        Payment of Obligations..............................................................................    115
6.05        Preservation of Existence, Etc......................................................................    115
6.06        Maintenance of Properties...........................................................................    116

Section                                                                                                             Page
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
6.07        Maintenance of Insurance............................................................................    116
6.08        Compliance with Laws................................................................................    116
6.09        Books and Records...................................................................................    116
6.10        Inspection Rights...................................................................................    116
6.11        Use of Proceeds.....................................................................................    116
6.12        Covenant To Guarantee Obligations and Give Security.................................................    117
6.13        Compliance with Environmental Laws..................................................................    120
6.14        Further Assurances..................................................................................    120
6.15        Unrestricted Subsidiaries...........................................................................    120
6.16        Post-Closing Collateral Matters.....................................................................    120

                                                      ARTICLE VII
                                                   NEGATIVE COVENANTS

7.01        Liens...............................................................................................    122
7.02        Investments.........................................................................................    125
7.03        Indebtedness........................................................................................    128
7.04        Fundamental Changes.................................................................................    132
7.05        Dispositions........................................................................................    133
7.06        Restricted Payments.................................................................................    134
7.07        Change in Nature of Business........................................................................    137
7.08        Transactions with Affiliates........................................................................    137
7.09        Burdensome Agreements...............................................................................    138
7.10        Use of Proceeds.....................................................................................    138
7.11        Financial Covenants.................................................................................    139
7.12        Amendments of Organization Documents, Etc...........................................................    140
7.13        Accounting Changes..................................................................................    140
7.14        Prepayments, Etc. of Indebtedness...................................................................    140
7.15        Amendment of Acquisition Agreement..................................................................    140
7.16        Equity Interests of the U.S. Borrower and Subsidiaries..............................................    141
7.17        Holding Company.....................................................................................    141
7.18        Designated Senior Debt..............................................................................    141
7.19        Maintenance of Corporate Separateness...............................................................    141

                                                      ARTICLE VIII
                                             EVENTS OF DEFAULT AND REMEDIES

8.01        Events of Default...................................................................................    142
8.02        Remedies upon Event of Default......................................................................    144
8.03        Application of Funds................................................................................    145

                                                       ARTICLE IX
                                         ADMINISTRATIVE AGENT AND OTHER AGENTS

9.01        Appointment and Authorization of Agents.............................................................    147
9.02        Delegation of Duties................................................................................    151


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
Section                                                                                                             Page
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
9.03        Liability of Agents.................................................................................    151
9.04        Reliance by Agents..................................................................................    151
9.05        Notice of Default...................................................................................    152
9.06        Credit Decision; Disclosure of Information by Agents................................................    152
9.07        Indemnification of Agents...........................................................................    153
9.08        Agents in Their Individual Capacities...............................................................    153
9.09        Successor Agents....................................................................................    154
9.10        Administrative Agents May File Proofs of Claim......................................................    154
9.11        Collateral and Guaranty Matters.....................................................................    155
9.12        Other Agents; Arrangers and Managers................................................................    156
9.13        Appointment of Supplemental Administrative Agents...................................................    156

                                                       ARTICLE X
                                                     MISCELLANEOUS

10.01       Amendments, Etc.....................................................................................    157
10.02       Notices and Other Communications; Facsimile Copies..................................................    160
10.03       No Waiver; Cumulative Remedies......................................................................    161
10.04       Attorney Costs, Expenses and Taxes..................................................................    161
10.05       Indemnification by the Borrowers....................................................................    162
10.06       Payments Set Aside..................................................................................    163
10.07       Successors and Assigns..............................................................................    163
10.08       Confidentiality.....................................................................................    168
10.09       Setoff..............................................................................................    169
10.10       Interest Rate Limitation............................................................................    169
10.11       Counterparts........................................................................................    170
10.12       Integration.........................................................................................    170
10.13       Survival of Representations and Warranties..........................................................    170
10.14       Severability........................................................................................    171
10.15       Tax Forms...........................................................................................    171
10.16       Governing Law.......................................................................................    173
10.17       Waiver of Right to Trial by Jury....................................................................    174
10.18       Binding Effect......................................................................................    174
10.19       Judgment Currency...................................................................................    174
10.20       Collection Allocation Mechanism.....................................................................    175
10.21       Covenant to Pay.....................................................................................    176

SIGNATURES......................................................................................................    S-1

SCHEDULES

I                Guarantors
1.01(a)          Real Properties
1.01(b)          Existing Letters of Credit
1.01(c)          Non-Guarantor Domestic Subsidiaries
2.01             Commitments and Pro Rata Shares
5.05             Supplement to Interim Financial Statements
5.06             Litigation
5.08(b)          Owned Real Property
5.08(c)          Leased Real Property
5.09             Environmental Matters
5.13             Subsidiaries and Other Equity Investments
6.16(a)          Landlord Access Agreements
6.16(b)          Landlord Consent
7.01             Existing Liens
7.02             Existing Investments
7.03(a)(ii)      Existing Notes to Remain Outstanding
7.03(b)          Existing Indebtedness
7.05(j)          Disposition of Assets
7.08             Transactions with Affiliates
10.02            Administrative Agent's Office; Certain Addresses for Notices

EXHIBITS

Form of
A-1              U.S. Committed Loan Notice
A-2              Canadian Committed Loan Notice
B-1              U.S. Swing Line Loan Notice
B-2              Canadian Swing Line Loan Notice
C-1              Term Note
C-2              U.S. Revolving Credit Note
C-3              Canadian Note
D                Compliance Certificate
E                Assignment and Assumption
F-1              Parent Guaranty
F-2              U.S. Subsidiary Guaranty
F-3              Canadian Guaranty
G                U.S. Security Agreement
H-1              Fee Mortgage
H-2              Leasehold Mortgage
I                Intellectual Property Security Agreement
J-1              Opinion Matters - Counsel to Loan Parties
J-2              Opinion Matters - Canadian Counsel to Loan Parties
J-3              Opinion Matters - Local Counsel to Loan Parties

Section                                                                     Page
-------                                                                     ----
K                Assumption Agreement
L                Intercompany Note
M-1              Perfection Certificate
M-2              Perfection Certificate Supplement
N                Acceptance Note

                                CREDIT AGREEMENT

                  This CREDIT AGREEMENT ("AGREEMENT") is entered into as of August 27, 2004, among THL BUILDCO, INC., a Delaware corporation (the "COMPANY" and, together with the Surviving Corporation (as hereinafter defined), the "U.S. BORROWER"), BROAN-NUTONE CANADA INC., an Ontario corporation, and VENTROL AIR HANDLING SYSTEMS INC., a Canadian corporation, as Canadian Borrowers, THL BUILDCO HOLDINGS, INC., a Delaware corporation ("HOLDINGS"), each lender from time to time party hereto which extends a Commitment or holds any Loan to the U.S. Borrower (the "U.S. LENDERS"), each lender from time to time a party hereto which extends a Commitment or holds any Loan to the Canadian Borrower (the "CANADIAN LENDERS" and, together with the U.S. Lenders, the "LENDERS" and individually, a "LENDER"), CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch ("CSFB"), as Syndication Agent, UBS SECURITIES LLC and CSFB, as Joint Lead Arrangers and Joint Book Managers, BANK OF AMERICA, N.A. and BEAR STEARNS CORPORATE LENDING INC., as Co-Documentation Agents, UBS AG, STAMFORD BRANCH, as U.S. Administrative Agent and as Canadian Administrative Agent, UBS AG CANADA BRANCH, as Canadian Swing Line Lender, UBS LOAN FINANCE LLC, as U.S. Swing Line Lender, BANK OF AMERICA, N.A., as U.S. L/C Issuer and BANK OF AMERICA, N.A. (CANADA BRANCH), as Canadian L/C Issuer.

                             PRELIMINARY STATEMENTS

                  The Company was organized by Holdings to acquire (the "ACQUISITION") all of the Equity Interests of Nortek Holdings, Inc., a Delaware corporation (the "TARGET COMPANY").

                  Pursuant to the Stock Purchase Agreement dated as of July 15, 2004 (the "ACQUISITION AGREEMENT") between Holdings, the Company, Kelso Investment Associates VI, L.P., and certain other stockholders of the Target Company, the Company agreed (i) to acquire all of the outstanding capital stock of the Target Company (the "SHARE ACQUISITION"), (ii) to merge (the "FIRST MERGER") with and into the Target Company with the Target Company being the surviving corporation and (iii) to merge (the "SECOND MERGER" and, together with the First Merger, the "MERGERS") with and into Nortek, Inc., a Delaware corporation (the "SURVIVING CORPORATION") and wholly owned direct subsidiary of the Target Company, with the Surviving Corporation being the surviving entity.

                  The Company has requested that (a) simultaneously with the consummation of the Share Acquisition, the Lenders make Term Loans to the Company in an aggregate amount of $700,000,000 to pay, among other things, a portion of the cash consideration for the Share Acquisition, (b) from time to time, the U.S. Revolving Credit Lenders (as hereinafter defined) lend to the U.S. Borrower and the U.S. L/C Issuer (as hereinafter defined) issue U.S. Letters of Credit (as hereinafter defined) for the account of the U.S. Borrower under a $90,000,000 revolving credit facility for the U.S. Borrower and (c) from time to time, the Canadian Lenders (as hereinafter defined) lend to the Canadian Borrowers and the Canadian L/C Issuer (as hereinafter defined) issue Canadian Letters of Credit under a $10,000,000 revolving credit facility.

                  The Lenders have indicated their willingness to lend and the L/C Issuers have indicated their willingness to so issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein.

                  In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "ACCEPTANCE NOTE" has the meaning specified in Section
2.16(e).

                  "ACQUISITION" has the meaning specified in the Preliminary Statements to this Agreement.

                  "ACQUISITION AGREEMENT" has the meaning specified in the Preliminary Statements to this Agreement.

                  "ACQUISITION DOCUMENTS" means the Acquisition Agreement and the other documentation relating to the Acquisition or the Transaction.

                  "ADMINISTRATIVE AGENTS" means the U.S. Administrative Agent and the Canadian Administrative Agent, or any successor administrative agent to either of the foregoing.

                  "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the applicable Administrative Agent.

                  "AFFILIATE" means, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "CONTROL" means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

                  "AGENT-RELATED PERSONS" means the Administrative Agents, together with their Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "AGENTS" means, collectively, the Administrative Agents, the Arrangers, the Syndication Agent, the Co-Documentation Agents and the Supplemental Administrative Agents (if any).

                  "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders.

                  "AGREEMENT" means this Credit Agreement.

                  "ANTI-TERRORISM LAWS" has the meaning given to such term by
Section 5.22(a).

                  "APPLICABLE" shall mean, unless the context requires otherwise, when used with respect to (i) an Administrative Agent, the U.S. Administrative Agent with respect to matters relating to the U.S. Facility, U.S. Letters of Credit or U.S. Loans and the Canadian Administrative Agent with respect to matters relating to the Canadian Facility, Canadian Letters of Credit or Canadian Loans, (ii) an L/C Issuer, the U.S. L/C Issuer with respect to any matter relating to U.S. Letters of Credit and the Canadian L/C Issuer with respect to any matter relating to Canadian Letters of Credit, (iii) a Swing Line Lender, the U.S. Swing Line Lender with respect to any matter relating to U.S. Swing Line Loans and the Canadian Swing Line Lender with respect to any matter relating to Canadian Swing Line Loans, (iv) a Lender or Revolving Credit Lender, the U.S. Revolving Credit Lenders with respect to any matter relating to the U.S. Revolving Credit Facility and the Canadian Lenders with respect to the Canadian Revolving Credit Facilities, and (v) a Borrower, the U.S. Borrower with respect to matters relating to the U.S. Facility and one or more Canadian Borrowers with respect to the Canadian Facility.

                  "APPLICABLE RATE" means a percentage per annum equal to:

                  (a) with respect to Term Loans, (i) until the first Business Day immediately following the date on which the Compliance Certificate for the fiscal quarter ended March 31, 2005 is delivered pursuant to
         Section 6.02(b), (A) for Eurodollar Rate Loans, 2.50% and (B) for Base Rate Loans, 1.50%, and (ii) thereafter, (A) if the Leverage Ratio is less than or equal to 4.50:1.00 as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to
         Section 6.02(b), (1) for Eurodollar Rate Loans, 2.25% and (2) for Base Rate Loans, 1.25% and (B) if the Leverage Ratio is greater than 4.50:1.00 as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b), (1) for Eurodollar Rate Loans, 2.50% and (2) for Base Rate Loans, 1.50%; provided, that the Applicable Rates referred to in clause (i) shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Applicable Rates otherwise determined in accordance with this definition shall apply) and (y) at the option of the U.S. Administrative Agent or the Requisite Class Lenders holding Term Loans, the Applicable Rates referred to in clause (i) shall apply as of the first Business Day after an Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Applicable Rates otherwise determined in accordance with this definition shall apply); and

                  (b) with respect to the Revolving Credit Loans, Commitment Fees and Letters of Credit, (i) until the first Business Day immediately following the date on which the Compliance Certificate for the fiscal quarter ended March 31, 2005 is delivered pursuant to
         Section 6.02(b), (A) for Eurodollar Rate Loans and Letters of Credit, 2.25%, (B) for Base Rate Loans, 1.25%, (C) for Commitment Fees, 0.50% and (D) for Canadian BAs, 2.25% and (ii) thereafter, the following percentages per annum, based upon the Leverage

         Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agents pursuant to Section 6.02(b):

                                              Applicable Rate
-----------------------------------------------------------------------------------------------------------
                                          Eurodollar
                                           Rate and                                             Applicable
Pricing                                   Letters of                                            Canadian BA
 Level            Leverage Ratio            Credit         Base Rate       Commitment Fees     Stamping Fee
-----------------------------------------------------------------------------------------------------------
   1                 <=3.50:1               1.25%            0.25%             0.375%              1.25%
   2           >3.50:1 but <=4.00:1         1.50%            0.50%             0.375%              1.50%
   3           >4.00:1 but <=4.50:1         1.75%            0.75%             0.375%              1.75%
   4           >4.50:1 but <=5.00:1         2.00%            1.00%              0.50%              2.00%
   5                 >5.00:1                2.25%            1.25%              0.50%              2.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, that Pricing Level 5 shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) at the option of the applicable Administrative Agent or the applicable Requisite Class Lenders, Pricing Level 5 shall apply as of the first Business Day after an Event of Default shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).

                  "APPROVED DOMESTIC BANK" has the meaning specified in clause
(b) of the definition of "Cash Equivalents".

                  "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "ARRANGERS" means UBS Securities LLC and CSFB, in their capacities as exclusive joint lead arrangers and exclusive joint book managers.

                  "ASSIGNMENT AND ASSUMPTION" means an Assignment and Assumption substantially in the form of Exhibit E.

                  "ASSUMPTION AGREEMENT" has the meaning specified in Section 4.01(a)(xviii).

                  "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

                  "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such

Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

                  "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Target Company and its Subsidiaries for the fiscal year ended December 31, 2003, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Target Company and its Subsidiaries, including the notes thereto.

                  "AUTO-RENEWAL LETTER OF CREDIT" has the meaning specified in
Section 2.03(b)(iii).

                  "BASE RATE" means for any day a fluctuating rate per annum equal to (a) in the case of U.S. Loans, the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as determined by the U.S. Administrative Agent as the U.S. corporate base rate, (b) in the case of Canadian Loans denominated in U.S. Dollars, the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as determined by the Canadian Administrative Agent as the its reference rate for Dollar denominated loans in Canada and (c) in the case of Canadian Loans denominated in Canadian Dollars, the Canadian Prime Rate. The Base Rate is not necessarily the lowest rate charged by the U.S. Administrative Agent or the Canadian Administrative Agent to their customers. Any change in the Base Rate shall take effect at the opening of business on the day such change is effective.

                  "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

                  "BORROWER PARTIES" means the collective reference to the U.S. Borrower and its Restricted Subsidiaries, and "BORROWER PARTY" means any one of them.

                  "BORROWERS" means the U.S. Borrower and each Canadian
Borrower.

                  "BORROWING" means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, relative to matters with respect to the U.S. Facility, the state where the U.S. Administrative Agent's Office is located or relative to matters with respect to the Canadian Facility, the jurisdiction where the Canadian Administrative Agent's principal Canadian lending Affiliate is located, and, if such day relates to any Eurodollar Rate Loan, is further limited to days on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

                  "CAM" means the mechanism for the allocation and exchange of interests in the Loans, participations in Letters of Credit and collections thereunder established pursuant to Section 10.20.

                  "CAM EXCHANGE" means the exchange of the Lenders' interests provided for in Section 10.20.

                  "CAM EXCHANGE DATE" means the first date after the Closing Date on which there shall occur (a) any Event of Default under clause (f) or (g) of Section 8.01 with respect to Holdings or a Borrower or (b) an acceleration of Loans pursuant to Section 8.02(b).

                  "CAM PERCENTAGE" means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum, without duplication, of (i) the aggregate Outstanding Amount of Term Loans, if any, owed to such Lender, (ii) the Canadian Revolving Exposure, if any, of such Lender,
(iii) the U.S. Revolving Credit Exposure, if any, of such Lender and (iv) the aggregate amount of any other Obligations otherwise owed to such Lender pursuant to the Loan Documents, in each case immediately prior to the CAM Exchange Date, and (b) the denominator shall be the sum of (i) the Outstanding Amount of Term Loans owed to all the Lenders, (ii) the aggregate U.S. Revolving Credit Exposure of all the Lenders, (iii) the aggregate Canadian Revolving Exposure of all Lenders and (iv) the aggregate amount of any other Obligations otherwise owed to any of the Lenders pursuant to the Loan Documents, in each case immediately prior to the CAM Exchange Date.

                  "CANADIAN ADMINISTRATIVE AGENT" means UBS AG, Stamford Branch, acting in its capacity as Canadian Administrative Agent under any of the Loan Documents, or any successor in such capacity.

                  "CANADIAN ADMINISTRATIVE AGENT'S OFFICE" means the Canadian Administrative Agent's address and, as appropriate, account as set forth on
Schedule 10.02, or such other address or account as the Canadian Administrative Agent may from time to time notify the Canadian Borrowers and the Canadian Lenders.

                  "CANADIAN BA" means a depository bill as defined in the Depository Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by the applicable Canadian Borrower and accepted by a Canadian Lender pursuant to this Agreement or, for Canadian Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the applicable Canadian Borrower and accepted by a Canadian Lender pursuant to this Agreement. Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "drafts." Canadian BAs shall have a term contemplated by the definition of Interest Period, shall be issued and payable only in Canada and shall have a face amount of an integral multiple of Cdn$100,000. In addition, to the extent the context shall require, each Acceptance Note shall be deemed to be a Canadian BA.

                  "CANADIAN BA RATE" means, with respect to any Interest Period for any Canadian BA, the discount rate per annum, calculated on the basis of a year of 365 days, equal to (a) in the case of any Canadian Lender that is listed on Schedule I of the Bank Act (Canada), (i) the average rate per annum (rounded upward if necessary to the nearest 1/100th of 1%) for Canadian Dollar bankers' acceptances having such Interest Period that appears on the Reuters Screen CDOR Page (or any successor page) as of 11:00 a.m., Toronto time, on the first day of such term as determined by the Canadian Administrative Agent, or (ii) if such rate is not available at such time, the average discount rate (rounded upward if necessary to the nearest 1/100th of 1%) for bankers' acceptances (accepted by Canadian chartered banks agreed to by the Canadian Administrative Agent and the Canadian Borrowers) having such Interest Period as calculated by the Canadian Administrative Agent in accordance with normal market practice on such day or (b) in the case of all Canadian Lenders other than those listed on Schedule I of the Bank Act (Canada), the applicable rate set forth in clause (a) above plus 0.10%.

                  "CANADIAN BA RATE LOAN" means a Canadian Loan made to a Canadian Borrower by way of a Canadian BA or Canadian BAs on the terms set out herein.

                  "CANADIAN BA STAMPING FEE" means, with respect to Canadian Loans maintained as Canadian BAs, the applicable percentage set forth under the column entitled "Applicable Canadian BA Stamping Fee" with respect thereto within the definition of "Applicable Rate" set forth above.

                  "CANADIAN BORROWER" means each of Broan-Nutone Canada Inc., an Ontario corporation, and Ventrol Air Handling Systems Inc., a Canadian corporation, and each other Subsidiary of the U.S. Borrower formed under the laws of Canada or any province thereof that becomes a Canadian Borrower pursuant to Section 2.17.

                  "CANADIAN BORROWER HYPOTHEC" has the meaning specified in
Section 9.01(d).

                  "CANADIAN BORROWING" means a borrowing consisting of simultaneous Canadian Loans of the same Type and denominated in the same currency.

                  "CANADIAN COLLATERAL" means all assets and property of any Canadian Loan Party and interests therein upon which a Lien is granted to the Canadian Administrative Agent pursuant to any Loan Document that are or are required under the terms of the Loan Documents to be subject to Liens in favor of the Canadian Administrative Agent for the benefit of the Canadian Secured Parties.

                  "CANADIAN COMMITMENT FEE" has the meaning specified in Section 2.09(a).

                  "CANADIAN CREDIT COMMITMENTS" means, as to each Canadian Lender, its obligation to (a) make Canadian Loans to the Canadian Borrowers pursuant to Section 2.01(b), (b) purchase participations in Canadian L/C Obligations and (c) purchase participations in Canadian Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Canadian Credit Commitment" or in the Assignment and Assumption Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted in accordance with this Agreement. The aggregate Canadian Credit Commitments of all Canadian Lenders on the Closing Date shall be $10,000,000.

                  "CANADIAN CUSTODIAN" has the meaning specified in Section 9.01(d).

                  "CANADIAN DOLLAR" and "CDN$" each mean the lawful money of Canada.

                  "CANADIAN EXISTING LETTERS OF CREDIT" means the Letters of Credit previously issued for the account of the U.S. Borrower described on
Schedule 1.01(b) under the heading "Existing Letters of Credit under the Canadian Facility".

                  "CANADIAN EXPOSURE" means, with respect to any Canadian Lender at any time, the Outstanding Amount of Canadian Loans of such Lender plus such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations with respect to Canadian Letters of Credit plus such Lender's Pro Rata Share of the Outstanding Amount of Canadian Swing Line Loans.

                  "CANADIAN FACILITY" means all Canadian Credit Commitments of Canadian Lenders.

                  "CANADIAN FONDE DE POUVOIR" has the meaning specified in
Section 9.01(d).

                  "CANADIAN GUARANTOR" means the U.S. Borrower, each Canadian Borrower and each Canadian Subsidiary which has executed and delivered to the Canadian Administrative Agent the Canadian Guaranty (or a supplement thereto).

                  "CANADIAN GUARANTY" means the guaranties executed and delivered by the Canadian Guarantors pursuant to this Agreement, substantially in the forms attached as Exhibit F-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

                  "CANADIAN L/C ISSUER" means Bank of America, N.A. (Canada Branch), in its capacity as issuer of Canadian Letters of Credit hereunder, or any successor issuer of Canadian Letters of Credit hereunder and solely with respect to the Canadian Existing Letters of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), Fleet National Bank.

                  "CANADIAN LENDER" is defined in the preamble.

                  "CANADIAN LETTER OF CREDIT" means a Letter of Credit issued under the Canadian Facility.

                  "CANADIAN LOAN" is defined in Section 2.01(b).

                  "CANADIAN LOAN PARTY" means each Canadian Borrower and each Canadian Subsidiary which is a Canadian Guarantor.

                  "CANADIAN NOTE" means a promissory note of the Canadian Borrowers payable to any Canadian Lender, in the form of Exhibit C-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Canadian Borrowers to such Canadian Lender resulting from outstanding Canadian Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

                  "CANADIAN OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Canadian Loan Party arising under any Loan Document or otherwise with respect to any Canadian Loan, Canadian Swing Line Loan or Canadian Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Canadian Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Canadian Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Canadian Loan Party under any Loan Document and (b) the obligation of any Canadian Loan Party to reimburse any amount in respect of any of the foregoing that any Canadian Secured Party, in its sole discretion, may elect to pay or advance on behalf of such Canadian Loan Party in accordance with the terms of the Loan Documents.

                  "CANADIAN PERSON" means a Person that is not a non-resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) (or any successor provision thereto) in respect of the relevant amount paid or credited to it under the relevant Loan Document.

                  "CANADIAN PRIME RATE" means on any date with respect to Canadian Prime Rate Loans, a fluctuating rate of interest per annum (rounded upward, if necessary, to the next highest 1/100 of 1%) equal to the higher of:

                  (a) the rate of interest per annum determined by the Canadian Administrative Agent as its reference rate in effect on such day for determining interest rates for Canadian Dollar denominated commercial loans in Canada; and

                  (b) the Canadian BA Rate most recently determined by the Canadian Administrative Agent for 30-days bankers' acceptances plus 3/4 of 1%.

                  "CANADIAN PRIME RATE LOAN" means a Canadian Loan bearing interest at a fluctuating rate determined by reference to the Canadian Prime Rate.

                  "CANADIAN SECURED PARTIES" means, collectively, the Canadian Administrative Agent, the Canadian Swing Line Lender, the Canadian L/C Issuer, the Canadian Lenders, the Supplemental Canadian Administrative Agent and each co-agent or sub-agent appointed by the Canadian Administrative Agent from time to time pursuant to Section 9.01(c).

                  "CANADIAN SECURITY AGREEMENT" means, collectively, each security agreement, hypothec and/or bond executed and delivered by a Responsible Officer of any Canadian Loan Party pursuant to this Agreement as amended, supplemented, amended and restated or otherwise modified from time to time.

                  "CANADIAN SUBSIDIARY" means each Subsidiary of the U.S. Borrower organized under the laws of Canada or any jurisdiction thereof.

                  "CANADIAN SUPPLEMENTAL ADMINISTRATIVE AGENT" has the meaning specified in Section 9.13(a).

                  "CANADIAN SWING LINE BORROWING" means a borrowing of a Canadian Swing Line Loan pursuant to Section 2.04.

                  "CANADIAN SWING LINE LENDER" means UBS AG Canada Branch in its capacity as provider of Canadian Swing Line Loans, or any successor swing line lender hereunder.

                  "CANADIAN SWING LINE LOAN" has the meaning specified in
Section 2.04(a)(ii).

                  "CANADIAN SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $2,500,000 and (b) the Canadian Credit Commitments. The Canadian Swing Line Sublimit is part of, and not in addition to, the Canadian Credit Commitments.

                  "CAPITAL EXPENDITURES" means, as of any date for the applicable period then ended, all capital expenditures of the Borrower Parties on a consolidated basis for such period, as determined in accordance with GAAP, to the extent reflected on a statement of cash flows of the U.S. Borrower; provided, however, that Capital Expenditures shall not include any such expenditures which constitute (a) a Permitted Acquisition, (b) capital expenditures relating to the construction or acquisition of any property which has been transferred to a Person that is not a Borrower Party pursuant to a sale-leaseback transaction permitted under Section 7.05(f), (c) to the extent permitted by this Agreement, a reinvestment of the Net Cash Proceeds of any Disposition in accordance with Section 2.05(b)(ii) (other than any Dispositions under Sections 7.05(b), (g), (h), (i) and (k)) or Casualty Event, (d) Specified Issuance Proceeds Not Otherwise Applied, (e) the purchase price of equipment purchased substantially contemporaneously with the trade-in or sale of used or surplus existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted to the seller of such equipment (or for the net proceeds of such sale) for the equipment being traded in or sold at such time, or (f) capitalized interest relating to the construction of any fixed assets.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CASH COLLATERAL" has the meaning specified in the definition of Cash Collateralize.

                  "CASH COLLATERAL ACCOUNT" means a blocked deposit account at the U.S. Administrative Agent's Office or Canadian Administrative Agent's Office, as applicable (or another commercial bank selected in compliance with Section 9.09), in the name of such Administrative Agent and under the sole dominion and control of such Administrative Agent, and otherwise established in a manner satisfactory to such Administrative Agent.

                  "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the applicable Administrative Agent, for the benefit of the applicable L/C Issuers and Lenders, as collateral for the L/C Obligations of a Borrower or unmatured Canadian BA's in accordance with Section 2.03(g) or
Section 8.02, cash or deposit account balances ("CASH COLLATERAL") pursuant to documentation in form and substance reasonably satisfactory to the applicable Administrative Agent (and, in the case of a Cash Collateralization of L/C Obligations, the applicable L/C Issuer) (which documents are hereby consented to by the Lenders), and derivatives of such term have corresponding meanings.

                  "CASH EQUIVALENTS" means any of the following types of Investments, to the extent owned by the U.S. Borrower or any of its Restricted
Subsidiaries:

                  (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States, Canada or any member nation of the European Union or any agency or instrumentality thereof having maturities of not more than three hundred sixty (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

                  (b) time deposits with, or insured certificates of deposit or bankers' acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia and is a member of the Federal Reserve System, and (ii) has combined capital and surplus of at least $500,000,000 (any such bank being an "APPROVED DOMESTIC BANK"), in each case with maturities of not more than one year from the date of acquisition thereof;

                  (c) commercial paper and variable or fixed rate notes issued by an Approved Domestic Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by a domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's, in each case with maturities of not more than one year from the date of acquisition thereof;

                  (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

                  (e) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either S&P or Moody's with maturities of not more than twelve (12) months from the date of acquisition thereof;

                  (f) Investments, classified in accordance with GAAP as current assets of the U.S. Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions having capital of at least $500,000,000, and the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a), (b), (c), (d) and (e) of this definition; and

                  (g) instruments equivalent to those referred to in clauses (a) through (f) above denominated in Canadian Dollars, Euros or any other foreign currency, which are comparable in credit quality and tenor to those referred to above and customarily used by corporations for short term cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

                  "CASH MANAGEMENT BANK" means any party to a Cash Management Services Agreement with any U.S. Loan Party which party is or was an Arranger or a Lender or an Affiliate of an Arranger or a Lender at the time such Cash Management Services Agreement was entered into.

                  "CASH MANAGEMENT OBLIGATIONS" means obligations owed by any U.S. Loan Party to any Cash Management Bank under any Cash Management Services Agreement.

                  "CASH MANAGEMENT SERVICES AGREEMENT" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

                  "CASUALTY EVENT" means any event that gives rise to the receipt by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CES HYPOTHEC" has the meaning specified in Section 9.01(e).

                  "CHANGE OF CONTROL" means the earlier to occur of:

                  (a) the Equity Investors ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if

                           (i) at any time prior to the consummation of a
                  Qualifying IPO, (A) the Equity Investors otherwise have the right to designate (and do so designate) a majority of the board of directors of Holdings or (B) the Equity Investors own beneficially an amount of common stock of Holdings equal to more than fifty percent (50%) of the amount of common stock of Holdings owned by the Equity Investors of record and beneficially as of the Closing Date and such ownership by the Equity Investors represents the largest single block of voting securities of Holdings held by any "person" or "group" (as such terms are used in

                  Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person and its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), or

                           (ii) at any time after the consummation of a
                  Qualifying IPO, (A) no "person" or "group" (as defined above), excluding the Equity Investors, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the outstanding voting stock of Holdings or (y) the percentage of the then outstanding voting stock of Holdings owned beneficially by the Equity Investors,
                  (B) during any period of twelve (12) consecutive months, the board of directors of Holdings shall consist of a majority of the Continuing Directors or (C) the Equity Investors have the power, directly or indirectly, to vote or direct the voting of at least thirty percent (30%) of the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings; or

                  (b) any "Change of Control" (or any comparable term) in any document pertaining to any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount; or

                  (c) the U.S. Borrower shall cease to be a wholly owned direct Subsidiary of Holdings; or

                  (d) except as permitted by Section 7.04, any Canadian Borrower shall cease to be a wholly owned direct Subsidiary of the U.S. Borrower.

                  "CLOSING DATE" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

                  "CO-DOCUMENTATION AGENTS" means Bank of America, N.A. and Bear Stearns Corporate Lending Inc., as Co-Documentation Agents under the Loan Documents.

                  "CODE" means the U.S. Internal Revenue Code of 1986.

                  "COLLATERAL" means the U.S. Collateral and the Canadian Collateral.

                  "COLLATERAL DOCUMENTS" means, collectively, the U.S. Security Agreement, each Canadian Security Agreement, the Perfection Certificate, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, collateral assignments, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the applicable Administrative Agent and the Lenders pursuant to
Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of either Administrative Agent for the benefit of any of the Secured Parties.

                  "COMMITMENT" means a U.S. Commitment or a Canadian Credit Commitment, as the context may require.

                  "COMMITMENT FEE" has the meaning specified in Section 2.09(a).

                  "COMMITTED LOAN NOTICE" means a notice of (a) a Term Borrowing, (b) a U.S. Revolving Credit Borrowing, (c) a Canadian Borrowing, (d) a conversion of Loans from one Type to the other, or (e) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1, in the case of a U.S. Loan, and Exhibit A-2, in the case of a Canadian Loan.

                  "COMPANY" has the meaning specified in the introductory paragraph to this Agreement.

                  "COMPENSATION PERIOD" has the meaning specified in Section 2.12(c)(ii).

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D or in such other form as the U.S. Borrower and the U.S. Administrative Agent shall reasonably agree.

                  "CONSOLIDATED ASSETS" means the total consolidated assets of the U.S. Borrower and its Restricted Subsidiaries, as determined in accordance with GAAP.

                  "CONSOLIDATED CASH TAXES" means, as of any date for the applicable period ending on such date with respect to the U.S. Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate of all income, franchise and similar taxes, as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period.

                  "CONSOLIDATED CURRENT ASSETS" means, with respect to the U.S. Borrower and its Restricted Subsidiaries as of any date of determination, the total assets of the U.S. Borrower and its Restricted Subsidiaries which should properly be classified as current assets on a consolidated balance sheet in accordance with GAAP other than any cash or cash equivalents.

                  "CONSOLIDATED CURRENT LIABILITIES" means, with respect to the U.S. Borrower and its Restricted Subsidiaries as of any date of determination, the total liabilities of the U.S. Borrower and its Restricted Subsidiaries which should properly be classified as current liabilities (other than the current portion of any long term indebtedness) on a consolidated balance sheet in accordance with GAAP.

                  "CONSOLIDATED EBITDA" means, as of any date for the applicable period ending on such date with respect to any Person and its Restricted Subsidiaries on a consolidated basis, the sum of

                  (a)      Consolidated Net Income, plus

                  (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for, without duplication,

                           (i) total interest expense,

                           (ii) income, franchise and similar taxes and any tax
                  distributions permitted to be made pursuant to Sections 7.06(f)(i) and (iii),

                           (iii) depreciation and amortization expense,

                           (iv) letter of credit fees,

                           (v) non-cash expenses resulting from any employee
                  benefit or management compensation plan or the grant of stock and stock options to employees of Holdings, the U.S. Borrower or any of its Restricted Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,

                           (vi) non-cash amortization of financing costs of such
                  Person and its Restricted Subsidiaries,

                           (vii) cash expenses incurred in connection with the
                  Transaction or, to the extent permitted hereunder, any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (in each case, whether or not consummated),

                           (viii) to the extent actually reimbursed, expenses
                  incurred to the extent covered by indemnification provisions in any agreement in connection with a Permitted Acquisition,

                           (ix) to the extent covered by insurance proceeds
                  received by the Loan Parties, expenses with respect to liability or casualty events, business interruption or product recalls,

                           (x) management fees permitted under Section 7.08(d),

                           (xi) any non-cash purchase accounting adjustment and
                  any step-ups with respect to revaluing assets and liabilities in connection with the Transaction or any Investment permitted under Section 7.02,

                           (xii) non-cash losses from Joint Ventures and
                  non-cash minority interest reductions,

                           (xiii) reasonable fees and expenses in connection
                  with the exchange of the Senior Subordinated Notes for registered notes with identical terms as contemplated by the Senior Subordinated Notes Indenture or exchanges or refinancings permitted by Section 7.14,

                           (xiv) non-cash charges (other than any non-cash
                  charge that results in an accrual of a reserve for cash charges in any future period),

                           (xv) losses from discontinued operations not to
                  exceed $2,000,000 during any period of four (4) consecutive fiscal quarters,

                           (xvi) other expenses of such Person and its
                  Subsidiaries reducing Consolidated Net Income which do not represent a cash item in such period or any future period, and

                           (xvii) with respect to any Event of Default of any
                  covenant set forth in Section 7.11, the Net Cash Proceeds of any Permitted Equity Issuance to the Equity Investors solely to the extent that such Net Cash Proceeds (A) are actually received by the U.S. Borrower (through capital contribution of such Net Cash Proceeds by Holdings to the U.S. Borrower) no later than fifteen (15) Business Days after the delivery of a Notice of Intent to Cure, (B) do not exceed the aggregate amount necessary to cure such Event of Default under Section
                  7.11 for any applicable period and (C) were Not Otherwise Applied (any such issuance, a "PERMITTED CURE ISSUANCE"); provided that the provisions of this clause (xvii) may be relied on for purposes of determining Consolidated EBITDA no more than two (2) times in any twelve-month period; it being understood that this clause (xvii) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11; minus

                  (c) all non-cash items increasing Consolidated Net Income during such period (other than items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period) for such period;

provided, that to the extent the receipt of any Net Cash Proceeds of any Permitted Cure Issuance is an effective addition to Consolidated EBITDA as contemplated by, and in accordance with, the provisions of clause (b)(xvii) above and, as a result thereof, any Event of Default of the covenants set forth in Section 7.11 shall have been cured for any applicable period, such cure shall be deemed to be effective as of the last day of such applicable period and such addition to Consolidated EBITDA shall apply to any period of four (4) consecutive fiscal quarters that includes the fiscal quarter in respect of which such addition was made. Notwithstanding anything to the contrary, Consolidated EBITDA shall be deemed to be $59,400,000 for the fiscal quarter ended April 3, 2004 and $66,300,000 for the fiscal quarter ended July 3, 2004 and Consolidated EBITDA for the fiscal quarter ending October 4, 2004 as determined above shall be increased by $3,041,000 in respect of restructuring costs relating to Nordyne Inc., personnel cost reductions and former financial sponsor fees allocable to such fiscal quarter, in each case without duplication of any addbacks made for such fiscal quarter pursuant to the definition of Consolidated EBITDA.

                  "CONSOLIDATED FUNDED INDEBTEDNESS" means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis, without duplication,

                  (a) all obligations of such Person for borrowed money,

                  (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

                  (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business),

                  (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than accrued expenses and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person,

                  (e) all Consolidated Funded Indebtedness of others secured by (or for which the holder of such Consolidated Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,

                  (f) all Guarantees of such Person with respect to Consolidated Funded Indebtedness of another Person,

                  (g) the implied principal component of all obligations of such Person under Capitalized Leases,

                  (h) the amount of all standby letters of credit issued or bankers' acceptances facilities created for the account of such Person required to be reflected as liabilities of such Person on a balance sheet prepared in accordance with GAAP,

                  (i) all Disqualified Equity Interests issued by such Person, unless the holder thereof is a U.S. Loan Party (or, in the case of any Disqualified Equity Interests issued by a Canadian Loan Party, any Loan Party) or, if the issuer thereof is a Restricted Subsidiary which is not a Loan Party, any other Restricted Subsidiary,

                  (j) the principal portion of all obligations of such Person under Synthetic Lease Obligations, and

                  (k) the Consolidated Funded Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Consolidated Funded Indebtedness is recourse to such Person.

Notwithstanding any other provision of this Agreement to the contrary, (i) the term "Consolidated Funded Indebtedness" shall not be deemed to include (x) any post-closing payment adjustments or earn-out, non-competition or consulting obligations existing on the Closing Date or incurred in compliance with Section
7.03 until such obligations become a liability on the balance sheet of the applicable Person or (y) Guarantees of Capitalized Leases except to the extent required to be reflected on a consolidated balance sheet of the U.S. Borrower and its Subsidiaries in accordance with Financial Accounting Standards Board Interpretation No. 45 and (ii) the amount of Consolidated Funded Indebtedness for which recourse is limited either to a specified amount or to an identified asset of such Person shall be deemed to be equal to such specified amount (or, if less, the fair market value of such identified asset).

                  "CONSOLIDATED INTEREST CHARGES" means, as of any date for the applicable period ending on such date with respect to any Person and its Subsidiaries on a consolidated basis, the excess of (A) interest expense (including the amortization of debt discount and premium, the interest component under Capitalized Leases and the implied interest component under Synthetic Lease Obligations, but excluding, to the extent included in interest expense,
(i) fees and expenses associated with the consummation of the Transaction, (ii) annual agency fees paid to the Administrative Agent, (iii) costs associated with obtaining Swap Contracts and (iv) fees and expenses associated with any Investment permitted under Section 7.02, Equity Issuance or Debt Issuance (whether or not consummated)), as determined in accordance with GAAP, to the extent the same are payable in cash with respect to such period over (B) interest income, as determined in accordance with GAAP, for such period, to the extent received in cash with respect to such period.

                  "CONSOLIDATED NET INCOME" shall mean, with respect to any Person and its Subsidiaries for any period, the consolidated net income (or loss) of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP; provided that:

                  (a) the net income (or loss) of any Person (other than a Restricted Subsidiary of the U.S. Borrower) in which any Person other than the U.S. Borrower and its Restricted Subsidiaries has an ownership interest, shall be excluded, provided, that, to the extent not previously included, Consolidated Net Income shall be increased by the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary;

                  (b) the net income of any Subsidiary of the U.S. Borrower during such period shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument, judgment, decree, order, statute, rule or regulation applicable to that Subsidiary during such period, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary;

                  (c) any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the U.S. Borrower or any of its Subsidiaries upon any Disposition (other than any Dispositions in the ordinary course of business) by the U.S. Borrower or any of its Subsidiaries and any gain (or loss) on extinguishment of any Indebtedness of the U.S. Borrower or any of its Subsidiaries shall be excluded;

                  (d) unrealized gains and losses with respect to Swap Contracts for such period shall be excluded;

                  (e) the cumulative effect of a change in accounting principles shall be excluded;

                  (f) non-cash charges relating to employee benefit or other management compensation plans of Holdings or Investors LLC (to the extent such non-cash charges relate to plans of Investors LLC for the benefit of members of the Board of Directors of the U.S. Borrower (in their capacity as such) or employees of the U.S. Borrower and its Restricted Subsidiaries), the U.S. Borrower or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of Holdings or Investors LLC (to the extent such non-cash charges relate to plans of Holdings or Investors LLC for the benefit of members of the Board of Directors of the U.S. Borrower (in their capacity as such) or employees of the U.S. Borrower and its Restricted Subsidiaries), the U.S. Borrower or any of its Restricted Subsidiaries (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses of the U.S. Borrower or any Restricted Subsidiary in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income shall be excluded;

                  (g) any non-cash goodwill or other impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142 or No. 144, and non-cash charges relating to the amortization of intangibles resulting from the application of Statement of Financial Accounting Standards No. 141, shall be excluded;

                  (h) any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with the Transaction or any acquisition consummated after the date of this Agreement, net of taxes, shall be excluded;

                  (i) mark-to-market of Indebtedness denominated in foreign currencies resulting from the application of Statement of Financial Accounting Standards No. 52 shall be excluded;

                  (j) non-recurring cash charges in an aggregate amount not to exceed $5,000,000 during any four (4) consecutive fiscal quarter period shall be excluded;

                  (k) any gains, losses or charges of the U.S. Borrower and its Subsidiaries incurred in connection with the Transactions, including severance, bonus, change of control payments and other compensation charges arising therefrom together with any related provision for taxes on such gain, loss or charge, shall be excluded; and

                  (l) any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by the U.S. Borrower or any of its Subsidiaries during such period shall be excluded.

                  "CONSOLIDATED PARTIES" means the collective reference to Holdings, the U.S. Borrower and its Restricted Subsidiaries, and "CONSOLIDATED PARTY" means any one of them.

                  "CONSOLIDATED REVENUES" shall mean the consolidated revenues of the U.S. Borrower and its Restricted Subsidiaries, as determined in accordance with GAAP.

                  "CONSOLIDATED SCHEDULED FUNDED DEBT PAYMENTS" means, as of any date for the applicable period ending on such date with respect to the Borrower Parties on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness during such period (including the implied principal component of payments due on Capitalized Leases during such period and Synthetic Lease Obligations, but excluding all voluntary prepayments or mandatory prepayments required pursuant to Section 2.05, in each case as applied pursuant to Section 2.05), as determined in accordance with GAAP.

                  "CONTINUING DIRECTORS" shall mean the directors of Holdings on the Closing Date, after giving effect to the Acquisition and the other transactions contemplated hereby, and each other director, if, in each case, such other director's nomination for election to the board of directors of Holdings is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Equity Investors in his or her election by the stockholders of Holdings.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "CONTROL" has the meaning specified in the definition of "Affiliate".

                  "COVENANT TO PAY PARTY" has the meaning specified in Section 10.21.

                  "CREDIT EXTENSION" means each of the following: (a) a Borrowing (including the acceptance of a Canadian BA) and (b) an L/C Credit Extension.

                  "DEBT ISSUANCE" means the issuance by any Person and its Subsidiaries of any Indebtedness for borrowed money.

                  "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                  "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

                  "DEFAULT RATE" means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus
(c) 2.0% per annum; provided, however, that with respect to a Eurodollar Rate Loan, if greater, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

                  "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Term Loans, Revolving Credit Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the applicable Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

                  "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale or issuance of Equity Interests of a Subsidiary of the U.S. Borrower) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that "Disposition" and "Dispose" shall not be deemed to include any issuance by Holdings of any of its Equity Interests to another Person.

                  "DISQUALIFIED EQUITY INTERESTS" means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligations or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety one (91) days after the Maturity Date of the Term Facility; provided that if such Equity Interest is issued to any employee or to any plan for the benefit of employees of the U.S. Borrower or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the U.S. Borrower or such Subsidiary in order to satisfy applicable statutory or regulatory obligations; and provided further that any Equity Interest that would constitute a Disqualified Equity Interest solely because the holders thereof have the right to require the U.S. Borrower to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale shall not constitute a Disqualified Equity Interest if the terms of such Equity Interest provide that the U.S. Borrower may not repurchase or redeem any such Equity Interest pursuant to such provisions prior to the repayment in full of the Obligations.

                  "DOLLAR", "$" and "U.S. DOLLAR" mean the lawful money of the United States.

                  "DOMESTIC OFFICE" means (a) relative to any U.S. Lender, the office of such Lender designated as its "U.S. Domestic Office" on Schedule 2.01 hereto or in an Assignment and Assumption, or such other office within the United States as may be designated from time to time by notice from such Lender to the Agents and the Borrowers; and (b) relative to any Canadian Lender, the office of such Lender designated as its "Canadian Domestic Office" on Schedule
2.01 hereto or in an Assignment and Assumption, or such other office within Canada as may be designated from time to time by notice from such Lender to the Agents and the Borrowers.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia and any other Subsidiary that is not a "controlled foreign corporation" under Section 957 of the Code.

                  "DUTCH COLLATERAL" means all issued share capital of any entity organized under the laws of The Netherlands, including, without limitation, all shares in the issued share capital of Nortek Holding B.V., upon which a Lien is granted to the U.S. Administrative Agent pursuant to any Loan Document that are or are required under the terms of the Loan Documents to be subject to Liens in favor of the U.S. Administrative Agent for the benefit of the Secured Parties.

                  "EARLY PAYMENT AMOUNT" has the meaning given such term in
Section 7.06(d)(ii)(B).

                  "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the applicable Administrative Agent, (ii) in the case of any assignment of a Revolving Credit Commitment, the applicable L/C Issuer and the applicable Swing Line Lender, and (iii) unless an Event of Default has occurred and is continuing (and except in the case of an assignment to an existing Lender or in the case of an assignment in connection with the initial syndication of the Facilities to institutions included on the list previously provided by the U.S. Administrative Agent to the U.S. Borrower), the U.S. Borrower (each such approval not to be unreasonably withheld or delayed).

                  "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, and the common law relating to pollution or the protection of the environment (including ambient air, indoor air, surface wastes, groundwater, land and subsurface strata) and natural resources including those related to Release or threat of Release, or exposure to, or generation, storage, treatment, transport, handling, distribution or disposal of Hazardous Materials.

                  "ENVIRONMENTAL LIABILITY" means any liability or costs, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the U.S. Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUITY CONTRIBUTIONS" means, collectively, (a) (i) the contribution by the Sponsor of an aggregate amount of cash not less than $331,000,000 to Holdings, and (ii) the further contribution by Holdings of all such contribution proceeds to the Company in order to consummate the Acquisition and the Mergers and (b) immediately following the First Merger, the rollover by the Management Shareholders of existing equity of the Target Company into interests in a new deferred compensation plan of Holdings and Equity Interests in Investors LLC.

                  "EQUITY INTERESTS" means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units
in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

                  "EQUITY INVESTORS" means the Sponsor, the Management Shareholders and the other members of Investors LLC as of the Closing Date.

                  "EQUITY ISSUANCE" means any issuance for cash by any Person and its Subsidiaries to any other Person of (a) its Equity Interests, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests. A Disposition shall not be deemed to be an Equity Issuance.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                  "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

                  "EURODOLLAR RATE" shall mean, with respect to any Eurodollar Rate Loan for any Interest Period, the rate per annum determined by the applicable Administrative Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars with a term comparable to such Interest Period that appears on the Telerate British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London, England time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that (i) if no comparable term for an Interest Period is available, the Eurodollar Rate shall be determined using the weighted average of the offered rates for the two terms most nearly corresponding to such Interest Period and (ii) if there shall at any time no longer exist a Telerate British Bankers Assoc. Interest Settlements Rate Page, "Eurodollar Rate" shall mean, with respect to each day during each Interest Period pertaining to Eurodollar Rate Loans constituting a single Borrowing, the rate per annum equal to the rate at which such Administrative Agent is offered deposits in Dollars at approximately 11:00 a.m., London, England time, two Business Days prior to the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of such Borrowing to be outstanding during such Interest Period. "TELERATE BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES PAGE" shall mean the display designated as Page 3750 on the Telerate System Incorporated Service (or such other page as may replace such page on such service for the purpose of displaying the rates at which Dollar deposits are offered by leading banks in the London interbank deposit market).

                  "EURODOLLAR RATE LOAN" means a Loan that bears interest at a rate based on the Eurodollar Rate. Canadian Loans made in Canadian Dollars may not bear interest at the Eurodollar Rate.

                  "EVENT OF DEFAULT" has the meaning specified in Section 8.01.

                  "EXCESS CASH FLOW" means, with respect to any Excess Cash Flow Period of the Borrower Parties on a consolidated basis, an amount equal to Consolidated EBITDA:

                  (a) minus, without duplication, the following items for such Excess Cash Flow Period:

                           (i) cash from operations used to make Capital
                  Expenditures,

                           (ii) total interest expense paid in cash,

                           (iii) Consolidated Cash Taxes, including cash
                  payments for federal, state and other income tax liabilities incurred prior to the Closing Date,

                           (iv) Consolidated Scheduled Funded Debt Payments,

                           (v) Restricted Payments made by the Borrower Parties
                  permitted by Section 7.06(d) and (f),

                           (vi) voluntary prepayments of any Indebtedness (other
                  than the Obligations); provided that (1) such prepayments are otherwise permitted hereunder and (2) if such Indebtedness consists of a revolving line of credit, the commitments under such line of credit are permanently reduced by the amount of such prepayment,

                           (vii) letter of credit fees,

                           (viii) proceeds received by the Borrower Parties from
                  insurance claims with respect to casualty events, business interruption or product recalls which reimburse prior business expenses,

                           (ix) cash payments made in satisfaction of
                  non-current liabilities (including the current portion thereof),

                           (x) cash expenses incurred in connection with the
                  Transaction or, to the extent permitted hereunder, cash from operations used to consummate any Investment permitted by
                  Section 7.02 (other than an Investment in the U.S. Borrower or a Restricted Subsidiary), Equity Issuance or Debt Issuance (whether or not consummated),

                           (xi) fees and expenses in connection with the
                  exchange of the Senior Subordinated Notes for registered notes with identical terms as contemplated by the Senior Subordinated Notes Indenture or exchanges or refinancings permitted by Section 7.14,

                           (xii) cash indemnity payments received pursuant to
                  indemnification provisions in any agreement in connection with a Permitted Acquisition (or in any similar agreement related to any other Acquisition consummated prior to the Closing
                  Date),

                           (xiii) all non-recurring cash charges,

                           (xiv) cash expenses incurred in connection with
                  deferred compensation arrangements,

                           (xv) management fees permitted by Section 7.08(d),

                           (xvi) cash from operations used to consummate a
                  Permitted Acquisition,

                           (xvii) the Net Cash Proceeds of Permitted Cure
                  Issuances,

                           (xviii) extraordinary cash losses and cash losses
                  from Dispositions,

                           (xix) cash expenditures in respect of Swap Contracts,

                           (xx) cash losses from discontinued operations, and

                           (xxi) the amount, if any, by which Working Capital
                  increased during such Excess Cash Flow Period;

                  (b) plus, without duplication, the following items for such Excess Cash Flow Period:

                           (i) cash income in respect of Swap Contracts, and

                           (ii) the amount, if any, by which Working Capital
                  decreased during such Excess Cash Flow Period.

                  "EXCESS CASH FLOW PERIOD" means each fiscal year of the U.S. Borrower.

                  "EXCLUDED CONSIDERATION" means, with respect to any Permitted Acquisition, consideration consisting of (a) any Equity Interests (other than Disqualified Equity Interests) of Holdings issued to the seller of the Equity Interests, property or assets acquired in such Permitted Acquisition, (b) to the extent not required at such time to prepay the Loans pursuant to Section 2.05(b), consideration consisting of the Net Cash Proceeds of (i) Specified Issuance Proceeds Not Otherwise Applied, (ii) any Disposition by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries of the type described in Sections 7.05(f), (l) and (m) Not Otherwise Applied or (iii) any Casualty Event Not Otherwise Applied that occurs subsequent to the Closing Date and (c) 25% of the amount of Excess Cash Flow for any fiscal year (commencing with the fiscal year ending December 31, 2005).

                  "EXECUTIVE ORDER" has the meaning specified in Section
5.22(a).

                  "EXISTING INCREASED FACILITY LENDERS" has the meaning specified in Section 2.06(f).

                  "EXISTING LETTERS OF CREDIT" means the Canadian Existing Letters of Credit and the U.S. Existing Letters of Credit.

                  "EXISTING NOTES" means (i) the Senior Discount Notes, (ii) the Floating Rate Notes and (iii) the Nortek Existing Senior Subordinated Notes.

                  "EXISTING NOTES INDENTURES" means (i) the Indenture, dated as of November 24, 2003, as amended and supplemented from time to time, by and among the Target Company and U.S. Bank National Association, pursuant to which the Senior Discount Notes were issued, (ii) the Indenture, dated as of March 1, 2004, as amended and supplemented from time to time, by and among Nortek, Inc. and U.S. Bank National Association, pursuant to which the Floating Rate Notes were issued, and (iii) the Indenture, dated as of June 12, 2001, as amended and supplemented from time to time, by and among Nortek, Inc. and U.S. Bank National Association, as successor in interest to State Street Bank and Trust Company, pursuant to which the Nortek Existing Senior Subordinated Notes were issued.

                  "EXISTING NOTES TENDER OFFER" means the offer by the Target Company and Nortek, Inc. to purchase any and all of the Existing Notes and the consent solicitation by the Company to certain amendments of the Existing Notes Indentures, all as described in the Existing Notes Tender Offer Documents.

                  "EXISTING NOTES TENDER OFFER DOCUMENTS" means (a) the Offer to Purchase and Consent Solicitation Statement (the "OFFER TO PURCHASE"), dated July 20, 2004, (b) the Dealer Manager Agreement between the Target Company, Nortek, Inc., UBS Securities LLC and Credit Suisse First Boston LLC, dated July 20, 2004, and (c) the supplemental indentures contemplated by the Offer to Purchase (to be entered into as of the Closing Date).

                  "FACILITY" means the U.S. Facility and the Canadian Facility, as the context may require.

                  "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for the day for such transactions received by the applicable Administrative Agent from three federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means the letter agreement, dated July 15, 2004, among the Company, the Arrangers and UBS Loan Finance LLC.

                  "FIRST MERGER" has the meaning specified in the Preliminary Statements to this Agreement.

                  "FLOATING RATE NOTES" means all Senior Floating Rate Notes due 2010 issued by Nortek, Inc. pursuant to the Indenture, dated as of March 1, 2004, as amended and supplemented from time to time, by and among Nortek, Inc. and U.S. Bank National Association.

                  "FOREIGN LENDER" has the meaning specified in Section 10.15(a)(i).

                  "FOREIGN PLAN" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the U.S. Borrower or any Subsidiary with respect to employees employed outside the United States.

                  "FOREIGN SUBSIDIARY" means any direct or indirect Subsidiary of the U.S. Borrower which is not a Domestic Subsidiary.

                  "FRB" means the Board of Governors of the Federal Reserve System of the United States.

                  "FUND" means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

                  "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "GRANTING LENDER" has the meaning specified in Section
10.07(g).

                  "GUARANTEE" means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term "Guarantee" shall not include guarantees of lease payments entered into in the ordinary course of business except to the extent required in accordance with GAAP to be reflected on a balance sheet in accordance with Financial Accounting Standards Board Interpretation No. 45. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "GUARANTEE" as a verb has a corresponding meaning.

                  "GUARANTORS" means, collectively, Holdings, the U.S. Subsidiary Guarantors and each of the Canadian Guarantors. Each of the Guarantors on the Closing Date, other than Holdings and the U.S. Borrower, is listed on Schedule I.

                  "GUARANTY" means, collectively, the Parent Guaranty, the U.S. Subsidiary Guaranty and the Canadian Guaranty.

                  "HAZARDOUS MATERIALS" means all pollutants, contaminants, chemicals, constituents substances, or wastes, including petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, of any nature regulated pursuant to or which can give rise to liability under any Environmental Law.

                  "HEDGE BANK" means any Person that is an Arranger or a Lender or an Affiliate of an Arranger or a Lender, in its capacity as a party to a Secured Hedge Agreement.

                  "HOLDINGS" has the meaning specified in the introductory paragraph to this Agreement.

                  "HOLDINGS CONSOLIDATED LEVERAGE RATIO" means, with respect to the Consolidated Parties on a consolidated basis, as of the end of any fiscal quarter of the U.S. Borrower for the four (4) fiscal quarter period ending on such date, the ratio of (a) Consolidated Funded Indebtedness (net of the amount of Unrestricted Cash on hand on such date) of the Consolidated Parties on the last day of such period to (b) Consolidated EBITDA of the Consolidated Parties for such period.

                  "HONOR DATE" has the meaning specified in Section 2.03(c)(i).

                  "ICC" has the meaning specified in Section 2.03(h).

                  "INCREASED FACILITY" has the meaning set forth in Section 2.06(d).

                  "INCREASED LENDER" has the meaning set forth in Section
2.06(d).

                  "INCREMENTAL TERM LOANS" has the meaning set forth in Section 2.14(a).

                  "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) the maximum amount (after giving effect to any prior drawings or permanent reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

                  (c) net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than accrued expenses and trade debt incurred in the ordinary course of business) which would appear as liabilities on a balance sheet of such Person;

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) all Attributable Indebtedness;

                  (g) all obligations of such Person in respect of Disqualified Equity Interests; and

                  (h) all Guarantees of such Person in respect of any of the foregoing;

provided, that "Indebtedness" shall not include any post-closing payment adjustments or earn-out, non-competition or consulting obligations existing on the Closing Date or incurred in connection with Investments permitted under
Section 7.02 until such obligations are required in accordance with GAAP to be reflected as a liability on the balance sheet of the applicable Person

                  For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

                  "INDEMNIFIED LIABILITIES" has the meaning set forth in Section 10.05.

                  "INDEMNITEES" has the meaning set forth in Section 10.05.

                  "INFORMATION" has the meaning specified in Section 10.08.

                  "INFORMATION MEMORANDUM" means the confidential information memorandum dated July 2004 used by the Arrangers in connection with the syndication of the Commitments.

                  "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means, collectively, the intellectual property security agreement, substantially in the form of Exhibit I hereto together with each other intellectual property security agreement supplements executed and delivered pursuant to Section 6.12 or the Security Agreement.

                  "INTERCOMPANY NOTE" means an intercompany note, substantially in the form of Exhibit L hereto, executed by Holdings and each of its Subsidiaries and endorsed in blank by each of the U.S. Loan Parties.

                  "INTEREST COVERAGE RATIO" means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of the U.S. Borrower for the four (4) fiscal quarter period ending on such date with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated EBITDA of the Borrower Parties to (b) Consolidated Interest Charges of the Borrower Parties; provided that when calculating the Interest Coverage Ratio, Consolidated Interest Charges shall be equal to (i) for purposes of any calculation of the Interest Coverage Ratio, for the four fiscal quarter period ending December 31, 2004, the product of (A) Consolidated Interest Charges of the U.S. Borrower for the fiscal quarter ending December 31, 2004 multiplied by
(B) four (4); (ii) for the four fiscal quarter period ending April 2, 2005, Consolidated Interest Charges calculated for the two (2) fiscal quarters ending April 2, 2005 multiplied by two (2); and (iii) for the four fiscal quarter period ending July 3, 2005, Consolidated Interest Charges calculated for the three (3) fiscal quarters ending July 3, 2005 multiplied by one and one-third (4/3).

                  "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

                  "INTEREST PERIOD" means (i) as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent available to all Term Lenders, U.S. Revolving Lenders or Canadian Lenders, as applicable, nine or twelve months thereafter, as selected by a Borrower in its Committed Loan Notice and (ii) relative to any Canadian BA or Acceptance Note, the period beginning on (and including) the date on which such Canadian BA is accepted or rolled over pursuant to Article II or such Acceptance Note is issued pursuant to Article II and continuing to (but excluding) the date which is approximately 30, 60, 90 or 180 days thereafter (or, if requested by the relevant Canadian Borrower and available to each Canadian Lender, the date which is approximately 14 days, nine months or twelve months thereafter) as a Canadian Borrower may select in its relevant notice pursuant to Section 2.02; provided that:

                  (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

                  (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

                  (d) until the earlier of (i) the date on which the Arrangers have notified the U.S. Borrower that a successful syndication (as determined by the Arrangers) has been achieved and (ii) the 30th day following the Closing Date, the U.S. Borrower shall only be permitted to request Interest Periods of one month's duration.

                  "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (h) of the definition of "Indebtedness" set forth in this Section 1.01 in respect of such Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

                  "INVESTORS LLC" means THL-Nortek Investors, LLC, a Delaware limited liability company.

                  "IP RIGHTS" has the meaning set forth in Section 5.17.

                  "IP SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in the Security Agreement.

                  "IRS" means the United States Internal Revenue Service.

                  "JOINT VENTURE" means any Person which is not a Restricted Subsidiary of the U.S. Borrower in which the U.S. Borrower owns directly or indirectly more than 20% of the voting stock.

                  "JUNIOR FINANCING" has the meaning specified in Section 7.14.

                  "JUNIOR FINANCING DOCUMENTATION" means the Senior Subordinated Notes, the Senior Subordinated Notes Indenture, the Nortek Existing Senior Subordinated Notes and the Existing Indenture governing the Nortek Existing Senior Subordinated Notes and any documentation governing any other Junior Financing.

                  "LANDLORD CONSENT" has the meaning specified in Section
6.16(b).

                  "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                  "L/C ADVANCE" means (a) with respect to each U.S. Revolving Credit Lender, such Lender's funding of its participation in any U.S. L/C Borrowing in accordance with its Pro Rata Share and (b) with respect to each Canadian Lender, such Canadian Lender's funding of its participation in any Canadian L/C Borrowing in accordance with its Pro Rata Share.

                  "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a U.S. Revolving Credit Borrowing or a Canadian Borrowing, as applicable.

                  "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

                  "L/C ISSUER" means the U.S. L/C Issuer or the Canadian L/C Issuer, as applicable.

                  "L/C OBLIGATIONS" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

                  "LENDER" means the U.S. Lenders and the Canadian Lenders and, as the context requires (including, without limitation, for purposes of Sections
10.04 and 10.05), includes the L/C Issuers and the Swing Line Lenders.

                  "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify each Borrower and the applicable Administrative Agent.

                  "LETTER OF CREDIT" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

                  "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

                  "LETTER OF CREDIT EXPIRATION DATE" means the day that is five
(5) days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day) under which such Letter of Credit was issued.

                  "LEVERAGE RATIO" means, with respect to the Borrower Parties on a consolidated basis, as of the end of any fiscal quarter of the U.S. Borrower for the four (4) fiscal quarter period ending on such date, the ratio of (a) Consolidated Funded Indebtedness (net of the amount of Unrestricted Cash on hand on such date) of the Borrower Parties on the last day of such period to
(b) Consolidated EBITDA of the Borrower Parties for such period.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

                  "LOAN" means an extension of credit by a Lender to a Borrower under Article II in the form of a U.S. Loan, a Canadian Loan or a Canadian Swingline Loan and shall include without limitation all Canadian BAs in respect of which any Canadian Lender has not received payment in full. References herein to the "principal amount" of a Loan shall, when referring to a Canadian BA, mean the face amount thereof.

                  "LOAN DOCUMENTS" means, collectively, (a) for purposes of this Agreement and the Notes and any amendment, supplement or other modification hereof or thereof and for all other purposes other than for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Application, (vii) the Acceptance Notes and (viii) Canadian BAs and (b) for purposes of the Guaranty and the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents,
(v) each Letter of Credit Application, (vi) the Fee Letter, (vii) each Secured Hedge Agreement and each Secured Cash Management Agreement, and (viii) the Assumption Agreement.

                  "LOAN PARTIES" means, collectively, each Borrower and each Guarantor.

                  "MANAGEMENT SHAREHOLDERS" means Richard L. Bready and the other members of management of the U.S. Borrower or its Subsidiaries who are investors in Holdings on the Closing Date.

                  "MASTER AGREEMENT" has the meaning specified in the definition of "Swap Contract".

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse effect on the condition (financial or otherwise), business, operations, assets or liabilities of the U.S. Borrower and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the U.S. Borrower or the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

                  "MATERIAL DISPOSITION" means any Disposition by the U.S. Borrower or any Restricted Subsidiary of property constituting all or substantially all the Equity Interests in any

Subsidiary or any division, product line or facility used for operations of the U.S. Borrower or any of its Subsidiaries with a fair market value in excess of $5,000,000.

                  "MATERIAL REAL ESTATE" means any parcel of real property that is fee owned by a U.S. Loan Party, other than any parcel of real property that
(i) has a fair market value less than $2,000,000 or (ii) is subject to a Lien permitted by Section 7.01(p) which prohibits the granting of a Lien to the U.S. Administrative Agent.

                  "MATURITY DATE" means (a) with respect to the U.S. Revolving Credit Facility, the earlier of (i) August 27, 2010 and (ii) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitments, and the Swing Line Commitments pursuant to Section 2.06(a) or 8.02,
(b) with respect to the Canadian Facility, the earlier of (i) August 27, 2010 and (ii) the date of termination in whole of the Canadian Credit Commitments pursuant to Section 2.06(a) or 8.02, and (c) with respect to the Term Facility, the earlier of (i) August 27, 2011 and (ii) the date of acceleration of the Term Loans pursuant to Section 8.02.

                  "MAXIMUM RATE" has the meaning specified in Section 10.10.

                  "MERGERS" has the meaning specified in the Preliminary Statements to this Agreement.

                  "MINORITY LENDERS" shall have the meaning assigned to such term in Section 10.01.

                  "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

                  "MORTGAGE" means, collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent for the benefit of the Secured Parties substantially in the form of Exhibit H-1 or H-2, as applicable (with such changes as may be customary to account for local law matters), together with each other mortgage executed and delivered pursuant to Section 4.01(a)(xi) and Section 6.12.

                  "MORTGAGE POLICIES" has the meaning specified in Section 4.01(a)(xi)(B).

                  "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or, during the preceding five plan years, has made or been obligated to make contributions.

                  "NET CASH PROCEEDS" means:

                  (a) with respect to the Disposition of any asset by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of Holdings, the U.S. Borrower or any of its Restricted Subsidiaries) over (ii) the sum of (A) the principal amount and premium, if any, of any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by Holdings, the U.S. Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve;

                  (b) with respect to the issuance of any Equity Interest by Holdings or any of its Subsidiaries, the excess of (i) the sum of the cash and Cash Equivalents received in connection with such issuance over (ii) the investment banking fees, underwriting discounts and commissions, taxes and other out-of-pocket expenses and other customary expenses, incurred by Holdings or such Subsidiary in connection with such issuance; and

                  (c) with respect to the incurrence or issuance of any Indebtedness by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such sale over (ii) the investment banking fees, underwriting discounts and commissions, and other out-of-pocket expenses and other customary expenses, incurred by Holdings, the U.S. Borrower or such Restricted Subsidiary in connection with such sale.

                  "NON-GUARANTOR DOMESTIC SUBSIDIARY" means each Domestic Subsidiary listed on Schedule 1.01(c) hereto and each other Domestic Subsidiary formed or acquired after the date hereof, in each case, for so long as (i) all property of such Subsidiary has a fair market value in the aggregate of less than $100,000, (ii) such Subsidiary does not have any Indebtedness (including by way of Guarantee) in respect of money borrowed, and (iii) such Subsidiary is not engaged in any substantial business activities.

                  "NONRENEWAL NOTICE DATE" has the meaning specified in Section 2.03(b)(iii).

                  "NORTEK EXISTING SENIOR SUBORDINATED NOTES" means all outstanding 9 7/8% Senior Subordinated Notes due 2011 issued by Nortek, Inc. pursuant to the Indenture, dated as of

June 12, 2001, as amended and supplemented from time to time, by and among Nortek, Inc. and U.S. Bank National Association, as successor in interest to State Street Bank and Trust Company.

                  "NOT OTHERWISE APPLIED" means, with reference to any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow, that such amount (a) was not required to be applied to prepay the Loans pursuant to
Section 2.05(b), (b) was not previously included in a calculation of "Consolidated EBITDA" pursuant to clause (b)(xvii) of the definition thereof and
(c) was not previously applied in determining the permissibility of a transaction (including, without limitation, the making of an Investment, Restricted Payment, capital expenditure or refinancing of Junior Financing) under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount. The U.S. Borrower shall promptly notify the U.S. Administrative Agent of any application of such amount as contemplated by (c) above.

                  "NOTE" means a Term Note or a Revolving Credit Note, as the context may require.

                  "NOTICE OF INTENT TO CURE" has the meaning specified in
Section 6.02(b).

                  "NOTIONAL BA PROCEEDS" means, relative to a particular Canadian BA Rate Loan, the face amount of such Canadian BAs multiplied by the price (which product shall be rounded to the nearest full cent, with one-half cent being rounded upward), where the price is calculated by dividing one by the sum of one plus the product of (i) the Canadian BA Rate applicable thereto expressed as a decimal fraction, multiplied by (ii) a fraction, the numerator of which is the term of such Canadian BAs in days and the denominator of which is 365 (which price will be rounded to the nearest 0.001%); less, the per annum Canadian BA Stamping Fee multiplied by the face amount of the applicable Canadian BAs, and multiplying the result by a fraction, the numerator of which is the actual number of days in the period commencing on the date of acceptance of such Canadian BAs and continuing to (but excluding) the maturity date of such Canadian BAs, and the denominator of which is 365 (such fee to be non-refundable and fully earned upon acceptance of such Canadian BAs).

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party (including for the avoidance of doubt, the Canadian Loan Parties) arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party in accordance with the terms of the Loan Documents.

                  "OFAC" has the meaning given to such term by Section 5.22(b).

                  "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

                  "OTHER TAXES" has the meaning specified in Section 3.01(b).

                  "OUTSTANDING AMOUNT" means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date (and calculated with respect to any Loans denominated in Canadian Dollars, at the U.S. Dollar Equivalent thereof as of the most recent Revaluation Date); and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date (calculated with respect to any Letters of Credit denominated in Canadian Dollars, at the U.S. Dollar Equivalent thereof as of the most recent Revaluation Date), including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "PARENT GUARANTY" means the Parent Guaranty made by Holdings in favor of the Administrative Agents on behalf of the Lenders, substantially in the form of Exhibit F-1.

                  "PARTICIPANT" has the meaning specified in Section 10.07(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

                  "PERFECTION CERTIFICATE" shall mean a certificate in the form of Exhibit M-1 or any other form approved by the Administrative Agents, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

                  "PERFECTION CERTIFICATE SUPPLEMENT" shall mean a certificate supplement in the form of Exhibit M-2 or any other form approved by the Administrative Agents.

                  "PERMITTED ACQUISITION" has the meaning specified in Section 7.02(h).

                  "PERMITTED CURE ISSUANCE" has the meaning specified in clause
(b)(xvii) of the definition of "Consolidated EBITDA".

                  "PERMITTED ENCUMBRANCES" has the meaning specified in the Mortgages.

                  "PERMITTED EQUITY ISSUANCE" means any sale or issuance of any Equity Interests (other than Disqualified Equity Interests) of Holdings to the extent (a) permitted hereunder and (b) the Net Cash Proceeds thereof are not required to be applied to the prepayment of the Loans pursuant to Section 2.05(b).

                  "PERMITTED HOLDCO DEBT" has the meaning specified in Section 7.03(c)(ii).

                  "PERMITTED REFINANCING" means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder (to the extent such commitments could be drawn at the time of such refinancing in compliance with the Credit Agreement) or as otherwise permitted pursuant to Section 7.03, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed or extended Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) such modification, refinancing, refunding, renewal or extension is incurred and/or guaranteed by only the Persons who are the obligors on the Indebtedness being modified, refinanced, refunded, renewed or extended, and (f) at the time thereof, no Default shall have occurred and be continuing.

                  "PERMITTED SUBORDINATED INDEBTEDNESS" means any unsecured Indebtedness of the U.S. Borrower that (a) is expressly subordinated to the prior payment in full in cash of the Obligations on terms and conditions no less favorable to the Lenders than the terms and conditions of the Senior Subordinated Notes, (b) will not mature prior to the date that is ninety-one
(91) days after the Maturity Date of the Term Facility, (c) has no scheduled amortization or payments of principal prior to the Maturity Date of the Term Facility, and (d) has covenant, default and remedy provisions no more restrictive, or mandatory prepayment, repurchase or redemption provisions no more onerous or expansive in scope, than those contained in the Senior Subordinated Notes Indenture, taken as a whole; provided any such Indebtedness shall constitute Permitted Subordinated Indebtedness only if (i) both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing, and (ii) if the amount of such Indebtedness issued or incurred in any fiscal quarter exceeds $5,000,000, the Chief Financial Officer of the U.S. Borrower shall have delivered an officer's certificate demonstrating Pro Forma Compliance with the covenants set forth in
Section 7.11 in form and substance reasonably satisfactory to the U.S. Administrative Agent, it being understood that any capitalized or paid-in-kind interest or accreted principal on such Indebtedness shall not constitute an issuance or incurrence of Indebtedness for purposes of this proviso.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

                  "PLEDGED DEBT" has the meaning set forth in the U.S. Security Agreement.

                  "PLEDGED INTERESTS" has the meaning set forth in the U.S. Security Agreement.

                  "POST-INCREASE REVOLVING LENDERS" has the meaning specified in
Section 2.15(b).

                  "PPSA" means the Personal Property Security Act (Ontario) and the regulations thereunder, as from time to time in effect; provided, however, if attachment, perfection or priority of any security interests in any Collateral is governed by the personal property security laws of any jurisdiction other than Ontario, "PPSA" shall mean those personal property security laws in such other jurisdiction relating to such attachment, perfection or priority of any security interests in any Collateral.

                  "PRE-INCREASE REVOLVING LENDERS" has the meaning specified in
Section 2.15(b).

                  "PRO FORMA BASIS," "PRO FORMA COMPLIANCE" and "PRO FORMA EFFECT" mean, for purposes of calculating the Holdings Consolidated Leverage Ratio, the Interest Coverage Ratio and the Leverage Ratio for any period, that any Specified Transaction that has been consummated in such period and the following transactions in connection therewith shall be deemed to have occurred as of the first day of such period:
(a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Material Disposition, shall be excluded, (ii) in the case of a Permitted Acquisition or Investment described in the definition of "Specified Transaction", shall be included and (iii) in the case of a Permitted Acquisition, solely for purposes of calculating compliance with the financial covenants set forth in Section 7.11, Pro Forma Cost Savings shall also be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the U.S. Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that the foregoing pro forma adjustments may be applied to the financial covenants set forth in Section 7.11 solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and Consolidated Interest Expense and give effect to events that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the U.S. Borrower and its Restricted Subsidiaries and (z) factually supportable.

                  "PRO FORMA COST SAVINGS" means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to a Permitted Acquisition or Investment included in the definition of Specified Transaction that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the date of determination and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of this Agreement, (ii) were actually implemented by the business that was the subject of any such Specified Transaction within six months after the date of such Specified Transaction and prior to the date of determination that are supportable and quantifiable by the underlying accounting records of such business or (iii) relate to the business that is the subject of any such Specified Transaction and that the U.S. Borrower reasonably determines are probable based upon specifically identifiable actions to be taken within six months of the date of such Specified Transaction and, in the case of each of (i), (ii) and (iii), are described, as provided below, in a certificate of a Responsible Officer of the U.S. Borrower in form satisfactory to the U.S. Administrative Agent, as if all such reductions in costs had been effected as of the beginning of such period

                  "PRO RATA SHARE" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or Facilities at such time; provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

                  "QUALIFYING IPO" means the issuance by Holdings of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

                  "REAL PROPERTIES" means those U.S. properties listed on
Schedule 1.01(a) and Schedule 6.16(b) hereto.

                  "REALLOCATED COMMITMENTS" has the meaning set forth in Section 2.06(d).

                  "REALLOCATION EFFECTIVENESS DATE" shall have the meaning set forth in Section 2.06(f).

                  "REDUCED FACILITY" has the meaning set forth in Section
2.06(d).

                  "REDUCED LENDER" has the meaning set forth in Section 2.06(d).

                  "REFINANCED TERM LOANS" has the meaning set forth in Section 10.01.

                  "REGISTER" has the meaning set forth in Section 10.07(c).

                  "RELEASE" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing in, into or onto the environment.

                  "REMAINING REDUCED FACILITY LENDERS" shall have the meaning assigned to such term in Section 2.06(f).

                  "REPLACEMENT TERM LOANS" has the meaning set forth in Section 10.01.

                  "REPORTABLE EVENT" means any of the events set forth in
Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

                  "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

                  "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

                  "REQUISITE CLASS LENDERS" means, at any time of determination,
(i) for the Term Lenders, Lenders holding more than 50% of the aggregate unused Term Commitments of all Lenders and Outstanding Amount of Term Loans of all Lenders; (ii) for the U.S. Revolving Credit Lenders, Lenders holding more than 50% of the aggregate outstanding amount of all U.S. Revolving Loans, unused U.S. Revolving Credit Commitments and participations in U.S. Letters of Credit and U.S. Swing Line Loans of all Lenders; and (iii) for the Canadian Lenders, Lenders holding more than 50% of the aggregate Outstanding Amount of all Canadian Loans, unused Canadian Credit Commitments and participations in Canadian Letters of Credit and Canadian Swing Line Loans of all Lenders; provided that the Commitments, Loans and participations held by any Defaulting Lender shall be excluded for purposes of making a determination of the Requisite Class Lenders.

                  "RESPONSIBLE OFFICER" means the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of a Loan Party and, as to any document delivered on the Closing Date, any vice president, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

                  "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of Holdings, the U.S. Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to Holdings or the U.S. Borrower's stockholders, partners or members (or the equivalent Persons thereof).

                  "RESTRICTED SUBSIDIARY" means each Subsidiary of the U.S. Borrower that is not an Unrestricted Subsidiary.

                  "REVALUATION DATE" means (a) the CAM Exchange Date; (b) with respect to any Canadian Loan accruing interest at the Canadian Prime Rate and each Canadian BA, each of the following: (i) each date of a Borrowing of such Canadian Loan and (ii) such additional dates as the Canadian Administrative Agent shall determine or, following an Event of Default, the Requisite Class Lenders holding Canadian Credit Commitments shall require; and (c) with respect to Canadian Letters of Credit denominated in Canadian Dollars, each of the following: (i) the date of issuance of such Letter of Credit, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Canadian L/C Issuer under any such Letter of Credit and (iv) such additional dates as the Canadian Administrative Agent or the Canadian L/C Issuer shall determine or, following an Event of Default, the Requisite Class Lenders holding Canadian Credit Commitments shall require.

                  "REVOLVING CREDIT BORROWING" means a U.S. Revolving Credit Borrowing and/or a Canadian Borrowing, as applicable.

                  "REVOLVING CREDIT COMMITMENT" means the U.S. Revolving Credit Commitment and the Canadian Credit Commitment.

                  "REVOLVING CREDIT COMMITMENTS INCREASE EFFECTIVE DATE" has the meaning specified in Section 2.15(b).

                  "REVOLVING CREDIT EXPOSURE" means at any time, the aggregate of Canadian Exposure of all Canadian Lenders plus the aggregate U.S. Revolving Credit Exposure of all U.S. Revolving Credit Lenders.

                  "REVOLVING CREDIT FACILITY" means the U.S. Revolving Credit Facility and the Canadian Facility.

                  "REVOLVING CREDIT LENDER" means, as the context may require, a U.S. Revolving Credit Lender and/or a Canadian Lender.

                  "REVOLVING CREDIT LOAN" means, as the context may require, a U.S. Revolving Credit Loan and/or a Canadian Loan.

                  "REVOLVING CREDIT NOTE" means, as the context may require, a U.S. Revolving Credit Note and/or a Canadian Note.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "SECOND MERGER" has the meaning specified in the Preliminary Statements to this Agreement.

                   "SECURED HEDGE AGREEMENT" means any interest rate Swap Contract relating to the Loans permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.

                  "SECURED OBLIGATIONS" has the meaning specified in the U.S. Security Agreement.

                  "SECURED PARTIES" means, collectively, the Administrative Agents, each other Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by an Administrative Agent from time to time pursuant to Section 9.01(c).

                  "SECURITY AGREEMENT" means, as the context may require, the U.S. Security Agreement and the Canadian Security Agreement.

                  "SECURITY AGREEMENT SUPPLEMENT" has the meaning specified in the applicable Security Agreement.

                  "SENIOR DISCOUNT NOTES" means all outstanding 10% Senior Discount Notes due 2011 issued by the Target pursuant to the Indenture, dated as of November 24, 2003, as amended and supplemented from time to time, by and among the Target and U.S. Bank National Association.

                  "SENIOR SUBORDINATED NOTES" means the 8.50% unsecured senior subordinated notes of the U.S. Borrower due 2014 in an aggregate principal amount of $625,000,000 issued on the Closing Date, and any exchange notes issued in exchange therefor, in each case, pursuant to the Senior Subordinated Notes Indenture.

                  "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture dated as of the Closing Date between U.S. Bank National Association, the U.S. Borrower and the Guarantors, together with all instruments and other agreements in connection therewith, as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning specified in Section 10.07(g).

                  "SPECIFIED EQUITY ISSUANCES" means the sale or issuance by Holdings of any of its Equity Interests in a public offering or in a private placement or sale that is underwritten, managed, arranged, placed or initially purchased by an investment bank (it being understood that the Sponsor is not an investment bank), which, for the avoidance of doubt, does not include the sale or issuance of any such Equity Interests (a) to the Equity Investors, their Affiliates, related funds and limited partners, (b) to other Persons making additional equity investments together with the Equity Investors after the Closing Date, (c) the proceeds of which are used to fund Investments permitted by Section 7.02 or (d) issued as compensation to employees or consultants of Holdings, the U.S. Borrower or any of its Restricted Subsidiaries or to management of Holdings, the U.S. Borrower or any of its Restricted Subsidiaries in the ordinary course of business.

                  "SPECIFIED ISSUANCE PROCEEDS" means the Net Cash Proceeds of
(a) Permitted Equity Issuances (other than Permitted Cure Issuances) to the Equity Investors or to other Persons making additional equity investments together with the Equity Investors after the Closing Date, (b) the issuance of Permitted Holdco Debt after the Closing Date and (c) the issuance of Permitted Subordinated Indebtedness by the U.S. Borrower, provided, in the case of clauses (a) and (b), such Net Cash Proceeds shall have been actually received by the U.S. Borrower (through capital contributions of such Net Cash Proceeds by Holdings to the U.S. Borrower).

                  "SPECIFIED TRANSACTION" means, for any applicable period, the following transactions: (a) any Permitted Acquisition or any Investment (or series of related Investments) made pursuant to Section 7.02(n) to the extent consisting of the contribution(s) or other transfer(s) of any property (other than cash) to a Joint Venture for consideration less than the fair market value of such property, (b) any Material Dispositions and (c) any redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary.

                  "SPONSOR" means Thomas H. Lee Partners, L.P. and its
Affiliates.

                  "SPONSOR MANAGEMENT AGREEMENT" means the Management Agreement dated the Closing Date between THL Managers V, LLC and Holdings, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

                  "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the U.S. Borrower.

                  "SUPER MAJORITY LENDERS" shall have the meaning assigned to such term in Section 10.01.

                  "SUPPLEMENTAL ADMINISTRATIVE AGENT" has the meaning specified in Section 9.13 and "SUPPLEMENTAL ADMINISTRATIVE AGENTS" shall have the corresponding meaning.

                  "SURVIVING CORPORATION" has the meaning specified in the Preliminary Statements to this Agreement.

                  "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

                  "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

                  "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to Section 2.04.

                  "SWING LINE LENDER" means the U.S. Swing Line Lender or the Canadian Swing Line Lender, as applicable.

                  "SWING LINE LOAN" has the meaning set forth in Section 2.04(a)(ii).

                  "SWING LINE NOTICE" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B-1, with respect to any U.S. Swing Line Borrowing or Exhibit B-2, with respect to any Canadian Swing Line Borrowing.

                  "SYNDICATION AGENT" means Credit Suisse First Boston, acting through its Cayman Islands Branch, as Syndication Agent under the Loan Documents.

                  "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.

                  "TARGET COMPANY" has the meaning specified in the Preliminary Statements to this Agreement.

                  "TAX REDUCTION AMOUNT" has the meaning set forth in Section 7.06(d)(ii)(B).

                  "TAXES" has the meaning specified in Section 3.01(a).

                  "TERM BORROWING" means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

                  "TERM COMMITMENT" means, as to each Term Lender, its obligation to make Term Loans to the U.S. Borrower pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "Term Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Commitment of all Term Lenders shall be $700,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

                  "TERM COMMITMENTS INCREASE EFFECTIVE DATE" has the meaning set forth in Section 2.14(b).

                  "TERM FACILITY" means, at any time, (a) prior to the initial advance of the Term Loans, the aggregate Term Commitments of all Term Lenders at such time, and (b) thereafter, the aggregate Term Loans of all Lenders at such time.

                  "TERM LENDER" means, at any time, any Lender that has a Term Commitment at such time.

                  "TERM LOAN" means an advance made by any Term Lender under the Term Facility.

                  "TERM NOTE" means a promissory note of the U.S. Borrower payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate indebtedness of the U.S. Borrower to such Term Lender resulting from the Term Loans made by such Term Lender.

                  "THRESHOLD AMOUNT" means $20,000,000.

                  "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

                  "TRANCHE" means, as the context may require, the Loans constituting Term Loans, U.S. Revolving Credit Loans or Canadian Loans.

                  "TRANSACTION" means, collectively, (a) the Equity Contributions, (b) the Acquisition, the First Merger and the Second Merger, (c) the refinancing of, and termination of all outstanding Indebtedness of the Target Company and its Subsidiaries (other than Indebtedness permitted by Section 7.03), (d) the issuance and sale of the Senior Subordinated Notes, (e) the funding of the Term Loans, (f) the execution and effectiveness of the supplemental indentures on the terms described in the Offer to Purchase to each Existing Indenture by the Target or Nortek, Inc., as applicable, and the applicable trustees, (g) the consummation of any other transactions in connection with the foregoing, and (h) the payment of the fees and expenses incurred in connection with any of the foregoing.

                  "TYPE" means, with respect to a Loan, its character as a Base Rate Loan, Canadian BA Rate Loan or a Eurodollar Rate Loan.

                  "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

                  "UNITED STATES" and "U.S." mean the United States of America.

                  "UNREIMBURSED AMOUNT" has the meaning set forth in Section 2.03(c)(i).

                  "UNRESTRICTED CASH" means any cash or Cash Equivalents that would not be required to be classified as restricted cash on a balance sheet prepared in accordance with GAAP.

                  "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the U.S. Borrower, that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the board of directors of the U.S. Borrower, as provided below). The board of directors of the U.S. Borrower may designate any Subsidiary of the U.S. Borrower (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired), to be an Unrestricted Subsidiary if (a) no Default is existing or will occur as a consequence thereof, (b) such Subsidiary does not own any Equity Interest of, or own or hold any Lien on any property of, the U.S. Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries), (c) such Subsidiary and each of its Subsidiaries does not have at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Indebtedness pursuant to which the lender has recourse to any property of the U.S. Borrower or any of its Subsidiaries (other than Unrestricted Subsidiaries) except that, subject to
Section 7.02 and Section 7.03, the U.S. Borrower and its Restricted Subsidiaries may have Investments by way of Guarantee of up to $50,000,000 of obligations with respect to Indebtedness of Unrestricted Subsidiaries in the aggregate at any time outstanding, and (d) either (A) at the time of such designation such Subsidiary shall not have more than de minimis assets or (B) the U.S. Borrower shall be permitted to make an Investment in such Subsidiary in an amount equal to the fair market value of the U.S. Borrower's and its Restricted Subsidiaries' Equity Interests in such Subsidiary pursuant to Section 7.02(o). Any Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary for purposes of this Agreement. The board of directors of the U.S. Borrower may redesignate an Unrestricted Subsidiary of the U.S. Borrower to be a Restricted Subsidiary if
(a) no Default is existing or will occur as a consequence thereof, (b) such Subsidiary is a wholly owned Subsidiary and becomes a party to applicable Guaranty and Security Agreement, (iii) after giving effect to such redesignation and the incurrence of any Indebtedness incurred by such Subsidiary since the last day of the immediately preceding fiscal quarter on a Pro Forma Basis as if it was incurred on the first day of the immediately preceding fiscal quarter (but tested as if the applicable ratio were the ratio for the next succeeding fiscal quarter), the U.S. Borrower would be in compliance with Sections 7.11 and 7.18, inclusive, and (iv) all Indebtedness, Liens and Investments of such Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Agreement. Each such designation shall be evidenced by filing with the applicable Administrative Agent a certified copy of the resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing conditions. Any reference herein to an Unrestricted Subsidiary of Holdings shall be deemed to be a reference to an Unrestricted Subsidiary of U.S. Borrower.

                  "U.S. ADMINISTRATIVE AGENT" means UBS AG, Stamford Branch in its capacity as U.S. Administrative Agent under any of the Loan Documents, or any successor in such capacity.

                  "U.S. ADMINISTRATIVE AGENT'S OFFICE" means the U.S. Administrative Agent's address and, as appropriate, account as set forth on
Schedule 10.02, or such other address or account as the U.S. administrative agent may from time to time notify the U.S. Borrower and the Lenders.

                  "U.S. BORROWER" is defined in the preamble.

                  "U.S. COLLATERAL" means all assets and property and interests therein upon which a Lien is granted to the U.S. Administrative Agent pursuant to any Loan Document that are or are required under the terms of the Loan Documents to be subject to Liens in favor of the U.S. Administrative Agent for the benefit of the Secured Parties.

                  "U.S. COMMITMENT FEE" has the meaning specified Section
2.09(a).

                  "U.S. COMMITMENTS" means the Term Loan Commitments and the U.S. Revolving Credit Commitments.

                  "U.S. CUSTODIAN" has the meaning specified in Section 9.01(e).

                  "U.S. DOLLAR EQUIVALENT" means, on any Revaluation Date, relative to any amount (the "ORIGINAL AMOUNT") expressed in Canadian Dollars, the amount expressed in Dollars which would be required to buy the Original Amount of Canadian Dollars using the noon spot rate exchange for Canadian interbank transactions applied in converting Dollars into Canadian Dollars determined by the Canadian Administrative Agent (or with respect to any Canadian Letter of Credit by the Canadian L/C Issuer) for such Revaluation Date.

                  "U.S. EXISTING LETTERS OF CREDIT" means the Letters of Credit previously issued for the account of the U.S. Borrower or any Subsidiary of the U.S. Borrower described on Schedule 1.01(b) under the heading "Existing Letters of Credit under the U.S. Revolving Credit Facility".

                  "U.S. FACILITY" means the Term Facility, the U.S. Revolving Credit Facility, the U.S. Swing Line Sublimit or the U.S. Letter of Credit Sublimit, as the context may require.

                  "U.S. FONDE DE POUVOIR" has the meaning specified in Section 9.01(e).

                  "U.S. L/C ISSUER" means Bank of America, N.A., in its capacity as issuer of U.S. Letters of Credit hereunder, or any successor issuer of U.S. Letters of Credit hereunder and solely with respect to the U.S. Existing Letters of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), Fleet National Bank.

                  "U.S. LENDER" is defined in the preamble or, solely for purposes of Section 10.15(b), as defined therein.

                  "U.S. LETTER OF CREDIT" means a Letter of Credit issued under the U.S. Revolving Credit Facility.

                  "U.S LETTER OF CREDIT SUBLIMIT" means an amount equal to $40,000,000. The U.S Letter of Credit Sublimit is part of, and not in addition to, the U.S. Revolving Credit Facility.

                  "U.S. LOAN" means an extension of credit by a Lender to a U.S. Borrower under Article II in the form of a Term Loan, a U.S. Revolving Credit Loan or a U.S. Swing Line Loan.

                  "U.S. LOAN PARTY" means the U.S. Borrower, Holdings and each U.S. Subsidiary Guarantor.

                  "U.S. PLEDGED DEBT" has the meaning specified in the U.S. Security Agreement.

                  "U.S. REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous U.S. Revolving Credit Loans of the same Type and Tranche and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the U.S. Revolving Credit Lenders pursuant to Section 2.01(b).

                  "U.S. REVOLVING CREDIT COMMITMENT" means, as to each U.S. Revolving Credit Lender, its obligation to (a) make U.S. Revolving Credit Loans to the U.S. Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations with respect to U.S. Letters of Credit, and (c) purchase participations in U.S. Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 under the caption "U.S. Revolving Credit Commitment" or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate Commitment of all U.S. Revolving Credit Lenders shall be $90,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

                  "U.S. REVOLVING CREDIT EXPOSURE" means, with respect to any U.S. Revolving Lender at any time, the Outstanding Amount of such Lender's U.S. Revolving Credit Loans plus such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations with respect to U.S. Letters of Credit plus such Lender's Pro Rata Share of the Outstanding Amount of U.S. Swing Line Loans.

                  "U.S. REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the U.S. Revolving Credit Lenders' U.S. Revolving Credit Commitments at such time.

                  "U.S. REVOLVING CREDIT LENDER" means, at any time, any Lender that has a U.S. Revolving Credit Commitment at such time.

                  "U.S. REVOLVING CREDIT LOAN" has the meaning specified in
Section 2.01(b).

                  "U.S. REVOLVING CREDIT NOTE" means a promissory note of the U.S. Borrower payable to any U.S. Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate indebtedness of the U.S. Borrower to such U.S. Revolving Credit Lender resulting from the U.S. Revolving Credit Loans made by such U.S. Revolving Credit Lender.

                  "U.S. SECURITY AGREEMENT" means, collectively, the U.S. Security Agreement executed by the U.S. Loan Parties, substantially in the form of Exhibit G-1, together with each other security agreement supplement executed and delivered pursuant to Section 6.12.

                  "U.S. SUBSIDIARY GUARANTOR" means, collectively, the U.S. Subsidiaries of the U.S. Borrower that are Guarantors.

                  "U.S. SUBSIDIARY GUARANTY" means, collectively, the U.S. Subsidiary Guaranty made by the U.S. Subsidiary Guarantors in favor of the U.S. Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit F-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12.

                  "U.S. SUPPLEMENTAL ADMINISTRATIVE AGENT" has the meaning specified Section 9.13.

                  "U.S. SWING LINE LENDER" means UBS Loan Finance LLC in its capacity as provider of U.S. Swing Line Loans, or any successor swing line lender hereunder.

                  "U.S. SWING LINE LOAN" has the meaning specified in Section 2.04(a).

                  "U.S. SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $10,000,000 and (b) the U.S. Revolving Credit Commitments. The U.S. Swing Line Sublimit is part of, and not in addition to, the U.S. Revolving Credit Commitments.

                  "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

                  "WHOLLY OWNED" means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director's qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

                  "WORKING CAPITAL" means, with respect to each Borrower and its Subsidiaries, at of any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

                  1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) (i) The words "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

                  (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                  (iii) The term "including" is by way of example and not limitation.

                  (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

                  (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding"; and the word "through" means "to and including."

                  (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

                  1.03 Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. All references herein to specified opinions, statements or pronouncements of the Financial Accounting Standards Board or any other accounting body will be deemed to include all opinions, statements or pronouncements replacing, amending or supplementing such specified opinions, statements or pronouncements.

                  (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the U.S. Borrower or the Required Lenders shall so request, the U.S. Administrative Agent and the U.S. Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the U.S. Borrower shall provide to the U.S. Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the U.S. Administrative Agent, between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                  1.04 Rounding. Any financial ratios required to be calculated by the U.S. Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

                  1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                  1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

                  1.08 Currency Equivalents Generally. Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by UBS AG, Stamford Branch, at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency. Any amount of the Canadian Obligations with respect to Canadian Loans or Canadian Letters of Credit which are denominated in Canadian Dollars shall be converted to Dollars for purposes of determining compliance with this Agreement at the U.S. Dollar Equivalent thereof as of the most recent Revaluation Date. Unless otherwise specified herein, the amount of a Letter of Credit denominated in Canadian Dollars at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any agreement entered into with the L/C Issuer related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

                  1.09 Specified Transactions. Notwithstanding anything to the contrary herein, solely for purposes of determining the Holdings Consolidated Leverage Ratio, the Interest Coverage Ratio and the Leverage Ratio with respect to any period during which any Specified Transaction occurs, such ratios shall be calculated with respect to such period and such Specified

Transaction (and all other Specified Transactions that have been consummated during such period) on a Pro Forma Basis.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

                  2.01 The Loans.

                  (a) The Term Borrowings. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan (consisting of a Term Loan) in Dollars in an amount equal to its Pro Rata Share of the Term Facility (but in any event, not to exceed such Term Lender's Term Commitment) to the U.S. Borrower on the Closing Date. The Term Loans shall be made simultaneously by the Term Lenders in accordance with their respective Pro Rata Shares of the Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

                  (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, (i) each U.S. Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a "U.S. REVOLVING CREDIT LOAN") to the U.S. Borrower from time to time, on any Business Day until the Maturity Date, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's U.S. Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (A) on the Closing Date, the aggregate Revolving Credit Exposure (other than L/C Obligations under the Existing Letters of Credit), shall not exceed $10,000,000, and (B) the U.S. Revolving Credit Exposure of each U.S. Lender, shall not exceed such Lender's U.S. Revolving Credit Commitment, and (ii) each Canadian Lender severally agrees that it will make loans denominated in U.S. Dollars or Canadian Dollars or accept Canadian BAs (relative to such Lender, its "CANADIAN LOANS") to any Canadian Borrower from time to time, on any Business Day prior to the Maturity Date; provided, however, that after giving effect to any Canadian Borrowing, the Canadian Exposure of each Canadian Lender, shall not exceed such Canadian Lender's Canadian Credit Commitment. Within the limits of the applicable Revolving Credit Commitments, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay (except in the case of Canadian BAs) under Section 2.05, and reborrow under this Section 2.01(b). U.S. Revolving Credit Loans shall be Base Rate Loans or Eurodollar Rate Loans and Canadian Loans shall be Base Rate Loans, Eurodollar Rate Loans (with respect to Dollar denominated Canadian Loans only) or Canadian BA Rate Loans.

                  2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower's irrevocable notice to the applicable Administrative Agent, which may be given by telephone. Each such notice must be received by the applicable Administrative Agent not later than 12:30 p.m. (New York City time) (i) three
(3) Business Days prior to the requested date of any Borrowing of or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) one (1) Business Day before the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the applicable Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the applicable Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or in the case of Canadian Loans denominated in Canadian Dollars, Cdn$500,000 or a whole multiple of Cdn$100,000 in excess thereof). Each Committed Loan Notice (whether telephonic or written) shall specify the Borrower requesting such Borrowing and (i) whether such Borrower is requesting a Term Borrowing, a U.S. Revolving Credit Borrowing, a Canadian Loan, a conversion of Term Loans, U.S. Revolving Credit Loans or Canadian Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Loans to be borrowed, converted or continued (and in the case of any Canadian Loan, the currency thereof), (iv) the Type of Loans to be borrowed or to which existing Term Loans, U.S. Revolving Credit Loans or Canadian Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto (which shall be a period permitted by the definition of "Interest Period"), (vi) the location and number of the applicable Borrower's account to which funds are to be disbursed and (vii) that the conditions specified in clauses (a) through (c) of Section 4.02 (and, in the case of the initial Credit Extension, the conditions set forth in Section 4.01) have been satisfied as of the date of such notice. If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans, U.S. Revolving Credit Loans or Canadian Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans or Canadian BA Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. If a Canadian Borrower requests a Borrowing of, conversion to, or continuation of Canadian BA Rate Loans in any such Committed Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of thirty (30) days.

                  (b) Following receipt of a Committed Loan Notice, the applicable Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the Term Loans, U.S. Revolving Credit Loans or Canadian Loans to be made, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the applicable Administrative Agent shall notify each applicable Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). In the case of a Term Loan Borrowing or a Revolving Credit Borrowing, each applicable Lender shall make the amount of its Loan available to the applicable Administrative Agent in immediately available funds at the applicable Administrative Agent's Office not later than 1:00 p.m. (New York City time) on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the applicable Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the applicable Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of the applicable Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the applicable Administrative Agent by the applicable Borrower in the Committed Loan Notice; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the applicable Borrower, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings of such Borrower, second, to the payment in full of any such Swing Line Loans of such Borrower, and third, to the applicable Borrower as provided above.

                  (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the applicable Borrower pays the amount due under Section 3.05 in connection therewith. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Requisite Class Lenders.

                  (d) The applicable Administrative Agent shall promptly notify the applicable Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the applicable Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the applicable Administrative Agent shall notify the applicable Borrower and the applicable Lenders of any change in the applicable Administrative Agent's corporate base rate (or other reference rate) used in determining the Base Rate promptly following the public announcement of such change.

                  (e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect.

                  (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                  (g) If a Canadian Borrower has, by delivery of a Committed Loan Notice to the Canadian Administrative Agent in accordance with this Section 2.02, requested the Canadian Lenders to accept its drafts to replace all or a portion of an outstanding Canadian Loan, then each Canadian Lender shall, on the date of conversion or continuation, as applicable, and concurrent with the payment by such Canadian Borrower to the Canadian Administrative Agent on behalf of the Canadian Lenders of an amount equal to the difference between the principal or face amount of such outstanding Canadian Loan or the portion thereof which is being converted or continued and the aggregate Notional BA Proceeds with respect to the drafts to be accepted by the Canadian Lenders, accept the Canadian Borrower's draft or drafts having an aggregate face amount equal to its Pro Rata Share of the aggregate principal or face amount of such Canadian

Loan or the portion thereof which is being converted or continued, such acceptance to be in accordance with Section 2.16.

                  (h) If a Canadian Borrower has, by giving notice to the Canadian Administrative Agent in accordance with this Section 2.02, requested a Canadian Lender to convert all or a portion of outstanding maturing Canadian BAs into a Canadian Prime Rate Loan, such Canadian Lender shall, upon the end of the current Interest Period with respect to such Canadian BAs and the payment by such Canadian Lender to the holders of such Canadian BAs of the aggregate face amount thereof, be deemed to have made to such Canadian Borrower the Canadian Prime Rate Loan into which the matured Canadian BAs or a portion thereof are converted in the aggregate principal amount equal to its Pro Rata Share of the aggregate face amount of the matured Canadian BAs or the portion thereof which are being converted.

                  2.03 Letters of Credit.

                  (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the U.S. L/C Issuer agrees, in reliance upon the agreements of the other U.S. Revolving Credit Lenders set forth in this
Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue U.S. Letters of Credit denominated in Dollars for the account of the U.S. Borrower (or any Subsidiary, subject to clause (G) of Section 2.03(b)(i)) and to amend or renew U.S. Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the U.S. Letters of Credit; (B) the U.S. Revolving Credit Lenders severally agree to participate in U.S. Letters of Credit issued for the account of the U.S. Borrower; provided that the U.S. L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any U.S. Letter of Credit, and no Lender shall be obligated to participate in any U.S. Letter of Credit if as of the date of such L/C Credit Extension, (x) the aggregate U.S. Revolving Credit Exposure of any U.S. Revolving Credit Lender would exceed such Lender's U.S. Revolving Credit Commitment, or (y) the Outstanding Amount of the L/C Obligations with respect to U.S. Letters of Credit would exceed the U.S. Letter of Credit Sublimit; (C) the Canadian L/C Issuer agrees, in reliance upon the agreements of the other Canadian Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Canadian Letters of Credit denominated in Dollars or Canadian Dollars for the account of any Canadian Borrower and to amend or renew Canadian Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Canadian Letters of Credit; and (D) the Canadian Lenders severally agree to participate in Canadian Letters of Credit issued for the account of the Canadian Borrowers; provided that the Canadian L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Canadian Letter of Credit, and no Lender shall be obligated to participate in any Canadian Letter of Credit if as of the date of such L/C Credit Extension, the aggregate Canadian Exposure of any Lender would exceed such Lender's Canadian Credit Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each of the Existing Letters of Credit shall be deemed to be a U.S. Letter of Credit issued hereunder for all purposes of the Loan Documents and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                  (ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;

                  (B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the applicable Requisite Class Lenders and such L/C Issuer have approved such expiry date;

                  (C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Credit Lenders and such L/C Issuer have approved such expiry date;

                  (D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer; or

                  (E) such Letter of Credit is in an initial amount less than $250 (or, in the case of any Canadian Letter of Credit denominated in Canadian Dollars, Cdn$250), in the case of a commercial Letter of Credit, or $250 (or, in the case of any Canadian Letter of Credit denominated in Canadian Dollars, Cdn$250), in the case of a standby Letter of Credit, or is to be denominated in a currency other than Dollars (with respect to U.S. Letter of Credit) or Dollars or Canadian Dollars (with respect to any Canadian Letter of Credit).

                  (iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the applicable Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of

Credit Application must be received by the applicable L/C Issuer and the applicable Administrative Agent not later than 12:30 p.m. (New York City time) at least two (2) Business Days (or such later date and time as such L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C
Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof (which shall not be later than the Letter of Credit Expiration Date); (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) whether such Letter of Credit is to be issued for its own account or for the account of one of its Subsidiaries; provided that the U.S. Borrower shall be liable with respect to each Letter of Credit issued for the account of a Subsidiary; (H) in the case of any Canadian Letter of Credit, whether such Letter of Credit is to be denominated in Dollars or Canadian Dollars; and (I) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the applicable L/C Issuer may reasonably request. If requested by the applicable L/C Issuer, the applicable Borrower shall also submit a letter of credit application on the applicable L/C Issuer's standard form in connection with any request for the issuance or amendment of a Letter of Credit.

                  (ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the applicable Administrative Agent (by telephone or in writing) that such Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the applicable L/C Issuer will provide such Administrative Agent with a copy thereof. Upon receipt by the applicable L/C Issuer of confirmation from the applicable Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the applicable L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each U.S. Letter of Credit, each U.S. Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the U.S. L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such U.S. Letter of Credit and immediately upon the issuance of each Canadian Letter of Credit, each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian L/C Issuer, a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Canadian Letter of Credit.

                  (iii) If a Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "AUTO-RENEWAL LETTER OF CREDIT"); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NONRENEWAL NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the applicable Borrower shall not be required to make a specific request to the applicable L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the earlier of (x) one year from the date of such renewal and (y) the Letter of Credit Expiration Date; provided, however, that no L/C Issuer shall permit any such renewal if (A) such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date (1) from any Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from any Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 4.02 are not then satisfied.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, each L/C Issuer will also deliver to the applicable Borrower and each Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                  (c) Drawings and Reimbursements; Funding of Participations.
(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the U.S. Borrower and the applicable Administrative Agent thereof. In the case of a Letter of Credit denominated in Canadian Dollars (other than the Canadian Existing Letter of Credit, which unless the Canadian L/C Issuer otherwise specified, shall be reimbursed by the U.S. Borrower in Dollars based on the Dollar Equivalent), the applicable Borrower shall reimburse the Canadian L/C Issuer in Canadian Dollars, unless (A) the Canadian L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the Canadian L/C Issuer promptly following receipt of the notice of drawing that such Borrower will reimburse the Canadian L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Canadian Letter of Credit denominated in Canadian Dollars, the Canadian L/C Issuer shall notify the applicable Canadian Borrower (or the U.S. Borrower with respect to the Canadian Existing Letter of Credit) of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. (New York City time) on the date of any payment by the applicable L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in Canadian Dollars (each such date, an "HONOR DATE"), the applicable Borrower shall reimburse the applicable L/C Issuer through the applicable Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the applicable Borrower fails to so reimburse such L/C Issuer by such time, such Administrative Agent shall promptly notify each applicable Lenders of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Canadian Dollars) (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's Pro Rata Share thereof. In such event, the applicable Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the applicable Revolving Credit Commitments and the conditions set forth in Section
4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each U.S. Revolving Credit Lender (including the Lender acting as U.S. L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the U.S. Administrative Agent for the account of the U.S. L/C Issuer at the U.S. Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount with respect to any U.S. Letter of Credit not later than 2:00 p.m. (New York City time) on the Business Day on which such notice is provided (or, if such Lender has received such notice later than 12:00 noon (New York City time) on any day, no later than 11:00 a.m. (New York City time) on the immediately following Business Day), whereupon, subject to the provisions of Section 2.03(c)(iii), each U.S. Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the U.S. Borrower in such amount. Each Canadian Lender (including the Canadian Lender acting as Canadian L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds in the applicable currency (which, in the case of the Canadian Existing Letter of Credit, unless otherwise specified by the Canadian L/C Issuer, shall be Dollars based on the Dollar Equivalent thereof) available to the Canadian Administrative Agent for the account of the Canadian L/C Issuer at the Canadian Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount with respect to any Canadian Letter of Credit not later than 2:00 p.m. (New York City time) on the Business Day on which such notice is provided (or, if such Lender has received such notice later than 12:00 noon (New York City time) on any day, no later than 11:00 a.m. (New York City time) on the immediately following Business Day), whereupon, subject to the provisions of Section 2.03(c)(iii), each Canadian Lender that so makes funds available shall be deemed to have made a Base Rate Loan in the applicable currency to the applicable Canadian Borrower in such amount. The applicable Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of and in the same currency as the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each U.S. Revolving Credit Lender's or Canadian Lender's, as the case may be, payment to the applicable Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such

L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                  (iv) Until each applicable Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the applicable L/C Issuer.

                  (v) Each applicable Lender's obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, the applicable Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender's obligation to make Revolving Credit Loans (but not its obligation to make L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the applicable Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
Section 2.03(c) by the time specified in Section 2.03(c)(ii), the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the applicable Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the Federal Funds Rate (or with respect to any Canadian Letter of Credit denominated in Canadian Dollars, the Canadian Prime Rate) from time to time in effect or, if greater, a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of any L/C Issuer submitted to any Lender (through the applicable Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

                  (d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), the applicable Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by such Administrative Agent), such Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by such Administrative Agent.

                  (ii) If any payment received by an Administrative Agent for the account of any L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each U.S. Revolving Credit Lender (with respect to any U.S. Letter of Credit) or each Canadian Lender (with respect to any Canadian Letter of Credit) shall pay to the applicable Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the applicable Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate (or with respect to any Canadian Letter of Credit denominated in Canadian Dollars, the Canadian Prime Rate) from time to time in effect or, if greater, a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) Obligations Absolute. The obligation of a Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued at its request and to repay each L/C Borrowing with respect thereto shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

                  (v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of such Borrower in respect of such Letter of Credit; or

                  (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower.

                  The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower's instructions or other irregularity, such Borrower will promptly notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

                  (f) Role of L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of such L/C Issuer shall be liable to any Lender for
(i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude a Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against an L/C Issuer, and an L/C Issuer may be liable to a Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer's willful misconduct or gross negligence or such L/C Issuer's willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (g) Cash Collateral for L/C Obligations and Canadian BAs. (i) Upon the request of the applicable Administrative Agent, if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section
4.02 to a Revolving Credit Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit issued for any Borrower may for any reason remain outstanding and partially or wholly undrawn, or (iii) if any Borrower is required to Cash Collateralize L/C Obligations or Canadian BAs pursuant to Section 8.02, such Borrower shall immediately Cash Collateralize the then Outstanding Amount of all of its L/C Obligations (in an amount equal to 100% of the Outstanding Amount of L/C Obligations with respect to Letters of Credit denominated in Dollars and 105% of the Outstanding Amount of L/C Obligations denominated in Canadian Dollars determined as of the date of such L/C Borrowing or Letter of Credit Expiration Date) and the face amount of its Canadian BAs. The U.S. Borrower hereby grants to the U.S. Administrative Agent, for the benefit of the U.S. Lender and the U.S. Revolving Credit Lenders, and each Canadian Borrower hereby grants to the Canadian Administrative Agent, for the benefit of the Canadian L/C Issuer and each Canadian Lender, a security interest in any Cash Collateral Account established for such Obligations of such Borrower and in all cash, Cash Equivalents, deposits and balances and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked deposit accounts at the applicable Administrative Agent's Office and pending application or release as herein provided, shall be invested in Cash Equivalents (which, (i) in the case of L/C Obligations, shall be denominated in the same currency as the L/C Obligations with respect to which such Cash Collateral was deposited and (ii) in the case of Canadian BAs, shall be denominated in Canadian Dollars and shall be invested such that such Cash Equivalents shall mature in amounts sufficient to repay the face amount of the outstanding Canadian BAs at the scheduled maturity thereof) reasonably acceptable to the applicable Administrative Agent; provided that no Administrative Agent or L/C Issuer shall be liable to any Borrower for any investment losses suffered by any Borrower, including as a result of any sale of any such Cash Equivalents prior to the scheduled maturity thereof. If at any time an Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than such Administrative Agent or that the total amount of such funds in the applicable Cash Collateral Account is less than the aggregate Outstanding Amount of all L/C Obligations with respect to Letters of Credit issued under the applicable Revolving Credit Facility (or, in the case of L/C Obligations with respect to Canadian Letters of Credit denominated in Canadian Dollars, 105% of the Outstanding Amount thereof) and the face amount at maturity of all Canadian BAs of such Borrower, the applicable Borrower will, forthwith upon demand by such Administrative Agent, pay to such Administrative Agent, as additional funds to be deposited and held in the deposit accounts at such Administrative Agent's Office as aforesaid, an amount equal to the excess of (a) such aggregate Outstanding Amount and face amount over (b) the total amount of funds, if any, then held as Cash Collateral for such Borrower's L/C Obligations and the face amount of such Borrower's Canadian BAs that such Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit and at the maturity of any Canadian BA for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the applicable L/C Issuer or holder of a Canadian BA. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of L/C Obligations and the face amount of Canadian BAs of a Borrower and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the applicable Borrower.

                  (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the applicable L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance shall apply to each commercial Letter of Credit.

                  (i) Letter of Credit Fees. The U.S. Borrower shall pay to the U.S. Administrative Agent for the account of each U.S. Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each U.S. Letter of Credit equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) and the Canadian Borrowers shall pay to the Canadian Administrative Agent for the account of each Canadian Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Canadian Letter of Credit equal to the Applicable Rate times the daily maximum amount then available to be drawn under each such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

                  (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The U.S. Borrower shall pay directly to the U.S. L/C Issuer for its own account a fronting fee with respect to each U.S. Letter of Credit, which shall accrue at the rate of 0.125% per annum (computed on the average daily amount of the Outstanding Amount of all L/C Obligations with respect to U.S. Letters of Credit (excluding any portion thereof attributable to Unreimbursed Amounts)) and the Canadian Borrowers shall pay directly to the Canadian L/C Issuer for its own account a fronting fee with respect to each Canadian Letter of Credit, which shall accrue at the rate of 0.125% per annum (computed on the average daily amount of the Outstanding Amount of all L/C Obligations with respect to Canadian Letters of Credit (excluding any portion thereof attributable to Unreimbursed Amounts)) during the period from and including the Closing Date to but excluding the later of the Letter of Credit Expiration Date and the date on which the Outstanding Amount of such L/C Obligations has been reduced to zero. Accrued fronting fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date,
(ii) on the Letter of Credit Expiration Date and (iii) following the Letter of

Credit Expiration Date, on demand. All fronting fees shall be paid in Dollars and, once paid, shall be nonrefundable. In addition, each Borrower shall pay directly to the applicable L/C Issuer for its own account such L/C Issuing Bank's customary issuance, presentation, amendment and other processing fees (with respect to each Letter of Credit computed, on the U.S. Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, and with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the applicable Borrower and the applicable L/C Issuer, computed on the U.S. Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment), and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five (5) Business Days of demand and are nonrefundable.

                  (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

                  2.04 Swing Line Loans.

                  (a) The U.S. Swing Line. (i) Subject to the terms and conditions set forth herein, the U.S. Swing Line Lender agrees to make loans (each such loan, a "U.S. SWING LINE LOAN") to the U.S. Borrower from time to time on any Business Day until the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Sublimit, notwithstanding the fact that such U.S. Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as U.S. Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any U.S. Swing Line Loan, (A) the aggregate Outstanding Amount of the U.S. Revolving Credit Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations with respect to U.S. Letters of Credit, plus such Lender's Pro Rata Share of the Outstanding Amount of all U.S. Swing Line Loans shall not exceed such Lender's U.S. Revolving Credit Commitment; provided, further, that the U.S. Borrower shall not use the proceeds of any U.S. Swing Line Loan to refinance any outstanding U.S. Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the U.S. Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this
Section 2.04. Each U.S. Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a U.S. Swing Line Loan, each U.S. Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the U.S. Swing Line Lender a risk participation in such U.S. Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such U.S. Swing Line Loan.

                  (ii) Subject to the terms and conditions set forth herein, the Canadian Swing Line Lender agrees to make loans (each such loan, a "CANADIAN SWING LINE LOAN" and together with the U.S. Swing Line Loans, the "SWING LINE LOANS") to the Canadian Borrowers from time to time on any Business Day until the Maturity Date in Dollars or Canadian Dollars in an aggregate amount not to exceed at any time outstanding the amount of the Canadian Swing Line

Sublimit, notwithstanding the fact that such Canadian Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Loans and L/C Obligations of the Lender acting as Canadian Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Canadian Swing Line Loan, the aggregate Outstanding Amount of the Canadian Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all Canadian L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Canadian Swing Line Loans shall not exceed such Lender's Canadian Credit Commitment; provided, further, that no Canadian Borrower shall use the proceeds of any Canadian Swing Line Loan to refinance any outstanding Canadian Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Canadian Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Canadian Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Canadian Swing Line Loan, each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Canadian Swing Line Lender a risk participation in such Canadian Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Canadian Swing Line Loan.

                  (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the applicable Borrower's irrevocable notice to the applicable Swing Line Lender and the applicable Administrative Agent, which may be given by telephone. Each such notice must be received by the applicable Swing Line Lender and the applicable Administrative Agent not later than 1:00 p.m. (New York City time) on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (or, in the case of a Canadian Swing Line Borrowing denominated in Canadian Dollars, Cdn$100,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the applicable Swing Line Lender and the applicable Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Promptly after receipt by a Swing Line Lender of any telephonic Swing Line Loan Notice, such Swing Line Lender will confirm with the applicable Administrative Agent (by telephone or in writing) that such Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify such Administrative Agent (by telephone or in writing) of the contents thereof. Unless the applicable Swing Line Lender has received notice (by telephone or in writing) from the applicable Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. (New York City time) on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, such Swing Line Lender will, not later than 3:00 p.m. (New York City time) on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the requesting Borrower.

                  (c) Refinancing of Swing Line Loans. (i) Any Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the U.S. Borrower (in the case of any U.S. Swing Line Borrowing) or any Canadian Borrower (in the case of any Canadian

Swing Line Borrowing) (and each Borrower hereby irrevocably authorizes the applicable Swing Line Lender to so request on its behalf), that each U.S. Revolving Credit Lender (in the case of any U.S. Swing Line Borrowing) or each Canadian Lender (in the case of any Canadian Swing Line Borrowing) make a Base Rate Loan in an amount equal to such Lender's Pro Rata Share of the amount of such Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice from the applicable Borrower for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate U.S. Revolving Credit Commitments and Canadian Credit Commitments and the conditions set forth in Section 4.02. The applicable Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the applicable Administrative Agent. Each U.S. Revolving Credit Lender (in the case of any U.S. Swing Line Borrowing) and each Canadian Lender (in the case of any Canadian Swing Line Borrowing) shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the applicable Administrative Agent in immediately available funds for the account of the applicable Swing Line Lender at the applicable Administrative Agent's Office not later than 1:00 p.m. (New York City time) on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The applicable Administrative Agent shall remit the funds so received to the applicable Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a U.S. Revolving Credit Borrowing or Canadian Borrowing, as applicable, in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the applicable Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the U.S. Revolving Credit Lenders (in the case of any U.S. Swing Line Borrowing) and each of the Canadian Lenders (in the case of any Canadian Swing Line Borrowing) fund its risk participation in the relevant Swing Line Loan and each such Lender's payment to the applicable Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the applicable Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the applicable Swing Line Lender shall be entitled to recover from such Lender (acting through the applicable Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the Federal Funds Rate (or with respect to any Canadian Swing Line Loan denominated in Canadian Dollars, the Canadian Prime
Rate) from time to time in effect or, if greater, a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the applicable Swing Line Lender submitted to any Lender (through the U.S. Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make U.S. Revolving Credit Loans or Canadian Loans, as applicable, or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make U.S. Revolving Credit Loans (but not its obligation to fund risk participations) and each Canadian Lender's obligation to make Canadian Loans (but not its obligation to fund risk participations) pursuant to this
Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the applicable Borrower to repay Swing Line Loans, together with interest as provided herein.

                  (d) Repayment of Participations. (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the applicable Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by such Swing Line Lender.

                  (ii) If any payment received by any Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in
Section 10.06 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each applicable Lender shall pay to such Swing Line Lender its Pro Rata Share thereof on demand of the applicable Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate (or with respect to any Canadian Swing Line Loan denominated in Canadian Dollars, the Canadian Prime Rate) or, if greater, a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation. The applicable Administrative Agent will make such demand upon the request of the Swing Line Lender.

                  (e) Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans made by it. Until each applicable Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section
2.04 to refinance such Lender's Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender making such Swing Line Loan.

                  (f) Payments Directly to Swing Line Lenders. Each Borrower shall make all payments of principal and interest in respect of the Swing Line Loans made to it directly to the Swing Line Lender making such Swing Line Loan.

                  2.05 Prepayments.

                  (a) Optional. (i) Each Borrower may, upon notice to the applicable Administrative Agent, at any time or from time to time voluntarily prepay Loans (other than Canadian BAs) in whole or in part without premium or penalty; provided that (1) such notice must be received by the applicable Administrative Agent not later than 12:30 p.m. (New York City time) (A) three
(3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and
(B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 (or, in the case of Canadian Loans denominated in Canadian Dollars Cdn$500,000) or a whole multiple of $100,000 (or, in the case of Canadian Loans denominated in Canadian Dollars Cdn$100,000) in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding and (4) any such prepayment of Revolving Credit Loans of any Tranche shall be made pro rata among the Revolving Credit Loans of such Tranche of the same Type of all Lenders that have made such Revolving Credit Loans. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The applicable Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice, and of the amount of such Lender's Pro Rata Share of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to any principal repayment installments thereof in direct order of maturity.

                  (ii) Each Borrower may, upon notice to the applicable Swing Line Lender (with a copy to the applicable Administrative Agent), at any time or from time to time, voluntarily prepay its Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the applicable Swing Line Lender and Administrative Agent not later than 1:00 p.m. (New York City time) on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 (or, in the case of Canadian Swing Line Loans denominated in Canadian Dollars, Cdn$100,000). Each such notice shall specify the date and amount of such prepayment. If such notice is given by a Borrower, such Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

                  (iii) Notwithstanding anything to the contrary contained in this Agreement, the applicable Borrower may rescind any notice of prepayment under Section 2.05(a)(i) or (a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.

                  (b) Mandatory. (i) To the extent not borrowed on the Closing Date, the Term Commitment of each Term Lender shall be automatically and permanently terminated at 5:00 p.m. (New York City time) on the Closing Date.

                  (ii) Within five (5) Business Days after financial statements are required to be delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the U.S. Borrower shall prepay an aggregate principal amount of Term Loans in accordance with Section 2.05(b)(vii) in an amount equal to the excess of (A) 50% of Excess Cash Flow for the Excess Cash Flow Period covered by such financial statements commencing with the Excess Cash Flow Period ending December 31, 2005 over (B) the amount of Term Loans repaid pursuant to Section 2.05(a) during such Excess Cash Flow Period; provided that such percentage shall be reduced to (A) 25% if the Leverage Ratio as of the last day of the prior fiscal year was less than 4.00:1.00 and (B) 0% if the Leverage Ratio as of the last day of the prior fiscal year was less than 3.50:1.00.

                  (iii) (A) If (x) Holdings, the U.S. Borrower or any of its Restricted Subsidiaries Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c),
(d) (to the extent constituting a Disposition by any Restricted Subsidiary that is not a Loan Party to a Loan Party), (e), (f) (but only with respect to any sale-leaseback transaction effected within two hundred seventy (270) days after the acquisition of the property that is the subject of such Transaction and only if such property was not acquired with the Net Cash Proceeds of a Disposition or Casualty Event), (g), (h), (i), (k) or (l)) or (y) any Casualty Event occurs, which in the aggregate for any transaction or series of related transactions results in the realization or receipt by Holdings, the U.S. Borrower or such Restricted Subsidiary of aggregate Net Cash Proceeds in excess of $5,000,000, the U.S. Borrower shall (1) give written notice to the Administrative Agents thereof on or prior to the date of the realization or receipt of such Net Cash Proceeds and (2) except to the extent the U.S. Borrower elects in such notice to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 2.05(b)(iii)(B) (which election may only be made if no Event of Default has occurred and is then continuing), prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom within the earlier of (A) two (2) Business Days of receipt thereof by Holdings, the U.S. Borrower or any Domestic Subsidiary which is a Restricted Subsidiary or
(B) ten (10) Business Days of receipt thereof by any Foreign Subsidiary which is a Restricted Subsidiary.

                  (B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than as specifically excluded in Section 2.05(b)(iii)(A)) or any Casualty Event, at the option of the U.S. Borrower or such Restricted Subsidiary, and so long as no Event of Default shall have occurred and be continuing, the U.S. Borrower may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business no later than the later of (x) three hundred and sixty-five (365) days following receipt of such Net Cash Proceeds or (y) if the U.S. Borrower or such Restricted Subsidiary enters into a binding contract to reinvest such Net Cash Proceeds within three hundred and sixty-five (365) days of the receipt thereof, one hundred and eighty (180) days after the date of such contract (or if earlier, two Business Days after such contract is terminated following such 365th day); provided, however, that if any Net Cash Proceeds are no longer intended to be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be immediately applied to the prepayment of the Loans as set forth in this Section 2.05; provided, further, however, that no such Net Cash Proceeds of a Casualty Event shall be reinvested for the repair or replacement of property damaged or lost in such Casualty Event if the net book value of such property exceeds $5,000,000 unless, after giving Pro Forma Effect to any Indebtedness to be incurred in connection with such replacement or restoration, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11 as of the most recent fiscal quarter end preceding the date of determination.

                  (iv) The U.S. Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to 50% of all Net Cash Proceeds received from any Specified Equity Issuance promptly, but in any event within five (5) Business Days after receipt thereof by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries; provided that such percentage shall be reduced to (A) 25% if the Leverage Ratio as of the last day of the prior fiscal quarter was less than 4.00:1.00 and (B) 0% if the Leverage Ratio as of the last day of the prior fiscal quarter was less than 3.50:1.00.

                  (v) Upon the incurrence or issuance by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries of (A) any Indebtedness incurred in violation of Section 7.03 or (B) any Permitted Subordinated Indebtedness under Section 7.03(a)(iv)(B), the U.S. Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by Holdings, the U.S. Borrower or such Restricted Subsidiary.

                  (vi) If (A) for any reason the aggregate U.S. Revolving Credit Exposure exceeds the U.S. Revolving Credit Commitments then in effect, the U.S. Borrower shall immediately prepay U.S. Revolving Credit Loans and U.S. Swing Line Loans and/or Cash Collateralize L/C Obligations with respect to U.S. Letters of Credit in an aggregate amount equal to such excess; provided, however, that the U.S. Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) except to the extent that after the prepayment in full of the U.S. Revolving Credit Loans and the Swing Line Loans, the Outstanding Amount of L/C Obligations with respect to U.S. Letters of Credit exceeds the U.S. Revolving Credit Commitments then in effect.

                  (B) On each date when the aggregate Canadian Exposure exceeds the Canadian Credit Commitment Amount as then in effect, the Canadian Borrowers shall prepay Canadian Loans (other than Canadian BAs) and Canadian Swing Line Loans and/or Cash Collateralize Canadian Letters of Credit in an aggregate amount equal to such excess; provided, however, that the Canadian Borrower shall not be required to Cash Collateralize the L/C Obligations with respect to Canadian Letters of Credit pursuant to this Section 2.05(b)(vi) except to the extent that after the prepayment in full of the Canadian Loans (other than Canadian BAs) and the Canadian Swing Line Loans, the Outstanding Amount of L/C Obligations with respect to Canadian Letters of Credit exceeds the Canadian Credit Commitments then in effect.

                  (vii) Each prepayment of Term Loans pursuant to this Section 2.05(b) required to be made by U.S. Borrower shall be applied, in direct order of maturities, to any principal repayment installments of the Term Facility.

                  (viii) All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to

Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the applicable Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the U.S. Administrative Agent shall be authorized (without any further action by or notice to or from the applicable Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the applicable Administrative Agent shall also be authorized (without any further action by or notice to or from the applicable Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans of the applicable Borrower in accordance with this Section 2.05(b).

                  2.06 Termination, Reduction or Reallocation of Commitments.

                  (a) Optional. The Borrowers may, upon written notice to each Administrative Agent, terminate the unused portions of the Term Commitments, the U.S. Letter of Credit Sublimit, the unused U.S. Revolving Credit Commitments, or Canadian Credit Commitment or from time to time permanently reduce the unused portions of the Term Commitments, the U.S. Letter of Credit Sublimit, or the unused Revolving Credit Commitments; provided that (i) any such notice shall be received by each Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce the unused portions of the Term Commitments, the U.S. Letter of Credit Sublimit, or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the aggregate U.S. Revolving Credit Exposure would exceed the aggregate U.S. Revolving Credit Commitments or the aggregate Canadian Exposure would exceed the aggregate Canadian Credit Commitments. Notwithstanding the foregoing, the U.S. Borrower may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

                  (b) Mandatory. (i) If after giving effect to any reduction or termination of unused U.S. Revolving Loan Commitments under this Section 2.06, the U.S. Letter of Credit Sublimit or the U.S. Swing Line Sublimit exceeds the amount of the U.S. Revolving Credit Facility, such Sublimit shall be automatically reduced by the amount of such excess.

                  (ii) If after giving effect to any reduction or termination of unused Canadian Credit Commitments under this Section 2.06, the Canadian Swing Line Sublimit exceeds the amount of the Canadian Revolving Credit Facility, such Sublimit shall be automatically reduced by the amount of such excess.

                  (c) Application of Commitment Reductions; Payment of Fees. The applicable Administrative Agent will promptly notify the applicable Lenders of any termination or reduction of unused portions of the U.S. Letter of Credit Sublimit, or the unused U.S. Revolving Credit Commitment or unused Canadian Credit Commitment under this Section 2.06. Upon any reduction of unused Commitments under a Facility, the Commitment of each Lender under such Facility shall be reduced by such Lender's Pro Rata Share of the amount by which such Facility is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Revolving Credit Commitments shall be paid on the effective date of such termination.

                  (d) Subject to the satisfaction of the conditions set forth in paragraph (e) below, the U.S. Borrower, upon at least thirty (30) days prior written notice (or such shorter notice as to which the Administrative Agents may consent) to each Administrative Agent, may reallocate all or a portion of a Lender's Revolving Credit Commitment once at any time during each fiscal quarter of the U.S. Borrower in accordance with the following procedures. In the case of any such reallocation, the total U.S. Revolving Credit Commitments (in the case of a reallocation of a U.S. Revolving Credit Commitment) or the total Canadian Credit Commitments (in the case of a reallocation of a Canadian Credit Commitment), as the case may be, shall be reduced by the amount of the reallocated Commitment (the "REALLOCATED COMMITMENT") and the total Canadian Credit Commitments (if the Reallocated Commitment was a U.S. Revolving Credit Commitment) or the total U.S. Revolving Credit Commitments (if the Reallocated Commitment was a Canadian Credit Commitment) shall be increased by an amount equal to the Reallocated Commitment. Any such reallocation shall be subject to execution of documentation with respect thereto by the Borrowers, the Administrative Agents, the Lender whose Commitment is reduced pursuant to such reallocation (the "REDUCED LENDER") and the Lender that will assume the increased Commitment resulting from such reallocation, which may be the Reduced Lender or an affiliate of the Reduced Lender (the "INCREASED LENDER"). The Administrative Agents shall notify the Revolving Credit Lenders of any such reallocation. Any such reallocation shall not require any consent or approval of any Lender other than the Reduced Lender and the Increased Lender and the amounts of the respective Revolving Credit Commitments of such other Lenders shall not be changed by any such reallocation. In the event of any such reallocation (i) the credit facility comprised of the Reallocated Commitment, the other Revolving Credit Commitments of the same Tranche and the Loans and other Credit Extensions hereunder in respect of such Commitments is referred to herein as the "REDUCED FACILITY", and (ii) the credit facility comprised of the Commitment of the Increased Lender, the other Commitments of the same Tranche and the Loans and other Credit Extensions hereunder in respect of such Commitments is referred to herein as the "INCREASED FACILITY".

                  (e) The consummation of any reallocation pursuant to paragraph
(d) above shall be subject to satisfaction of the following conditions on the date of such consummation:

                  (i) the conditions to each Credit Extension set forth in
         Section 4.02 shall be satisfied at the time;

                  (ii) each of the Administrative Agents, each L/C Issuer, the Reduced Lender and the Increased Lender shall have consented in writing to such reallocation;

                  (iii) such reallocation shall not result in the prepayment of any Canadian BA;

                  (iv) after giving effect to such reallocation, the aggregate Canadian Commitments would not exceed $35,000,000;

                  (v) after giving effect to such reallocation and the satisfaction of the conditions specified above, (A) the aggregate U.S. Revolving Credit Exposure shall not exceed the aggregate U.S. Revolving Credit Commitment and (B) the aggregate Canadian Exposure shall not exceed the aggregate Canadian Credit Commitment; and

                  (vi) if the Increased Lender is not already a Lender, such Increased Lender shall have executed a joinder agreement in form satisfactory to the applicable Administrative Agent and the U.S. Borrower pursuant to which it shall have become a Lender hereunder.

                  (f) On each the date of effectiveness of any reallocation of any Commitment pursuant to clause (d) above (a "REALLOCATION EFFECTIVENESS DATE"), (i) each of the Lenders having a Revolving Credit Commitment under the Reduced Facility after giving effect to such reallocation (the "REMAINING REDUCED FACILITY LENDERS") shall purchase from the Reduced Lender and the Reduced Lender shall sell to each Remaining Reduced Facility Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in L/C Obligations and Swing Line Loans outstanding under the Reduced Facility on such Reallocation Effectiveness Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in L/C Obligations and Swing Line Loans under the Reduced Facility will be held by each Remaining Reduced Facility Lender ratably in accordance with its respective Pro Rata Share of the aggregate Commitments under the Reduced Facility and (ii) each of the Lenders having a Revolving Credit Commitment under the Increased Facility (the "EXISTING INCREASED FACILITY LENDERS") shall sell to the Increased Lender and the Increased Lender shall purchase from each Existing Increased Facility Lender, at the principal amount thereof, such interests in the Revolving Loans and participation interests in L/C Obligations and Swing Line Loans outstanding under the Increased Facility on such Reallocation Effectiveness Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans and participation interests in L/C Obligations and Swing Line Loans will be held by each Existing Increased Facility Lender and the Increased Lender ratably in accordance with its respective Pro Rata Share of the aggregate Commitments under the Increased Facility.

                  2.07 Repayment of Loans.

                  (a) Term Loans. The U.S. Borrower shall repay to the U.S. Administrative Agent for the ratable account of the Term Lenders the aggregate principal amount of all Term Loans outstanding in twenty-eight (28) consecutive quarterly installments as follows (which installments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05 or increased as a result of any increase in the amount of Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the Term Loans made as of the Closing Date)):

DATE                                  TERM LOAN PRINCIPAL AMORTIZATION PAYMENT
----                                  ----------------------------------------
November 27, 2004                                   $   1,750,000

DATE                                  TERM LOAN PRINCIPAL AMORTIZATION PAYMENT
----                                  ----------------------------------------
February 27, 2005                                   $  1,750,000
May 27, 2005                                        $  1,750,000
August 27, 2005                                     $  1,750,000
November 27, 2005                                   $  1,750,000
February 27, 2006                                   $  1,750,000
May 27, 2006                                        $  1,750,000
August 27, 2006                                     $  1,750,000
November 27, 2006                                   $  1,750,000
February 27, 2007                                   $  1,750,000
May 27, 2007                                        $  1,750,000
August 27, 2007                                     $  1,750,000
November 27, 2007                                   $  1,750,000
February 27, 2008                                   $  1,750,000
May 27, 2008                                        $  1,750,000
August 27, 2008                                     $  1,750,000
November 27, 2008                                   $  1,750,000
February 27, 2009                                   $  1,750,000
May 27, 2009                                        $  1,750,000
August 27, 2009                                     $  1,750,000
November 27, 2009                                   $  1,750,000
February 27, 2010                                   $  1,750,000
May 27, 2010                                        $  1,750,000
August 27, 2010                                     $  1,750,000
November 27, 2010                                   $164,500,000
February 27, 2011                                   $164,500,000
May 27, 2011                                        $164,500,000
August 27, 2011                                     $164,500,000

provided, however, that the final principal repayment installment of the Term Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term Loans outstanding on such date.

                  (b) Revolving Credit Loans. The applicable Borrower shall repay to the applicable Administrative Agent for the ratable account of the applicable Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all U.S. Revolving Credit Loans and Canadian Loans outstanding on such date.

                  (c) Swing Line Loans. Each Borrower shall repay each of its Swing Line Loans on the earlier to occur of (i) the date five (5) Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

                  2.08 Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the

Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans maintained as Base Rate Loans.

                  (b) Any past due amount of the Obligations shall accrue interest at a fluctuating rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

                  (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

                  (d) For the purposes of the Interest Act (Canada), whenever interest payable pursuant to this Agreement is calculated with respect to any monetary Obligation relating to the Canadian Facility on the basis of a period other than a calendar year (the "CALCULATION PERIOD"), each rate of interest determined pursuant to such calculation expressed as an annual rate is equivalent to such rate as so determined, multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Calculation Period. The principle of deemed reinvestment of interest with respect to any monetary Obligation relating to the Canadian Facility shall not apply to any interest calculation under this Agreement. The rates of interest with respect to any monetary Obligation relating to the Canadian Facility stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                  2.09 Fees. In addition to certain fees described in Sections 2.03(i) and (j):

                  (a) Commitment Fee. The U.S. Borrower shall pay to the U.S. Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee ("U.S. COMMITMENT FEE") equal to the Applicable Rate per annum, times the actual daily amount by which the aggregate U.S. Revolving Credit Commitments exceed the sum of (A) the Outstanding Amount of U.S. Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations with respect to U.S. Letters of Credit and the Canadian Borrowers shall pay to the Canadian Administrative Agent for the account of each Canadian Lender in accordance with its Pro Rata Share, a Commitment Fee ("CANADIAN COMMITMENT FEE" and together with the U.S. Commitment Fee, the "COMMITMENT FEES") equal to the Applicable Rate per annum, times the actual daily amount by which the aggregate Canadian Credit Commitments exceed the sum of (A) the Outstanding Amount of Canadian Loans and (B) the Outstanding Amount of L/C Obligations with respect to Canadian Letters of Credit. Notwithstanding the foregoing, any Commitment Fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by any

         Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by such Borrower prior to such time; and provided, however, that no Commitment Fees shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. Subject to the foregoing restrictions, the Commitment Fees shall accrue at all times from the date hereof until the Maturity Date, including at any time during which one or more of the conditions in Article IV are not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The Commitment Fees shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

                  (b) Other Fees. (i) The U.S. Borrower shall pay to the Arrangers and the U.S. Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  (ii) The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

                  2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans shall be made on the basis of a year of three hundred and sixty-five (365) or three hundred and sixty-six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a three hundred and sixty-five (365) day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid in accordance with the terms of this Agreement; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the applicable Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  2.11 Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by each Administrative Agent (and the U.S. Administrative Agent shall act solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the U.S. Borrower), in each case in the ordinary course of business. The accounts or records maintained by the applicable Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the applicable Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the

Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the applicable Administrative Agent in respect of such matters, the accounts and records of the applicable Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the applicable Administrative Agent, the applicable Borrower or Borrower(s) shall execute and deliver to such Lender (through the applicable Administrative Agent) a Note payable to such Lender, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

                  (b) In addition to the accounts and records referred to in
Section 2.11(a), each Lender and the applicable Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agents, entries in the applicable Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the applicable Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the applicable Administrative Agent shall control in the absence of manifest error.

                  (c) Entries made in good faith by the applicable Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the applicable Register, each applicable Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of an Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the applicable Register or such account or accounts shall not limit or otherwise affect the obligations of any Borrower under this Agreement and the other Loan Documents.

                  2.12 Payments Generally. (a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by any Borrower hereunder shall be made to the applicable Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Domestic Office. All payments shall be made in U.S. Dollars, except that all payments with respect to Canadian Loans, Canadian Swing Line Loans and Canadian Letters of Credit denominated in Canadian Dollars (and, for the avoidance of doubt, Canadian Commitment Fees shall be paid in U.S. Dollars) shall be made in Canadian Dollars not later than 2:00 p.m. (New York City time) on the date specified herein. The applicable Administrative Agent will promptly distribute to each applicable Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by an Administrative Agent after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

                  (c) Unless a Borrower or any Lender has notified the applicable Administrative Agent, prior to the date any payment is required to be made by it to an Administrative Agent hereunder, that such Borrower or Lender, as the case may be, will not make such payment, the applicable Administrative Agent may assume that such Borrower or Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the applicable Administrative Agent in immediately available funds, then:

                  (i) if the applicable Borrower failed to make such payment, each Lender shall forthwith on demand repay to the applicable Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the applicable Administrative Agent to such Lender to the date such amount is repaid to the applicable Administrative Agent in immediately available funds at the Federal Funds Rate (or the Canadian Prime Rate, in the case of payments with respect to Canadian Dollar denominated Canadian Loans, Canadian Swing Line Loans or Canadian Letters of Credit) from time to time in effect or, if greater, a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation; and

                  (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the applicable Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the applicable Administrative Agent to the applicable Borrower to the date such amount is recovered by the applicable Administrative Agent (the "COMPENSATION PERIOD") at a rate per annum equal to the Federal Funds Rate (or the Canadian Prime Rate, in the case of payments with respect to Canadian Dollar denominated Canadian Loans, Canadian Swing Line Loans or Canadian Letters of Credit) from time to time in effect or, if greater, a rate determined by the applicable Administrative Agent in accordance with banking industry rules on interbank compensation. When such Lender makes payment to the applicable Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the applicable Administrative Agent's demand therefor, the applicable Administrative Agent may make a demand therefor upon the applicable Borrower, and the applicable Borrower shall pay such amount to the applicable Administrative Agent, together with interest thereon for the

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

         Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the applicable Administrative Agent or the applicable Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  A notice of the applicable Administrative Agent to any Lender or any Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

                  (d) If any Lender makes available to an Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by such Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, such Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

                  (e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

                  (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

                  (g) Whenever any payment received by an Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to such Administrative Agent and the applicable Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by such Administrative Agent and applied by such Administrative Agent and the Lenders in the order of priority set forth in Section 8.03. If an Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, such Administrative Agent shall distribute such funds to each of the applicable Lenders in accordance with such Lender's Pro Rata Share of the sum of (a) the Outstanding Amount of all applicable Loans outstanding at such time and (b) the Outstanding Amount of all applicable L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding applicable Loans or other applicable Obligations then owing to such Lender.

                  2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify each Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that prior to the CAM Exchange Date, each Lender shall only purchase participations in Loans, L/C Obligations and Swing Line Loans under the Facility with respect to which they hold a Commitment; provided, further, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. Each Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. The applicable Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

                  2.14 Increase in Term Commitments. (a) Provided there exists no Default, upon notice to the U.S. Administrative Agent (which shall promptly notify the Term Lenders), the U.S. Borrower may on up to six (6) different occasions (in the aggregate with Section 2.15), request additional term loans (the "INCREMENTAL TERM LOANS" and the related commitments, the "INCREMENTAL TERM Commitments") in an amount not exceeding $200,000,000; provided that (i) after giving effect to any such Incremental Term Commitments, the aggregate amount of Incremental Term Commitments and increased U.S. Revolving Credit Commitments that have been effected pursuant to this Section 2.14 and Section 2.15, respectively, shall not exceed $200,000,000 at any time, (ii) any such increase shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof and (iii) the Incremental Term Loans (A) shall rank pari passu or junior in right of payment and right of security in respect of the Collateral with the Loans existing immediately prior thereto, (B) other than amortization, pricing or maturity date, shall have the same terms as Term Loans existing immediately prior to the effectiveness of the applicable Incremental Facility Amendment; provided that (x) if the interest rate spreads relating to such new Incremental Term Loans exceeds the Applicable Rate for the Term Loans (for the corresponding pricing levels) (or any Incremental Term Loans previously borrowed) by more than 0.50%, then the Applicable Rate for the Term Loans (and any Incremental Term

Loans previously borrowed) shall be adjusted to be equal to such interest rate spreads minus 0.50%, (y) the Incremental Term Loans shall not have a final maturity date earlier than the Maturity Date of the Term Loans and (iii) the Incremental Term Loans shall not have a Weighted Average Life to Maturity that is shorter than that of the then-remaining Weighted Average Life to Maturity of the Term Loans and any previously borrowed Incremental Term Loans. At the time of the sending of such notice, the U.S. Borrower (in consultation with the U.S. Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Each Lender with a Term Loan shall notify the U.S. Administrative Agent within such time period whether or not it agrees to such Incremental Term Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of the total Incremental Term Loans so requested. Any Lender not responding within such time period shall be deemed to have declined to increase its Term Commitment and, to the extent any Term Lender declines to make available its Pro Rata share of such increase the U.S. Borrower may also invite additional Eligible Assignees to become Lenders. The U.S. Administrative Agent shall notify the U.S. Borrower and each Term Loan Lender of the Lenders' responses to each request made hereunder. Any Term Lender or additional bank or financial institution electing to make available an Incremental Term Commitment (an "ADDITIONAL TERM LENDER") shall become a Lender or make its Incremental Term Commitment available, as the case may be, under this Agreement, pursuant to an amendment (an "INCREMENTAL FACILITY AMENDMENT") to this Agreement, giving effect to the modifications permitted by this Section 2.14, and, as appropriate, the other Loan Documents, executed by, the U.S. Loan Parties, each Additional Term Lender and the U.S. Administrative Agent. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the U.S. Administrative Agent, to effect the provisions of this Section (including voting provisions applicable to the Additional Term Lenders as a separate Tranche with respect to matters relating to such Incremental Term Loans).

                  (b) If any Incremental Term Commitments are made in accordance with this Section 2.14, the U.S. Administrative Agent and the U.S. Borrower shall determine the effective date (the "TERM COMMITMENTS INCREASE EFFECTIVE DATE") and the final allocation of such increase. The U.S. Administrative Agent shall promptly notify the U.S. Borrower and the Lenders of the final allocation of such increase and the Term Commitments Increase Effective Date. As a condition precedent to such increase, the U.S. Borrower shall deliver to the U.S. Administrative Agent a certificate of each Loan Party dated as of the Term Commitments Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching (A) the resolutions adopted by such Loan Party approving or consenting to such increase and (B) a pro forma Compliance Certificate demonstrating that, upon after giving Pro Forma Effect to such increase, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11, and (ii) in the case of the U.S. Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Term Commitments Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.14, the representations and warranties contained in subsections (a) and (b) of Section
5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists.

                  (c) This Section shall supersede any provisions in Section
10.01 to the contrary.

                  2.15 Increase in Revolving Credit Commitments. (a) Provided there exists no Default, upon notice to the U.S. Administrative Agent (which shall promptly notify the Lenders), the U.S. Borrower may on up to six (6) different occasions (in the aggregate with Section 2.14) request an increase in the U.S. Revolving Credit Commitments on the same terms as the U.S. Revolving Credit Commitments on the Closing Date by an amount not exceeding $100,000,000; provided that (i) after giving effect to any such increase in the U.S. Revolving Credit Commitments, the aggregate amount of increased Commitments that have been effected pursuant to Section 2.14 and this Section 2.15 shall not exceed $200,000,000 at any time and (ii) any such increase shall be in an aggregate amount of $500,000 or any whole multiple of $100,000 in excess thereof. At the time of the sending of such notice, the U.S. Borrower (in consultation with the U.S. Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders). Each Lender with a U.S. Revolving Loan Commitment shall notify the U.S. Administrative Agent within such time period whether or not it agrees to increase its U.S. Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its U.S. Revolving Credit Commitment and, to the extent any such Lender declines to accept its Pro Rata Share of such increase, the U.S. Borrower may also invite additional Eligible Assignees to become U.S. Revolving Credit Lenders. Any new U.S. Revolving Credit Lender shall become a Lender hereunder pursuant to a joinder agreement in form and substance reasonably satisfactory to the U.S. Administrative Agent and its counsel, which joinder shall not require the consent of any Lenders other than those participating in the incremental Revolving Credit Commitments. The U.S. Administrative Agent shall notify the U.S. Borrower and each Lender of the Lenders' responses to each request made hereunder.

                  (b) If the U.S. Revolving Credit Commitments are increased in accordance with this Section 2.15, the U.S. Administrative Agent and the U.S. Borrower shall determine the effective date (the "REVOLVING CREDIT COMMITMENTS INCREASE EFFECTIVE DATE") and the final allocation of such increase. The U.S. Administrative Agent shall promptly notify the U.S. Borrower and the Lenders of the final allocation of such increase and the Revolving Credit Commitments Increase Effective Date. As a condition precedent to such increase, the U.S. Borrower shall deliver to the U.S. Administrative Agent a certificate of each Loan Party dated as of the Revolving Credit Commitments Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching
(A) the resolutions adopted by such Loan Party approving or consenting to such increase and (B) a pro forma Compliance Certificate demonstrating that, after giving pro forma effect to such increase, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11, and (ii) in the case of the U.S. Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Revolving Credit Commitments Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and except that for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists. On each Revolving Credit Commitments Increase Effective Date, each of the Lenders having a U.S. Revolving Credit Commitment prior to such Revolving Credit Commitments Increase Effective Date (the "PRE-INCREASE REVOLVING LENDERS") shall assign to any Lender which is acquiring a new or additional Revolving Credit Commitment on the Revolving Credit Commitments Increase Effective Date (the "POST-INCREASE REVOLVING LENDERS"), and such Post-Increase Revolving Lenders shall purchase from each Pre-Increase Revolving Lenders, at the principal amount thereof, such interests in the U.S. Revolving Loans and participation interests in U.S. L/C Obligations and U.S. Swing Line Loans outstanding on such Revolving Credit Commitments Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such U.S. Revolving Loans and participation interests in U.S. L/C Obligations and U.S. Swing Line Loans will be held by Pre-Increase Revolving Lenders and Post-Increase Revolving Lenders ratably in accordance with their U.S. Revolving Credit Commitments after giving effect to such increased U.S. Revolving Credit Commitments.

                  (c) This Section 2.15 shall supersede any provisions in
Section 10.01 to the contrary.

                  2.16 Canadian BAs. (a) Not in limitation of any other provision of this Agreement, but in furtherance thereof, the provisions of this
Section 2.16 shall further apply to the acceptance, rolling over and conversion of Canadian BAs.

                  (b) If the Canadian Administrative Agent receives a Committed Loan Notice from a Canadian Borrower requesting a Borrowing or a rollover of or a conversion into a Canadian Loan by way of Canadian BAs, the Canadian Administrative Agent shall notify each of the applicable Canadian Lenders, prior to 11:00 a.m., New York City time, on the second Business Day prior to the date of such Credit Extension, of such request and of each such Canadian Lender's Pro Rata Share of such Canadian Loan. Each applicable Canadian Lender shall, not later than 11:00 a.m., New York City time, on the date of each Canadian Loan by way of Canadian BAs (whether in respect of the Credit Extension or pursuant to a rollover or conversion), accept drafts of a Canadian Borrower which are presented to it for acceptance and which have an aggregate face amount equal to such Canadian Lender's Pro Rata Share of the total Credit Extension being made available by way of Canadian BAs on such date. With respect to each drawdown of, rollover of or conversion into Canadian BAs, each such Canadian Lender shall not be required to accept any draft which has a face amount which is not in an integral multiple of Cdn$100,000. It shall be the responsibility of each Canadian Lender to arrange, in accordance with normal market practice, for the sale on the date of each Canadian Loan by way of Canadian BAs of the Canadian BAs issued by the applicable Canadian Borrower and to be accepted by that Canadian Lender, failing which such Canadian Lender shall purchase such Canadian BAs in accordance with normal market practice at or about 10:00 a.m. (New York City time) on the date of such Canadian Loan (and for greater certainty, all such references in this Agreement to the "acceptance" of Canadian BAs shall be deemed to include the "purchase" of Canadian BAs, as the context may require). Concurrent with the acceptance of drafts of a Canadian Borrower as aforesaid, each applicable Canadian Lender shall make available to the Canadian Administrative Agent the aggregate Notional BA Proceeds with respect to the Canadian BAs being accepted and sold or purchased by such Canadian Lender (net of the aggregate amount required to repay such Canadian Lender's outstanding Canadian BAs that are maturing on such date and/or Canadian Prime Rate Loans of such Canadian Lender that are being converted on such date). The Canadian Administrative Agent shall, upon fulfillment by a Canadian Borrower of the applicable terms and conditions set forth in Article IV, make such amount, if any, received from the applicable Canadian Lenders available to a Canadian Borrower on the date of such Credit Extension by crediting the designated account of the Canadian Borrower. Each Canadian BA to be accepted by any Canadian Lender shall be accepted by such Canadian Lender at its Domestic Office located in Canada.

                  (c) To facilitate the acceptance of Canadian BAs hereunder, each Canadian Borrower hereby appoints each Canadian Lender as its attorney to sign and endorse on its behalf, as and when considered necessary by the Canadian Lender, an appropriate number of drafts in the form prescribed by that Canadian Lender. Each Canadian Lender may, at its option, execute any draft in handwriting or by the facsimile or mechanical signature of any of its authorized officers, and the Canadian Lenders are hereby authorized to accept or pay, as the case may be, any draft of a Canadian Borrower which purports to bear such a signature notwithstanding that any such individual has ceased to be an authorized officer of the Canadian Lender, in which case any such draft or Canadian BA shall be as valid as if he or she were an authorized officer at the date of issue of the draft or Canadian BA. Any drafts or Canadian BA signed by a Canadian Lender as attorney for a Canadian Borrower, whether signed in handwriting or by the facsimile or mechanical signature of an authorized officer of a Canadian Lender, may be dealt with by the Canadian Administrative Agent or any Canadian Lender to all intents and purposes and shall bind the Canadian Borrower as if duly signed and issued by a Canadian Borrower. The receipt by the Canadian Administrative Agent of a request for a Borrowing by way of Canadian BAs shall be each applicable Canadian Lender's sufficient authority to execute, and each applicable Canadian Lender shall, subject to the terms and conditions of this Agreement, execute drafts in accordance with such request and the advice of the Canadian Revolving Administrative Agent given pursuant to this Section
2.16 and the drafts so executed shall thereupon be deemed to have been presented for acceptance.

                  (d) Each Canadian Borrower and each applicable Canadian Lender hereby acknowledge and agree that from time to time certain Canadian Lenders may not be authorized to or may, as a matter of general corporate policy, elect not to accept Canadian BA drafts, and the Canadian Borrower and each applicable Canadian Lender agrees that any such Canadian Lender may purchase Acceptance Notes of a Canadian Borrower in accordance with the provisions of Section 2.16(e) in lieu of accepting Canadian BAs for its account.

                  (e) In the event that any Canadian Lender described in Section 2.16(d) above is unable to, or elects as a matter of general corporate policy not to, accept Canadian BAs hereunder, such Canadian Lender shall not accept Canadian BAs hereunder, but rather, if a

Canadian Borrower requests the acceptance of such Canadian BAs, such Canadian Borrower shall deliver to such Canadian Lender non-interest bearing promissory notes (each, an "ACCEPTANCE NOTE") of such Canadian Borrower, substantially in the form of Exhibit N hereto, having the same maturity as the Canadian BAs that would otherwise be accepted by such Canadian Lender and in an aggregate principal amount equal to the undiscounted face amount of such Canadian BAs. Each such Canadian Lender hereby agrees to purchase each Acceptance Note from any Canadian Borrower at a purchase price equal to the Notional BA Proceeds for a Lender which would have been applicable if a Canadian BA draft had been accepted by such Lender and such Acceptance Notes shall be governed by the provisions of this Article II as if they were Canadian BAs.

                  (f) On the date of maturity of each Canadian BA, the applicable Canadian Borrower shall pay to the Canadian Administrative Agent, for the account of the holder of such Canadian BA, Canadian Dollars in an amount equal to the face amount of such Canadian BA, provided that the applicable Canadian Borrower may, at its option, so reimburse the applicable Canadian Lenders, in whole or in part, by delivering to the Canadian Administrative Agent a Committed Loan Notice contemplated in Section 2.02(g). The obligation of the applicable Canadian Borrower to make such payment shall not be prejudiced by the fact that the holder of any such Canadian BA is the Canadian Lender that accepted such Canadian BA. No days of grace shall be claimed by the Canadian Borrower for the payment at maturity of any Canadian BA. If the applicable Canadian Borrower does not make such payment and has not given such conversion notice, the amount of such required payment shall be deemed to be a Canadian Prime Rate Loan made to the applicable Canadian Borrower by the Canadian Lenders that accepted such Canadian BA or purchased such Acceptance Note. The Canadian Borrowers hereby confirm the application of the proceeds of such Canadian Prime Rate Loan in payment of the liability of such Canadian Borrower with respect to the related Canadian BA or Acceptance Note.

                  2.17 Additional Canadian Borrowers. The U.S. Borrower may, at its sole option, elect to cause any Canadian Subsidiary of the U.S. Borrower to become a Canadian Borrower hereunder by executing and delivering to the U.S. Administrative Agent (in each case to the extent not previously executed and delivered by such Canadian Subsidiary) a joinder agreement to this Agreement, the Canadian Guaranty and the applicable Collateral Documents, in each case, in form and substance satisfactory to the Canadian Administrative Agent, together with such customary opinions and other documents as the Canadian Administrative Agent may reasonably request.

                                  ARTICLE III
                TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

                  3.01 Taxes. (a) Except as provided in this Section 3.01 or as otherwise expressly provided in this Agreement, any and all payments by the Borrowers to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without reduction for or on account of any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its net income (including branch profits), and capital and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a lending office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "TAXES"). If the Borrowers shall be required by any Laws to deduct or withhold any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions or withholdings (including amounts applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment, the Borrowers shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the applicable Administrative Agent.

                  (b) In addition, each Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, sales, goods and services, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to the exercise by an Agent or a Lender of its rights under, any Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) Each Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent or such Lender, and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides applicable Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a written demand therefor.

                  (d) No Borrower shall be required pursuant to this Section
3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the lending office of such Lender, except to the extent that any such change is requested or required by a Borrower (and provided that nothing in this clause (d) shall be construed as relieving any Borrower from any obligation to make such payments or indemnification (i) in accordance with Section 3.04 in the event of a

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change that is a change in Law and (ii) in accordance with the other provisions of this Section 3.01 in connection with an assignment made pursuant to a CAM Exchange).

                  (e) If the forms provided by a Lender or an Agent pursuant to
Section 10.15(a) at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement (or first becomes a U.S. Lender other than as a result of a CAM Exchange) indicate a United States withholding tax rate in excess of zero, United States withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to United States withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date.

                  (f) Notwithstanding any provision of this Section 3.01 (except the last sentence of this Section 3.01(f)), no Canadian Loan Party shall have any obligation to gross-up, pay or indemnify any Secured Party (including, for such purpose, any L/C Issuer, Participant or SPC), their successors and assigns, that is not a Canadian Person for Taxes imposed pursuant to Part XIII of the Income Tax Act (Canada) (or any successor provision thereto) as a result of such Secured Party not being a Canadian Person, unless such Canadian Loan Party otherwise agrees in writing to do so, and each Canadian Loan Party shall deduct or withhold any such Taxes required by any Laws to be deducted or withheld by it. Each Secured Party (including any L/C Issuer, Participant or SPC) shall, upon request by a Canadian Loan Party, confirm to the Canadian Loan Party if it is or is not a Canadian Person and indemnify each Canadian Loan Party in respect of any inaccuracy of such confirmation. This Section 3.01(f) shall not apply to any Secured Party (including any L/C Issuer, Participant or SPC) which becomes a Secured Party (including any L/C Issuer, Participant or SPC) as a result of an assignment made in connection with a CAM Exchange.

                  (g) If any Lender or Agent determines that it has received a refund or overpayment credit in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrowers pursuant to this Section 3.01, it shall promptly remit the amount of such refund or credit (including any interest included in such refund or credit) to the applicable Borrower (to the extent that it reasonably determines that it can do so without prejudice to the retention of the refund or credit), net of all out-of-pocket expenses of the Lender or Agent, as the case may be; provided, however, that the applicable Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund or credit to such party in the event such party is required to repay such refund or credit to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the applicable Borrower's request, provide the applicable Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund or credit received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

                  (h) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by any Borrower, use commercially reasonable efforts (subject to such Lender's overall internal policies of general application and legal and regulatory restrictions) to avoid the consequences of such event, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.01(h) shall affect or postpone any of the Obligations of any Borrower or the rights of such Lender pursuant to Sections 3.01(a) and (c).

                  3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the U.S. Borrower through the applicable Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the applicable Administrative Agent and the applicable Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the applicable Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

                  3.03 Inability To Determine Rates. (a) If the applicable Requisite Class Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the applicable Administrative Agent will promptly so notify the applicable Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the applicable Administrative Agent

(upon the instruction of the applicable Requisite Class Lenders) revokes such notice. Upon receipt of such notice, the applicable Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

            (b) If the Canadian Administrative Agent shall have determined in good faith that by reason of circumstances affecting the Canadian money market, there is no market for Canadian BAs, then the right of the Canadian Borrowers to request the acceptance of Canadian BAs and the acceptance thereof shall be suspended until the Canadian Administrative Agent determines that the circumstances causing such suspension no longer exist and the Canadian Administrative Agent so notifies the Canadian Borrowers.

            3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or issuing or participating in Letters of Credit or accepting and purchasing or selling any Canadian BA, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of net income or gross income (including branch profits), capital and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a lending office, and
(iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the applicable Administrative Agent given in accordance with Section 3.06), the U.S. Borrower (in the case of any payment to any U.S. Lender) or the Canadian Borrowers (in the case of any payment to a Canadian Lender) shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

            (b) If any Lender determines that the introduction of any Law regarding capital adequacy, reserve requirements or similar requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the applicable Administrative Agent given in accordance with Section 3.06), the U.S. Borrower (in the case of any payment to any U.S. Lender) or the Canadian Borrowers (in the case of any payment to a Canadian Lender) shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

            (c) The U.S. Borrower (in the case of any payment to any U.S. Lender) or the Canadian Borrowers (in the case of any payment to a Canadian Lender) shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "EUROCURRENCY LIABILITIES"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), which shall be due and payable on each date on which interest is payable on such Loan; provided the applicable Borrower shall have received at least fifteen (15) days' prior notice (with a copy to the applicable Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen
(15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

            (d) No Borrower shall be required to compensate a Lender pursuant to Section 3.04(a), (b), (c) or (d) for any such increased cost or reduction incurred more than one hundred eighty (180) days prior to the date that such Lender demands, or notifies such Borrower of its intention to demand, compensation therefor; provided that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            (e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the U.S. Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, do not cause such Lender and its Lending Office(s) to suffer to material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of any Borrower or the rights of such Lender pursuant to Section 3.04(a), (b) or (c).

            3.05 Funding Losses. Upon demand of any Lender (with a copy to the U.S. Administrative Agent) from time to time, the U.S. Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

            (b) any failure by the U.S. Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the U.S. Borrower;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

            For purposes of calculating amounts payable by the U.S. Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

            3.06 Matters Applicable to All Requests for Compensation. (a) A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

            (b)   With respect to any Lender's claim for compensation under
Section 3.01, 3.02, 3.03 or 3.04, no Borrower shall be required to compensate such Lender for any amount incurred more than one hundred eighty (180) days prior to the date that such Lender notifies such Borrower of the event that gives rise to such claim; provided that, if the circumstances giving rise to such claim are retroactive, then such 180-day period shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by any Borrower under Section 3.04, such Borrower may, by notice to such Lender (with a copy to the applicable Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

            (c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender's Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

            (i) to the extent that such Lender's Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

            (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

            (d) If any Lender gives notice to any Borrower (with a copy to the Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

            3.07 Replacement of Lenders Under Certain Circumstances. (a) If at any time (i) any Borrower becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or 3.03, or
(ii) any Lender becomes a Defaulting Lender, then the applicable Borrower may, on ten (10) Business Days' prior written notice to the applicable Administrative Agent and such Lender, either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the applicable Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that no Administrative Agent or Lender shall have any obligation to such Borrower to find a replacement Lender or other such Person or
(ii) terminate the Commitment of such Lender and repay all obligations of such Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date.

            (b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the applicable Borrower(s) or applicable Administrative Agent. Pursuant to such Assignment and Assumption, (i) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans,
(ii) all obligations of the applicable Borrower(s) owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (iii) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the applicable Borrower or Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

            (c) Notwithstanding anything to the contrary contained above, (i) no Lender that acts as an L/C Issuer may be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lenders that act as the Administrative Agents may not be replaced hereunder except in accordance with the terms of Section 9.09.

            3.08 Survival. All of the Borrowers' obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                   ARTICLE IV
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

            4.01 Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

            (a) The U.S. Administrative Agent's satisfaction that substantially concurrently with the initial Credit Extensions it shall receive each of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the U.S. Administrative Agent and its legal counsel:

                  (i) executed counterparts of this Agreement and each Guaranty;

                  (ii) a Note executed by each applicable Borrower in favor of each Lender requesting a Note;

                  (iii) the U.S. Security Agreement, duly executed by each U.S.
            Loan Party, together with:

                        (A) certificates representing the Pledged Interests referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt (including, without limitation, the Intercompany Note) indorsed in blank,

                        (B) copies of proper financing statements, duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the U.S. Security Agreement, covering the Collateral described in the U.S. Security Agreement,

                        (C) evidence that all other actions, recordings and filings of or with respect to the U.S. Security Agreement that the U.S. Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the U.S.

                  Administrative Agent (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements);

                  (iv) the Canadian Security Agreement, duly executed by the Canadian Loan Parties, together with:

                        (A) copies of proper financing statements and/or registration forms, duly prepared for filing under the PPSA and/or registration in all jurisdictions that the Canadian Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Canadian Security Agreement and/or render such Liens opposable to third parties, covering the Collateral described in the Canadian Security Agreement and

                        (B) evidence that all other actions, recordings and filings of or with respect to the Canadian Security Agreement that the Canadian Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect and/or render such Liens opposable to third parties the Liens created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Canadian Administrative Agent (including, without limitation, receipt of duly executed payoff letters, PPSA termination statements and/or discharges, as applicable);

                  (v) the Intellectual Property Security Agreement, duly executed by each applicable U.S. Loan Party, together with evidence that all action that the U.S. Administrative Agent in its reasonable judgment may deem reasonably necessary or desirable in order to perfect and protect the Liens created under the Intellectual Property Security Agreement has been taken;

                  (vi) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agents may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party;

                  (vii) such documents and certifications as the Administrative
            Agents may reasonably require to evidence that each Loan Party is duly organized or formed, and that each of the Borrowers and the Guarantors is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

                  (viii) an opinion of Ropes & Gray LLP, counsel to the Loan
            Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit J-1, and as to such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agents shall reasonably request;

                  (ix) an opinion of Borden Ladner Gervais LLP, Canadian counsel to the Loan Parties, addressed to each Agent and each Lender, as to matters set forth in Exhibit J-2, and as to such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agents shall reasonably request;

                  (x) opinions of local counsel for the Loan Parties, addressed to each Agent and each Lender, as to the matters set forth in Exhibit J-3, and as to such other matters concerning the Loan Parties and the Loan Documents as the Administrative Agents shall reasonably request;

                  (xi)  Mortgages encumbering the Real Properties set forth on
            Schedule 1.01(a) duly executed by the appropriate U.S. Loan Parties, together with:

                        (A) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the U.S. Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the U.S. Administrative Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the U.S. Administrative Agent;

                        (B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amount, reasonably acceptable to the U.S. Administrative Agent (not to exceed the value of the Real Properties covered thereby and in the case of Section 6.12(c), the value of the real property encumbered by a Mortgage shall not exceed, in each case, an amount determined in the reasonable judgment of the U.S. Administrative Agent), issued, coinsured and reinsured by title insurers reasonably acceptable to the U.S. Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by clauses (a), (c),
                  (d), (g), (h), (i), (j) and (v) of Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the U.S. Administrative Agent may deem reasonably necessary or desirable;

                        (C) American Land Title Association/American Congress on Surveying and Mapping form surveys for the real property located at 448 Richard Boulevard, Tipton, Missouri, sufficient for the title company to remove the standard survey exception from the Mortgage Policy for such property and issue survey related endorsements to that Mortgage Policy;

                        (D) opinions of local counsel for the U.S. Loan Parties in states in which the Real Properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings substantially in the form of Exhibit J-3 hereto, and otherwise in form and substance reasonably satisfactory to the U.S. Administrative Agent; and

                        (E) such other evidence that all other actions that the U.S. Administrative Agent may deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken;

                  (xii) a certificate attesting to the Solvency of the Loan
            Parties (taken as a whole) after giving effect to the Transaction, from the Chief Financial Officer of the U.S. Borrower;

                  (xiii) the financial statements described in Sections 5.05(a),
            (b) and (d);

                  (xiv) a certified copy of the Sponsor Management Agreement;

                  (xv) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                  (xvi) certified copies of the Acquisition Agreement, duly
            executed by the parties thereto, together with all agreements, instruments and other documents delivered in connection therewith as the U.S. Administrative Agent shall reasonably request;

                  (xvii) (A) copies of certificates of merger or other
            confirmation reasonably satisfactory to the Lenders to be filed with the Secretary of State of the State of Delaware for each Merger, (B) confirmation from the Target Company and the Company, or their respective counsel that such certificates are to be so filed immediately after such confirmation and (C) on the Closing Date, but after the consummation of the Transaction, certified copies of such certificates of the consummation of the First Merger and the Second Merger from the Secretary of State of the State of Delaware;

                  (xviii) an assumption agreement in substantially the form of
            Exhibit K hereto (the "ASSUMPTION AGREEMENT"), duly executed by the Surviving Corporation in connection with the Mergers;

                  (xix) a Committed Loan Notice or Letter of Credit Application,
            as applicable, relating to the initial Credit Extension; and

                  (xx) such other assurances, certificates, documents, consents or opinions as the U.S. Administrative Agent reasonably may require.

            (b) All fees and expenses required to be paid on or before the Closing Date shall have been paid in full in cash.

            (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or, to the knowledge of any Loan Party or any of its Subsidiaries, threatened before any Governmental Authority or arbitrator that would be reasonably likely to have a Material Adverse Effect.

            (d) All governmental authorizations and all material third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the U.S. Administrative Agent) and shall remain in effect; all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any Governmental Authority (including, without limitation, the expiration of the requisite waiting period under the Hart Scott-Rodino Antitrust Improvements Act of 1975), and no Law shall be applicable in the reasonable judgment of the U.S. Administrative Agent, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction.

            (e) No changes, occurrences or developments shall have occurred, and no information shall have been received or discovered by the Administrative Agent that, either individually or in the aggregate, could reasonably be expected to (1) have (or have had) a material adverse effect on the condition (financial or otherwise), business, operations, assets or liabilities of the Consolidated Parties, taken as a whole, (2) adversely affect (or has adversely affected) the ability of the Borrowers or any Guarantor to perform its obligations under any of the Loan Documents or
      (3) adversely affect (or has adversely affected) the rights and remedies of the Lenders under the applicable Loan Documents.

            (f) The Arrangers and the U.S. Administrative Agent shall have reviewed, and be reasonably satisfied with, the final terms and conditions of the Acquisition Documents. Each of the Acquisition Documents shall be in full force and effect. The U.S. Administrative Agent shall be reasonably satisfied with (A) any amendments, modification and supplements to the Acquisition Documents, and (B) all agreements, instruments and documents relating to each other aspect of the Transaction.

            (g) Substantially simultaneously with the initial Credit Extension, the Equity Contributions and the Acquisition shall be consummated in accordance with the terms of the Acquisition Agreement, without any waiver or amendment not reasonably satisfactory to the U.S. Administrative Agent, and in compliance with all applicable requirements of Law and, after giving effect to the Transaction, at least 23% of the consolidated capitalization of Holdings shall be in the form of common Equity Interests.

            (h) The Administrative Agents shall be satisfied with arrangements for the First Merger and the Second Merger to be consummated immediately following the Acquisition.

            (i) The U.S. Borrower shall have received at least $625,000,000 in gross cash proceeds from the sale of the Senior Subordinated Notes.

            (j) The U.S. Administrative Agent shall be satisfied with the arrangements for all of the Existing Notes tendered and not validly withdrawn pursuant to the Existing Notes Tender Offer to be accepted for purchase in accordance with the Existing Notes Tender Documents on the Closing Date. Pursuant to the Existing Notes Tender Offer, the Target Company and Nortek, Inc. shall have received consents which shall not have been validly withdrawn and for which all rights of withdrawal have expired, from holders of a majority of each series of the Existing Notes to enter into the supplemental indentures to each of the Existing Notes Indentures contemplated by clause (c) of the definition of "Existing Notes Tender Documents" and such supplemental indentures shall have been entered into by the Target Company and Nortek, Inc., as applicable, and the applicable trustee. The aggregate amount of the Commitments, the Senior Subordinated Notes and the Existing Notes (based on principal amount at maturity, to the extent applicable) which have not been purchased or called for redemption on the Closing Date shall not exceed $1,441,000,000.

      4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans or the continuation or conversion of a Canadian BA) is subject to the following conditions precedent:

            (a) The representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and
      (b), respectively.

            (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

            (c) The applicable Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

            Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans or the continuation or conversion of a Canadian BA) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            Each of Holdings and each Borrower represents and warrants to the Agents and the Lenders that:

            5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents and the Acquisition Documents to which it is a party, and (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except in each case referred to in clause (c) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

            5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document and the Acquisition Documents to which such Person is a party, and the consummation of the Transaction, are within such Loan Party's corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment (except for Indebtedness to be repaid on the Closing Date in connection with the Transaction) to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries subject to delivery of a copy of the Mortgages encumbering the Real Property set forth on Schedule 6.16(b) to the landlord under the applicable lease to the extent required pursuant to the terms of any Mortgaged Lease (as defined in the applicable Mortgage) or to the extent required by Landlord (as defined in the applicable Mortgage) in connection with its consent to granting a mortgage encumbering the applicable Loan Party's leasehold interest in such Mortgage Lease or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

            5.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by any Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Administrative Agent (which filings are disclosed in the Perfection Certificate) or (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and solely for purposes of the foregoing clause
(a), in the case of the Transaction, those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any Governmental Authority restraining, preventing or imposing materially adverse conditions upon the Transaction. Following the initial Credit Extensions, the Acquisition and the Mergers have been consummated in accordance with the Acquisition Agreement and, in all material respects, applicable Law.

            5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights generally and by general principles of equity.

            5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements fairly present in all material respects the financial condition of the Target Company and its consolidated Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. During the period from December 31, 2003 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by the Target Company or any of its consolidated Subsidiaries of any material part of the business or property of the Target Company or any of its consolidated Subsidiaries, taken as a whole and
(ii) no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Target Company and its consolidated Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or has not otherwise been disclosed in writing to the Lenders prior to the Closing Date.

            (b) The unaudited consolidated financial statements of the Target Company and its consolidated Subsidiaries for the fiscal quarters ended April 3, 2004 and July 3, 2004, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarters (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and
(ii) fairly present in all material respects the financial condition of the Target Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal year-end audit adjustments. From such date to the Closing Date, except as set forth on Schedule 5.05, Holdings, the Target Company and their respective

Subsidiaries have not incurred any material Indebtedness or other liabilities, direct or contingent, that, in accordance with GAAP, would be required to be disclosed in such financial statements, other than in connection with the Transactions and which are reflected in the pro forma financial statements delivered pursuant to clause (d) below.

            (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), business, operations, assets or liabilities of the Company (and after giving effect to the Mergers, the U.S. Borrower) and its Subsidiaries taken as a whole.

            (d) The condensed consolidated pro forma balance sheet of Holdings and its Subsidiaries as of July 3, 2004 and the related consolidated pro forma statements of operations of Holdings and its Subsidiaries for the twelve month period then ended, certified by the Chief Financial Officer of the U.S. Borrower, copies of which have been furnished to each Lender, (A) fairly present in all material respects the consolidated pro forma financial condition of Holdings and its Subsidiaries as at such dates and the consolidated pro forma results of operations of Holdings and its Subsidiaries for the period ended on such date, in each case, giving pro forma effect to the Transaction, (B) other than with respect to the pro forma statement of operations and cash flows for the twelve months ended July 3, 2004, meet the requirements of Regulation S-X under the Securities Act of 1933 and (C) have been properly computed on the bases described therein.

            (e) The consolidated forecasted balance sheets, statements of income and statements of cash flows of Holdings and its Subsidiaries for, and as of the end of, (i) each fiscal quarter commencing after July 3, 2004 and ending on or prior to December 31, 2006 and (ii) each fiscal year commencing after December 31, 2003 and ending on or prior to December 31, 2011 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that actual results may vary from such forecasts and that such variations may be material.

            5.06 Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings or any Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings, the U.S. Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or, as of the Closing Date, the consummation of the Transaction, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            5.07 No Default. None of Holdings, the U.S. Borrower or any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            5.08 Ownership of Property; Liens. (a) Each Loan Party and each of its Subsidiaries has good record and indefeasible title in fee simple to, or valid leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by clauses (a), (c), (d), (g), (h), (i), (j) and
(v) of Section 7.01.

            (b) Set forth on Schedule 5.08(b) hereto is a complete and accurate list of all real property owned by any U.S. Loan Party or any of its Subsidiaries located in the United States, as of the Closing Date, showing as of the date hereof the street address (to the extent available), county or other relevant jurisdiction, state and record owner.

            (c) Set forth on Schedule 5.08(c) hereto is a complete and accurate list of all leases of real property material to the conduct of the business of the Loan Parties under which any Loan Party or any of its Subsidiaries is the lessee as of the Closing Date, showing as of the date hereof the street address (to the extent available), county or other relevant jurisdiction, state, lessor and lessee.

            5.09 Environmental Compliance. (a) Each Loan Party and each of its Subsidiaries, and each Subsidiary of their operations and properties is in compliance with all applicable Environmental Laws except to the extent any non-compliance could not reasonably be expected to result in a Material Adverse Effect.

            (b) Except as specifically disclosed on Schedule 5.09, there are no actions, claims, notices of violation or potential responsibility, or proceedings alleging liability under or non-compliance with any Environmental Law on the part of any Loan Party or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (c) Except as specifically disclosed in Schedule 5.09 or except as could not reasonably be expected to have a Material Adverse Effect, (i) none of the properties currently or, to the knowledge of any Loan Party formerly, owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been Released on, under or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries except for such releases, discharges or disposal that were in material compliance with Environmental Laws.

            (d) The Properties do not contain any Hazardous Materials in amounts or concentrations which (i) constitute a violation of, (ii) require any action or inaction under, or (iii) could give rise to liability under, Environmental Laws, which violations, actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            (e) Except as disclosed in Schedule 5.09, neither the U.S. Borrower nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or response or other corrective action relating to any actual or threatened Release, Hazardous Materials at, on, under or from any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for any such action that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (f) Except as disclosed on Schedule 5.09, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which would not reasonably expected to result in a Material Adverse Effect.

            5.10 Insurance. The properties of U.S. Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as U.S. Borrower and its Restricted Subsidiaries) with such deductibles and covering such risks as are customarily carried by prudent companies engaged in similar businesses and owning similar properties in localities where U.S. Borrower or the applicable Restricted Subsidiary operates.

            5.11 Taxes. The U.S. Borrower and its Subsidiaries have filed all Federal and material state, foreign and other tax returns and reports required to be filed, and have paid all Federal and material state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (c) with respect to which the failure to make such filing or payment could not reasonably be expected to have a Material Adverse Effect.

            5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Federal or state Laws. Each Plan that is intended to qualify under
Section 401(a) of the Code has received a favorable determination letter from the IRS, or has been established pursuant to a prototype plan that has received a favorable opinion letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of any Borrower or Holdings, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the knowledge of any Borrower or Holdings, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred within the prior 2 years or is reasonably expected to occur; (ii) no Pension Plan has an "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived, and no application for a waiver of the minimum funding standard has been filed with respect to any Pension Plan; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA; and (vi) the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $80,000,000 the fair market value of the assets of all such underfunded Pension Plans; except, with respect to each of the foregoing clauses of this Section 5.12(c), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

            (d) Except where noncompliance would not reasonably be expected to result in a Material Adverse Effect, each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable Governmental Authorities, and neither the U.S. Borrower nor any Subsidiary have incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan.

            5.13 Subsidiaries; Equity Interests. As of the Closing Date, each Loan Party has no Subsidiaries other than those specifically disclosed in
Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under
Section 7.01.

            5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act. (a) The Borrowers are not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no Credit Extension will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            (b) None of the U.S. Borrower, any Person Controlling the U.S. Borrower or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940. Neither the making of any Credit Extension, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

            5.15 Disclosure. No report, financial statement, certificate or other information (including, without limitation, the Information Memorandum) furnished (whether in writing or orally) by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the U.S. Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

            5.16 Compliance with Laws. Each Loan Party and its Subsidiaries is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            5.17 Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent such conflicts or failures to own or possess such rights, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            5.18 Solvency. Each of the Borrowers, on a consolidated basis with its Subsidiaries, is Solvent.

            5.19 Casualty, Etc. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

            5.20 Perfection, Etc. All filings and other actions necessary or desirable to perfect and protect the Liens in the Collateral created under the Collateral Documents and to render such Liens opposable to third parties have been or will be, during the periods required by the Loan Documents, duly made or taken and are in full force and effect, and the Collateral Documents create in favor of (i) the U.S. Administrative Agent for the benefit of the Secured Parties and (ii) the Canadian Administrative Agent for the benefit of the Canadian Secured Parties, a valid and, together with such filings and other actions, perfected first priority Lien in the U.S. Collateral and the Canadian Collateral, respectively, securing the payment of the Secured Obligations (in the case of the U.S. Collateral) and the Canadian Obligations (in the case of the Canadian Collateral), subject to Liens permitted by Section 7.01. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the Liens created or permitted under the Loan Documents.

            5.21 Tax Shelter Regulations. The U.S. Borrower does not intend to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the U.S. Borrower determines to take any action inconsistent with such intention, it will promptly notify the U.S. Administrative Agent thereof. If the U.S. Borrower so notifies the U.S. Administrative Agent, the U.S. Borrower acknowledges that one or more of the Lenders may treat its Loans and/or its interest in Swing Line Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, may maintain the lists and other records required by such Treasury Regulation.

            5.22 Anti-Terrorism Law. (a) No Loan Party and, to the knowledge of Holdings and the Borrowers, none of their Affiliates is in violation of any laws relating to terrorism or money laundering ("ANTI-TERRORISM LAWS"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "EXECUTIVE ORDER"), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 or the Proceeds of Crime (Money-Laundering) and Terrorist Financing Act (Canada).

            (b) No Loan Party and to the knowledge of the Loan Parties, no Affiliate or broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:

            (i) a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

            (ii) a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

            (iii) a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

            (iv) a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

            (v) a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

            (c) No Loan Party and, to the knowledge of Holdings and the Borrowers, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued or payable remains unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of Holdings and the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

            6.01 Financial Statements. Deliver to the Administrative Agents for further distribution to each Lender:

            (a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the U.S. Borrower (or, if earlier, the date on which the U.S. Borrower's Form 10-K would be required to be filed with the SEC whether or not it is then subject to Section 13(d) or 15 of the Exchange Act), a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young, LLP or any other independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit, together with the related unaudited consolidating balance sheet and statement of income or operations reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

            (b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the U.S. Borrower (or, if earlier, the date on which the U.S. Borrower's 10-Q would be required to be filed with the SEC whether or not it is then subject to Section 13(d) or 15 of the Exchange Act), a consolidated balance sheet of the U.S. Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the U.S. Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders' equity and cash flows of the U.S. Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, together with the related unaudited consolidating balance sheet and statement of income or operations reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

            (c) at the time of delivery of the financial statements provided for in Sections 6.01(a) and (b) above, a management's discussion and analysis of the financial condition and results of operation for such fiscal quarter or fiscal year, as the case may be, as compared to the previous fiscal period; provided that a copy of the U.S. Borrower's Form 10-K or Form 10-Q for the applicable period shall be deemed to satisfy such requirement; and

            (d) as soon as available, but in any event no later than seventy-five (75) days after the end of each fiscal year, forecasts prepared by management of the U.S. Borrower, in form reasonably satisfactory to the U.S. Administrative Agent, of consolidated balance sheets, income statements and cash flow statements of the U.S. Borrower and its Subsidiaries. The initial forecasts delivered hereunder shall be prepared on a quarterly basis for the 2005 fiscal year and each subsequent forecast delivered hereunder shall be prepared on an annual basis for the fiscal year following such fiscal year then ended.

            6.02 Certificates; Other Information. Deliver to the Administrative Agents for further distribution to each Lender, in form and detail reasonably satisfactory to the Administrative Agents and the Required Lenders:

            (a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default under Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

            (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), (i) a duly completed Compliance Certificate signed by a Responsible Officer of U.S. Borrower and, if such Compliance Certificate demonstrates an Event of Default of any covenant under Section 7.11, the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a "NOTICE OF INTENT TO CURE") such Event of Default through capital contributions or the purchase of Equity Interests as contemplated pursuant to clause
      (b)(xviii) and the final proviso of the definition of "Consolidated EBITDA"; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agents and the Lenders under any Loan Document and (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b);

            (c) promptly after the same are available, (i) copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the U.S. Borrower or Holdings,
      (ii) copies of all annual, regular, periodic and special reports and registration statements which the U.S. Borrower or Holdings may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and (iii) a copy of any "management letter" received by any Loan Party from its certified public accountants identifying any significant deficiencies in the design or operation of internal controls which could materially adversely affect the U.S. Borrower's or Holdings' ability to record, process, summarize and report financial data, and the management's responses thereto (provided that such disclosure by the U.S. Borrower is authorized by such accountants (and the U.S. Borrower agrees to request that such certified public accountants permit such disclosure));

            (d) promptly after the furnishing thereof, copies of any requests or notices received by any Loan Party (other than in the ordinary course of business) from, or statements or reports furnished to, any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

            (e) promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

            (f) promptly after the assertion or occurrence thereof, notice of any occurrence, event or action that could result in Environmental Liability on the part of any Loan Party or any of its Subsidiaries or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit, in each case that could reasonably be expected to have a Material Adverse Effect;

            (g)   concurrently with any delivery of financial statements under
      Section 6.01(a), a certificate of a Responsible Officer setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;

            (h) promptly after the furnishing thereof, copies of all financial statements, forecasts, budgets or other similar information of Holdings furnished to the lenders or holders of any Permitted Holdco Debt;

            (i) promptly after U.S. Borrower has notified the U.S. Administrative Agent of any intention by U.S. Borrower to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form;

            (j) upon request by the U.S. Administrative Agent, copies of: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Loan Party or ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; (ii) the most recent actuarial valuation report for each Pension Plan; (iii) all notices received by any Loan Party or ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan as the U.S. Administrative Agent shall reasonably request; and

            (k) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as any Administrative Agent or any Lender may from time to time reasonably request.

            Documents required to be delivered pursuant to Section 6.01(a), (b),
(c) or (d) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the U.S. Borrower posts such documents, or provides a link thereto on the U.S. Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the U.S. Borrower's behalf on IntraLinks/ IntraAgency or another relevant website, if any, to which each Lender and each Administrative Agent have access (whether a commercial, third-party website or whether sponsored by an Administrative Agent); provided that (i) the U.S. Borrower shall deliver paper copies of such documents to the Administrative Agents for further distribution to each Lender until a written request to cease delivering paper copies is given by the each Administrative Agent or such Lender and (ii) the U.S. Borrower shall notify (which may be by facsimile or electronic mail) each Administrative Agent of the posting of any such documents and provide to each Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Notwithstanding anything contained herein, in every instance U.S. Borrower shall be required to provide paper copies of the Compliance Certificates required by
Section 6.02(b) to the Administrative Agents. Except for such Compliance Certificates, the Administrative Agents shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by any Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

            6.03 Notices. Promptly after obtaining knowledge thereof notify the Administrative Agents for further distribution to each Lender:

            (a)   of the occurrence of any Default; and

            (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws and or in respect of IP Rights, or
      (iv) the occurrence of any ERISA Event.

            Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the U.S. Borrower setting forth details of the occurrence referred to therein and stating what action the U.S. Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

            6.04 Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the U.S. Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the U.S. Borrower or such Subsidiary; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

            6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section
7.04 or 7.05; provided, however, that the U.S. Borrower and its Subsidiaries may consummate the Acquisition and the Mergers, (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

            6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

            6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the U.S. Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

            6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

            6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the U.S. Borrower or such Restricted Subsidiary, as the case may be.

            6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agents and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the U.S. Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, the Lenders shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrowers' expense; provided, further that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers' accountants.

            6.11 Use of Proceeds. Use the proceeds of the Credit Extension on the Closing Date only to pay a portion of the consideration payable in connection with the Transaction and use the proceeds of other Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

            6.12 Covenant To Guarantee Obligations and Give Security. (a) Upon the formation or acquisition of any new direct or indirect Restricted Subsidiaries by any U.S. Loan Party or upon any Domestic Subsidiary ceasing to meet the definition of Non-Guarantor Domestic Subsidiary or upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the acquisition of any Material Real Estate, the U.S. Borrower shall promptly notify the Administrative Agents thereof and if such property, in the reasonable judgment of the U.S. Administrative Agent, shall not already be subject to a perfected Lien in favor of the U.S. Administrative Agent for the benefit of the Secured Parties, then the U.S. Borrower shall, in each case at the U.S. Borrower's expense:

            (i) in connection with the formation or acquisition of a Restricted Subsidiary or upon any Domestic Subsidiary which was a Non-Guarantor Domestic Subsidiary ceasing for any reason to meet the definition thereof or the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, within thirty (30) days after such formation, acquisition, or change of status or such longer period as the Administrative Agent may agree in its sole discretion, (A) cause each such Restricted Subsidiary that is not a Foreign Subsidiary to duly execute and deliver to the U.S. Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the U.S. Administrative Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents, and (B) deliver certificates representing the Pledged Interests of such Restricted Subsidiary accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt of such Restricted Subsidiary indorsed in blank to the U.S. Administrative Agent, together with, if requested by the U.S. Administrative Agent, supplements to the U.S. Security Agreement with respect to the pledge of any Equity Interests or Indebtedness; provided that only 65% of Equity Interests of any Foreign Subsidiary shall be required to be pledged as Collateral,

            (ii) within ten (10) days after such request, formation or acquisition, or such longer period as the U.S. Administrative Agent may agree in its sole discretion, furnish to the U.S. Administrative Agent a Perfection Certificate Supplement,

            (iii) within thirty (30) days after such request, formation or acquisition or change of status, or such longer period as the U.S. Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Restricted Subsidiary that is not a Foreign Subsidiary to duly execute and deliver, to the U.S. Administrative Agent Mortgages encumbering Material Real Estate, Security Agreement Supplements, IP Security Agreement Supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the U.S. Administrative Agent (consistent with the U.S. Security Agreement, IP Security Agreement and Mortgages), securing payment of all the Obligations and constituting Liens on all such properties,

            (iv) within thirty (30) days after such request, formation, acquisition or change of status, or such longer period, not to exceed an additional sixty (60) days, as the U.S.

      Administrative Agent may agree in its sole discretion, take, and cause such Subsidiary that is not a Foreign Subsidiary or such parent to take, whatever action (including, without limitation, the recording of Mortgages on Material Real Estate, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents and delivery of stock and membership interest certificates) may be necessary or advisable in the reasonable opinion of the U.S. Administrative Agent to vest in the U.S. Administrative Agent (or in any representative of the U.S. Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the Mortgages on Material Real Estate, Security Agreement Supplements, IP Security Agreement Supplements and security agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms,

            (v) within thirty (30) days after the request of the U.S. Administrative Agent, deliver to the U.S. Administrative Agent, a signed copy of an opinion, addressed to the U.S. Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the U.S. Administrative Agent as to such matters as the U.S. Administrative Agent may reasonably request,

            (vi) as promptly as practicable after the request of the Administrative Agent, to the applicable Administrative Agent with respect to each parcel of real property on which Mortgages on Material Real Estate that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the applicable Administrative Agent and, to the extent available, surveys and environmental assessment reports, and

            (vii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the applicable Administrative Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Security Agreement Supplements, IP Security Agreement Supplements and security agreements; and

            (b) Upon the formation or acquisition of any new direct or indirect Restricted Subsidiaries that are Canadian Subsidiaries by any Canadian Loan Party, or upon the redesignation of any Unrestricted Subsidiary that is a Canadian Subsidiary as a Restricted Subsidiary, the Canadian Borrowers shall promptly notify the Administrative Agents thereof and the Canadian Borrowers shall, in each case at the Canadian Borrowers' expense:

            (i) in connection with the formation or acquisition of a Restricted Subsidiary or the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary, within thirty (30) days after such formation, acquisition or change of status or such longer period as the Canadian Administrative Agent may agree in its sole discretion, cause each such Restricted Subsidiary (if it has not already done so) to duly execute and deliver to the Canadian Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Canadian Administrative Agent, guaranteeing the other Canadian Loan Parties' obligations under the Loan Documents,

            (ii) within ten (10) days after such request, formation or acquisition, or such longer period as the U.S. Administrative Agent may agree in its sole discretion, furnish to each Administrative Agent a Perfection Certificate Supplement,

            (iii) within thirty (30) days after such request, formation or acquisition or change of status, or such longer period as the Canadian Administrative Agent may agree in its sole discretion, duly execute and deliver, and cause each such Restricted Subsidiary that is a Canadian Subsidiary to duly execute and deliver, to the Canadian Administrative Agent new Canadian Security Agreements and/or Canadian Security Agreement Supplements and other security agreements charging a Lien in such Restricted Subsidiaries' personal property, as specified by and in form and substance reasonably satisfactory to the Canadian Administrative Agent (consistent with the Canadian Security Agreement), securing payment of all the Canadian Obligations under the Loan Documents and constituting Liens on all such properties,

            (iv) within thirty (30) days after such request, formation, acquisition or change of status, or such longer period, not to exceed an additional sixty (60) days, as the Canadian Administrative Agent may agree in its sole discretion, take, and cause such Subsidiary that is a Canadian Subsidiary or such parent to take, whatever action (including, without limitation, the filing of PPSA financing statements and other similar filings in all applicable jurisdictions) may be necessary or advisable in the reasonable opinion of the Canadian Administrative Agent to vest in the Canadian Administrative Agent (or in any representative of the Canadian Administrative Agent designated by it) valid and subsisting Liens on the personal properties purported to be subject to the Canadian Security Agreement Supplements and other security agreements delivered pursuant to this Section 6.12, enforceable against all third parties in accordance with their terms, and

            (v) within thirty (30) days after the request of the Canadian Administrative Agent, deliver to the Canadian Administrative Agent a signed copy of an opinion, addressed to the Canadian Administrative Agent and the other Canadian Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Canadian Administrative Agent as to such matters as the Canadian Administrative Agent may reasonably request.

            (c) If on December 31, 2005 the applicable U.S. Loan Party has not sold the real property located at 150 Bonnie Drive, Butler, Pennsylvania; 1946
E. 46th Street, Vernon, California; 7100 S. Grand Avenue, St. Louis, Missouri; 4501 Gustine Avenue, St. Louis, Missouri; or 4820 Red Bank Road, Cincinnati, Ohio, such Loan Party shall deliver or shall cause to be delivered, within sixty
(60) Business Days of such date, unless waived or extended by the U.S. Administrative Agent in its sole discretion, a Mortgage encumbering such real property such, other items required by Sections 4.01(a)(xi)(A) through (E), 4.01(a)(xv) and 4.01(a)(xx), as well as copies of all leases required by Section 6.16(d)(iii).

            (d) Notwithstanding the foregoing, the Administrative Agents shall not take a security interest in any assets as to which such Administrative Agent shall determine, in its reasonable discretion, that the cost of obtaining such Lien (including any mortgage, stamp, intangibles or other tax) are excessive in relation to the benefit to the Secured Parties of the

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security afforded thereby and the U.S. Loan Parties shall not be required to pledge any Equity Interests of a Foreign Subsidiary which meets the requirements of clauses (i), (ii) and (iii) of the definition of "Non-Guarantor Restricted Subsidiary".

            6.13 Compliance with Environmental Laws. (a) Except, in each case, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, comply, and cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to address Hazardous Materials at, on, under or emanating from any of its properties, in accordance with the requirements of all applicable Environmental Laws.

            (b)   If a Default caused by reason of a breach of Section 5.09 or
Section 6.13(a) shall have occurred and be continuing for more than 20 days without the Borrower Parties commencing activities reasonably likely to cure such Default, at the written request of the U.S. Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Loan Party, an environmental assessment report for any property owned or operated by any Borrower Party regarding the matters which are the subject of such Default, including, where appropriate, any soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the applicable Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost to address any non-compliance with or conduct any response or other corrective action with respect to such Hazardous Material required under any Environmental Law.

            6.14 Further Assurances. Promptly upon request by either Administrative Agent, or any Lender through either Administrative Agent, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Loan Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as either Administrative Agent, or any Lender through either Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

            6.15 Unrestricted Subsidiaries. Ensure that all financial statements of each Unrestricted Subsidiary distributed to any creditor of an Unrestricted Subsidiary clearly states the separateness of such Unrestricted Subsidiary from the Loan Parties.

            6.16 Post-Closing Collateral Matters. The U.S. Borrower shall cause the applicable U.S. Loan Parties, unless waived or extended by the U.S. Administrative Agent in its sole discretion, to the extent such items have not been provided as of the Closing Date, as follows:

            (a) for a period of one hundred twenty (120) days after Closing Date, to use their commercially reasonable efforts (it being understood that such efforts shall not require the payment of any consideration other than nominal review fees) to obtain and deliver to U.S.

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Administrative Agent, landlord access agreements for the leased Real Properties listed on Schedule 6.16(a), each in form and substance reasonably acceptable to the U.S. Administrative Agent.

            (b) for a period of one hundred twenty (120) days after the Closing Date to use their commercially reasonable efforts (it being understood that such efforts shall not require the payment of any consideration other than nominal review fees) to obtain and deliver to U.S. Administrative Agent, with respect to the leased real properties listed on Schedule 6.16(b), a duly executed and acknowledged landlord lien waiver, access agreement and consent (each a "LANDLORD CONSENT"), each in form and substance reasonably acceptable to the U.S. Administrative Agent.

            (c) upon receipt of a Landlord Consent, to use their commercially reasonable efforts (it being understood that such efforts shall not require the payment of any consideration other than nominal review fees) to obtain, as soon as practicable (it being understood that the Loan Parties shall use such efforts to obtain within thirty (30) days of receipt of the Landlord Consent or as soon as practicable thereafter), from the applicable landlord, an executed memorandum (or notice, as the case may be) of lease in recordable form.

            (d) within thirty (30) Business Days after receipt by the applicable loan party of each Landlord Consent and the memorandum (or notice) of lease executed by the applicable landlord (copies of which shall be delivered to the U.S. Administrative Agent), to deliver a duly executed and acknowledged Mortgage with respect to the applicable leased Real Property together with financing statements and other instruments required by Section 4.01(a)(xi)(A) hereof, together with:

            (i) policies or certificates of insurance as required by Section 4.01(a)(xv) hereof;

            (ii) such assurances, certificates, documents, consents, or opinions as required by Section 4.01(a)(xx) hereof; and

            (iii) copies of all leases in which a Loan Party holds the lessor's interest or other agreements relating to possessory interests, if any. To the extent any of the foregoing affect the leased Real Property to be encumbered by such Mortgage, such agreement shall be subordinate to the Lien of the Mortgage to be recorded against such real property, either expressly by its terms or pursuant to a subordination, non-disturbance and attornment agreement, and shall otherwise be acceptable to the Administrative Agent.

            (e) within sixty (60) Business Days after receipt by the applicable loan party of each Landlord Consent and the memorandum (or notice) of lease executed by the applicable landlord, to deliver the following:

            (i) Mortgage Policies meeting the requirements of Section 4.01(a)(xi)(B) hereof;

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            (ii)  a survey meeting the requirements of Section 4.01(a)(xi)(C)
      hereof; and

            (iii) written opinions of local counsel in the states in which such leased real property is located, as required by Section 4.01(a)(xi)(D) herein.

            (f) within 60 Business Days after the Closing Date to deliver (1) a survey meeting the requirements of Section 4.01(a)(xi)(C) for the Real Properties located at 926 W. State Street, Hartford, Wisconsin; 4840 N. Sewell Avenue, Oklahoma City, Oklahoma; 2501 Boonslick Drive, Boonville, Missouri; 115
E. Oklahoma Avenue, Okarche, Oklahoma and 501 S. Wilhite, Cleburne, Texas and
(2) such duly executed affidavits and/or other documents requested by the title company, each in form and substance suitable to the title company to induce it to remove the standard survey exceptions from applicable Mortgage Policies and issue survey-related endorsements required under Section 4.01(a)(xi) (B).

                                   ARTICLE VII
                               NEGATIVE COVENANTS

            So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued or payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Holdings and each Borrower shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly:

            7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or authorize the filing under the Uniform Commercial Code, the PPSA, the Civil Code of Quebec or similar law of any jurisdiction a financing statement or similar filing or registration that names Holdings, U.S. Borrower or any of its Restricted Subsidiaries as debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement or similar filing or registration, other than the following:

            (a)   Liens pursuant to any Loan Document;

            (b) Liens existing on the date hereof and listed on Schedule 7.01 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

            (c) Liens for taxes, assessments or governmental charges which are not required to be paid pursuant to Section 6.04;

            (d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings

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

      diligently conducted which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Lien, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

            (e) (i) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings, the Company or any of its Subsidiaries;

            (f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and not in connection with Indebtedness for money borrowed;

            (g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the applicable Person;

            (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) and not yet required to be paid pursuant to Section 6.04;

            (i) Liens securing Indebtedness permitted under Section 7.03(b)(v); provided that (i) such Liens attach concurrently with or within one hundred eighty (180) days after the acquisition, repair, replacement or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender on customary terms;

            (j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business and not interfering in any material respect with the business of the U.S. Borrower or any of its material Restricted Subsidiaries so long as any such leases or subleases on any Real Property are subordinated to the Liens granted pursuant to the Loan Documents;

            (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

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

            (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

            (m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(h) and (n) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

            (n) Liens on property of any Foreign Subsidiary (other than a Canadian Subsidiary) securing Indebtedness of such Foreign Subsidiary to the extent permitted under Section 7.03(b)(vi);

            (o) Liens in favor of the U.S. Borrower or a Subsidiary of the U.S. Borrower securing Indebtedness permitted under Section 7.03(b)(iv); provided that if such Liens are on any property of a U.S. Loan Party, such Liens are in favor of a U.S. Loan Party and if such Liens are on any property of a Canadian Loan Party, such Liens are in favor of a Loan Party;

            (p) Liens existing on property at the time of its acquisition or existing on the property of any Person that becomes a Restricted Subsidiary after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof), and (iii) the Indebtedness secured thereby is permitted under
      Section 7.03(b)(v), (ix) or (xii);

            (q) Liens arising from precautionary UCC financing statement (or the foreign equivalent thereof) filings regarding leases entered into by U.S. Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

            (r) any interest or title of a lessor, sublessor, licensee, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Agreement;

            (s) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the U.S. Borrower or any of its Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

            (t) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.02;

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

            (u) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

            (v)   Permitted Encumbrances; and

            (w) other Liens securing Indebtedness outstanding in an aggregate principal amount not to exceed $37,500,000.

            7.02  Investments. Make or hold any Investments, except:

            (a) Investments held by the U.S. Borrower or such Restricted Subsidiary in the form of Cash Equivalents;

            (b) loans or advances to officers, directors and employees of the U.S. Borrower and Restricted Subsidiaries in an aggregate amount not to exceed $5,000,000 at any time outstanding;

            (c) Investments (i) by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries in any U.S. Loan Party (including any new Restricted Subsidiary which becomes a U.S. Loan Party), (ii) by any Canadian Loan Party (x) in any other Canadian Loan Party and (y) in any Foreign Subsidiary that is a Restricted Subsidiary but not a Loan Party in an amount not to exceed $35,000,000 at any time outstanding, (iii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary, (iv) Investment by the U.S. Borrower or any Restricted Subsidiary that is a Loan Party in any Restricted Subsidiary that is not a U.S. Loan Party in an aggregate amount not to exceed $50,000,000 at any time outstanding plus any Specified Issuance Proceeds Not Otherwise Applied, and (v) by the U.S. Borrower or any Restricted Subsidiary in any Foreign Subsidiary consisting of (A) the contribution of Equity Interests of any other Foreign Subsidiary held directly by the U.S. Borrower or such Restricted Subsidiary in exchange for Indebtedness, Equity Interests or a combination thereof of the Foreign Subsidiary to which such contribution is made; provided that if such Equity Interests are of a Canadian Loan Party, such contribution is to a Canadian Loan Party or (B) the exchange of Equity Interests in any Foreign Subsidiary for Indebtedness of such Foreign Subsidiary;

            (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors;

            (e) Investments arising out of transactions expressly permitted under Sections 7.01, 7.03(b)(iv) (other than subclause (C)(2) thereof) and
      (c)(iii), 7.05 (other than clauses (b), (d), (g), (h) and (l) thereof) and 7.06;

            (f)   Investments existing on the date hereof and set forth on
      Schedule 7.02 and any modification, replacement, renewal or extension thereof; provided that the amount of

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

      the original Investment is not increased except as otherwise permitted by this Section 7.02;

            (g)   Investments in Swap Contracts permitted under Section 7.03;

            (h) the purchase or other acquisition of all or substantially all of the property and assets or business of, any Person or of assets constituting a business unit, a line of business or division of such Person, or of at least 80% of the Equity Interests in a Person that, upon the consummation thereof, will be owned directly by the U.S. Borrower or one or more of its wholly owned Restricted Subsidiaries (including, without limitation, as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(h) (each, a "PERMITTED ACQUISITION"):

                  (A) each applicable Loan Party and any such newly created or acquired Subsidiary shall comply with the applicable requirements of
            Section 6.12;

                  (B) the total cash and non-cash consideration (including, without limitation, the fair market value of all Equity Interests issued or transferred to the sellers thereof, earnouts and other contingent payment obligations (as estimated by the U.S. Borrower in good faith on the date of such acquisition) to such sellers and all assumptions of Indebtedness in connection therewith, but excluding any Excluded Consideration) paid by or on behalf of the U.S. Borrower and its Restricted Subsidiaries for any such purchase or other acquisition, when aggregated with the total cash and non-cash consideration paid by or on behalf of the U.S. Borrower and its Restricted Subsidiaries for all other purchases and other acquisitions made by the U.S. Borrower and its Subsidiaries pursuant to this Section 7.02(h), shall not exceed $200,000,000;

                  (C) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, (x) Holdings and its Subsidiaries shall be in Pro Forma Compliance with all of the covenants set forth in Section 7.11, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agents and the Lenders pursuant to
            Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby and evidenced by a certificate from the Chief Financial Officer of the U.S. Borrower demonstrating such compliance calculation in reasonable detail, (y) at least $25,000,000 of the U.S. Revolving Credit Facility shall be available for the borrowing of Revolving Credit Loans;

                  (D) the U.S. Borrower shall have delivered to the U.S. Administrative Agent, on behalf of the Lenders, at least one (1) Business Day prior to the date on which any such purchase or other acquisition is to be consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the U.S. Administrative Agent, certifying that all of the requirements set forth in this

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

            clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition; and

                  (E) except to the extent the purchase price therefor is paid by a Foreign Subsidiary, the fair market value of all property acquired in Permitted Acquisitions which is contributed to or owned by Subsidiaries that are not U.S. Loan Parties shall be deemed to be an Investment permitted only to the extent made pursuant to Section 7.02(c)(iv);

            (i)   the Acquisition and the Mergers;

            (j)   Investments in the ordinary course of business consisting of
      (i) endorsements for collection or deposit and (ii) customary trade arrangements with customers consistent with past practices;

            (k) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

            (l) the licensing, sublicensing or contribution of IP Rights pursuant to joint marketing arrangements with Persons other than Holdings and its Restricted Subsidiaries in the ordinary course of business;

            (m) loans and advances to Holdings in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Section 7.06;

            (n) so long as immediately after giving effect to any such Investment, (i) no Event of Default has occurred and is continuing and
      (ii) at least $25,000,000 of the U.S. Revolving Credit Facility shall be available for the borrowing of Revolving Credit Loans, other Investments by the U.S. Borrower and its Restricted Subsidiaries (or which are immediately contributed to the U.S. Borrower or its Subsidiaries) not exceeding $25,000,000 in any fiscal year (with a prorated amount available for the period from the Closing Date to December 31, 2004) plus the amount of Specified Issuance Proceeds Not Otherwise Applied; provided, however, that (i) such $25,000,000 annual amount shall be increased to (A) $30,000,000, for so long as the Leverage Ratio as of the last day of the immediately preceding four fiscal quarters was less than 4.5:1 and (B) $35,000,000 for so long as the Leverage Ratio as of the last day of the immediately preceding four fiscal quarters was less than 4.0:1 and (ii) any unutilized amounts may be carried over to subsequent years; provided, further, that, to the extent that any such Investment (or series of related Investments) made pursuant to this clause (n) consists of the contribution(s) or other transfer(s) of property (other than cash) having an aggregate net book value in excess of $5,000,000 to a Joint Venture for consideration less than the fair market value of such property, then the U.S. Borrower shall have delivered to the U.S. Administrative

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

      Agent a pro forma Compliance Certificate demonstrating that, upon after giving Pro Forma Effect to such Investment(s), the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11; and

            (o) Investments by the U.S. Borrower or any Restricted Subsidiary deemed to occur upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary; provided that the aggregate amount of all Investments made by the U.S. Borrower and its Restricted Subsidiaries pursuant to this Section 7.02(o) (measured based on the fair market value of each such Investment on the date of designation without giving effect to any subsequent changes in fair market value) does not exceed $25,000,000.

            7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a)   in the case of the U.S. Borrower:

                  (i)   [intentionally omitted];

                  (ii) Indebtedness evidenced by the Existing Notes remaining outstanding after giving effect to the consummation of the Existing Notes Tender Offer (other than any Existing Notes which have been irrevocably called for redemption on the Closing Date) the amounts of which are set forth on Schedule 7.03(a)(ii);

                  (iii) Indebtedness under Existing Notes which have been
            irrevocably called for redemption on the Closing Date and which are redeemed within five Business Days after the Closing Date; and

                  (iv) Permitted Subordinated Indebtedness (A) in an aggregate amount not to exceed $50,000,000 at any time outstanding, and (B) in an aggregate amount in excess of $50,000,000 solely to the extent that such excess amounts are applied to prepay the Loans pursuant to
            Section 2.05(b)(v);

            (b)   in the case of U.S. Borrower and its Restricted Subsidiaries:

                  (i)   Indebtedness of the Loan Parties under the Loan
            Documents;

                  (ii) Indebtedness outstanding on the date hereof and listed on Schedule 7.03(b) and any modifications, refinancings, refundings, renewals or extensions thereof; provided that (A) the amount of such Indebtedness is not increased at the time of such modification, refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing or as otherwise permitted pursuant to this Section 7.03, and (B) the terms and conditions (including, if applicable, as to collateral and subordination) of any such modified, extending, refunding or refinancing Indebtedness are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, extended, refunded or refinanced;

                  (iii) Guarantees of the U.S. Borrower and its Restricted Subsidiaries in respect of Indebtedness of the U.S. Borrower or such Restricted Subsidiary otherwise permitted under this Section 7.03(b); provided that (i) if such Guarantee is a Guarantee of Indebtedness of a U.S. Loan Party by any Restricted Subsidiary, such Restricted Subsidiary is a U.S. Loan Party or such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the U.S. Subsidiary Guaranty, (ii) if such Guarantee is a Guarantee of Indebtedness of a Canadian Loan Party by any Restricted Subsidiary, such Restricted Subsidiary is a Loan Party or such Restricted Subsidiary shall have also provided a Guarantee of the Canadian Obligations substantially on the terms set forth in the Canadian Guaranty and (iii) if such Indebtedness is subordinated to the Obligations, such Guarantee shall be also be subordinated to the Obligations on terms no less favorable to the Lenders;

                  (iv) Indebtedness of (A) any U.S. Loan Party owing to any other U.S. Loan Party, (B) any Canadian Loan Party owing to any other Loan Party, (C) any Restricted Subsidiary that is not a Loan Party owing to (1) any other Restricted Subsidiary that is not a Loan Party or (2) Holdings or a Loan Party in respect of an Investment permitted under Section 7.02(c) or (n), and (D) any Loan Party owing to any Restricted Subsidiary which is not a Loan Party; provided that all such Indebtedness of any Loan Party in this clause
            (iv)(D) must be expressly subordinated to the Obligations or the Canadian Obligations, as applicable and be represented by the Intercompany Note;

                  (v) Attributable Indebtedness and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) to finance the purchase, repair or improvement of fixed or capital assets within the limitations set forth in Section 7.01(i) and any Permitted Refinancing thereof; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $30,000,000;

                  (vi) Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding for all such Persons taken together not exceeding $50,000,000 less the aggregate amount of the Canadian Credit Commitments at such time;

                  (vii) Indebtedness in respect of Swap Contracts designed to hedge against foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes;

                  (viii) Indebtedness (other than for borrowed money) subject to
            Liens permitted under Section 7.01;

                  (ix) Indebtedness (A) of the U.S. Borrower or a Restricted Subsidiary assumed in connection with any Permitted Acquisition (and not created in contemplation thereof) or (B) Indebtedness of the U.S. Borrower owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis (on terms no less favorable to the Lenders than the terms of the Senior Subordinated Notes), in each case, so long as both immediately prior and after giving effect thereto, (x) no Event of Default shall exist or result therefrom, and (y) U.S. Borrower and its Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Section 7.11, after giving effect to such Permitted Acquisition and the incurrence or issuance of such Indebtedness and any Permitted Refinancing thereof; provided that the aggregate principal amount of Indebtedness incurred pursuant to clause (B) that matures prior to the Maturity Date of all of the Facilities shall not exceed $25,000,000 at any time outstanding ;

                  (x) Indebtedness representing deferred compensation to employees of the U.S. Borrower and its Restricted Subsidiaries under deferred compensation plans comparable to the deferred compensation plans of Holdings and its Subsidiaries as in effect on the Closing Date;

                  (xi) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or Investors LLC permitted by Section 7.06;

                  (xii) Indebtedness incurred by the U.S. Borrower or its Restricted Subsidiaries in a Permitted Acquisition or Disposition under agreements providing for customary adjustments of the purchase price;

                  (xiii) Indebtedness consisting of obligations of the U.S.
            Borrower or its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person after the Closing Date in an aggregate amount not to exceed $5,000,000;

                  (xiv) Cash Management Obligations and other Indebtedness in respect of endorsements for collection or deposit, netting services, overdraft protections and similar arrangements in each case in connection with deposit accounts;

                  (xv) Indebtedness in an aggregate principal amount not to exceed $75,000,000 at any time outstanding;

                  (xvi) Indebtedness evidenced by the Senior Subordinated Notes and any Permitted Refinancing thereof;

                  (xvii) Indebtedness consisting of (a) the financing of
            insurance premiums, (b) take-or-pay obligations contained in supply arrangements and (c) customary indemnification obligations, in each case, incurred in the ordinary course of business and not in connection with debt for money borrowed;

                  (xviii) Indebtedness incurred by the U.S. Borrower or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims in the ordinary course of business; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence; and

                  (xix) obligations in respect of performance and surety bonds and performance and completion guarantees provided by the U.S. Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business consistent with past practice and not in connection with debt for money borrowed; and

            (c)   in the case of Holdings:

                  (i)     Indebtedness under the Loan Documents;

                  (ii) unsecured Indebtedness of Holdings that ("PERMITTED HOLDCO DEBT") (A) is not subject to any Guarantee by the U.S. Borrower or any of its Restricted Subsidiaries, (B) will not mature prior to the date that is ninety-one (91) after the Maturity Date of the Term Facility, (C) has no amortization, mandatory prepayment events or payments of principal, (D) does not permit any payments in cash of interest or other amounts in respect of the principal thereof for at least five (5) years from the date of the issuance or incurrence thereof, and (E) has mandatory prepayment (including any original issue discount catch-up payment not earlier than the first scheduled interest payment following the fifth anniversary of the date of issuance), repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those contained in the Senior Subordinated Notes Indenture, taken as a whole (other than provisions customary for senior discount notes of a holding company); provided any such Indebtedness shall constitute Permitted Holdco Debt only if (i) both before and after giving effect to the issuance or incurrence thereof, no Default or Event of Default shall have occurred and be continuing, and (ii) after giving Pro Forma Effect to the issuance or incurrence thereof, the Holdings Consolidated Leverage Ratio shall be less than 6.00:1.00 and the Leverage Ratio shall be less than 4.25:1.00;

                  (iii)   [Intentionally Omitted]

                  (iv) Indebtedness permitted to be incurred by Holdings pursuant to clause (b)(iv) above;

                  (v) Indebtedness which is owed to the seller of any property acquired in a Permitted Acquisition on an unsecured subordinated basis (on terms no less favorable to the Lenders than those set forth in the Senior Subordinated Notes) so long as (A) the Holdings Consolidated Leverage Ratio shall be less than 6.00:1.00 and (B) if applicable, Holdings complies with the proviso in Section 7.06(f)(v) (whether or not any Restricted Payment is made to Holdings); and

                  (vi) Indebtedness of the type described in Sections 7.03(b)(viii), (xi), (xii), (xvii)(a) and (xix).

            7.04 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

            (a) any Restricted Subsidiary may merge with (i) the U.S. Borrower (including a merger, the purpose of which is to reorganize the U.S. Borrower into a new jurisdiction which is a State of the United States of America), provided that the U.S. Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of the U.S. Borrower pursuant to documents reasonably acceptable to the U.S. Administrative Agent, or (ii) any one or more other Restricted Subsidiaries, provided that when any U.S. Guarantor is merging with another Restricted Subsidiary, the U.S. Guarantor shall be the continuing or surviving Person;

            (b) any Canadian Subsidiary may merge or amalgamate with (i) a Canadian Borrower (including a merger or amalgamation, the purpose of which is to reorganize a Canadian Borrower into a new jurisdiction which is a province of Canada), provided that such Canadian Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of such Canadian Borrower pursuant to documents reasonably acceptable to the Canadian Administrative Agent, or (ii) any one or more other Restricted Subsidiaries, provided that when any Canadian Guarantor is merging or amalgamating with another Restricted Subsidiary, a Guarantor shall be the continuing or surviving Person;

            (c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to (i) the U.S. Borrower or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then the transferee must either be the U.S. Borrower or a U.S. Guarantor or (ii) a Canadian Borrower or another Restricted Subsidiary; provided that if the transferor in such transaction is a Canadian Loan Party, then the transferee must be a Loan Party;

            (d) any Restricted Subsidiary may merge or amalgamate with or Dispose of all or substantially all of its assets to any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that if the continuing or surviving Person shall be a Restricted Subsidiary, such Restricted Subsidiary and each of its Restricted Subsidiaries shall have complied with the applicable requirements of
      Section 6.12;

            (e) the U.S. Borrower and its Restricted Subsidiaries may consummate the Acquisition and the Mergers; and

            (f) a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05 (other than clause (e) thereof).

            7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

            (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used in the conduct of the business of the U.S. Borrower and its Restricted Subsidiaries;

            (b)   Dispositions of inventory in the ordinary course of business;

            (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

            (d) Dispositions of property by any Restricted Subsidiary to the U.S. Borrower or to a Restricted Subsidiary; provided that (A) if the transferor of such property is a U.S. Loan Party either (i) the transferee is a U.S. Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02 and (B) if the transferor of such property is a Canadian Loan Party either (i) the transferee is a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

            (e) Dispositions permitted by Sections 7.04 and 7.06 (solely with respect to reissuances of Equity Interests of treasury stock of Holdings);

            (f) Dispositions by the U.S. Borrower and its Restricted Subsidiaries of property pursuant to sale-leaseback transactions; provided that (i) the fair market value of all property so Disposed of shall not exceed $25,000,000 from and after the Closing Date and (ii) the purchase price for such property shall be paid to the U.S. Borrower or such Restricted Subsidiary for not less than 75% cash consideration;

            (g)   Dispositions of Cash Equivalents;

            (h) Dispositions of accounts receivable in connection with the collection or compromise thereof;

            (i) licensing or sublicensing of IP Rights in the ordinary course of business on customary terms;

            (j)   Dispositions of assets listed on Schedule 7.05(j);

            (k) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of Holdings and its Subsidiaries;

            (l) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event; and

            (m) Dispositions by the U.S. Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Event of Default shall exist or would result from such Disposition, (ii) the aggregate fair market value of all property Disposed of in reliance on this clause (m) shall not exceed $75,000,000 (excluding any property Disposed of in a Disposition or series of related Dispositions involving property with an aggregate fair market value of less than $5,000,000), and (iii) the purchase price for such property shall be paid to the U.S. Borrower or such Subsidiary for not less than 75% cash consideration;

provided, however, that (x) any Disposition of any property pursuant to this
Section 7.05 (except pursuant to Sections 7.05(d)(A)(i), (d)(B)(i), (e), (h) and
(j)), shall be for no less than the fair market value of such property at the time of such Disposition and (y) if (A) such Disposition constitutes a Material Disposition and (B) at least $25,000,000 in Material Dispositions pursuant to
Section 7.05(m) have been made in the aggregate following the Closing Date, prior to any Disposition of such property pursuant to Section 7.05(m), the U.S. Borrower shall deliver to the Administrative Agents a pro forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to such transaction, the Loan Parties would be in compliance with the financial covenants set forth in Section 7.11. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 (other than to a Loan Party), such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agents shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

            7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

            (a) each Restricted Subsidiary may make Restricted Payments to the U.S. Borrower and to Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Restricted Subsidiary, to the U.S. Borrower and any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests);

            (b) Holdings and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of such Person;

            (c) so long as no Default shall have occurred and be continuing or would result therefrom, Holdings and the Borrower may make Restricted Payments with the Net Cash Proceeds from any Permitted Equity Issuance or Permitted Holdco Debt (in each case, to the extent constituting Specified Issuance Proceeds) or up to $25,000,000 of Permitted Subordinated Debt, in each case, to the extent Not Otherwise Applied;

            (d) the U.S. Borrower may make Restricted Payments (i) on the Closing Date to consummate the Acquisition, the Mergers and the other Transactions to the extent contemplated by the Acquisition Agreement and
      (ii) following the Closing Date with (A) the amounts released from the reserve against indemnification or other post-closing financial obligations funded with the proceeds of the sale of LC Holdings USA LLC, LaCornue International, Inc. and their respective Subsidiaries to the extent required pursuant to the Acquisition Agreement, and (B) an amount equal to any reduction in taxes realized by the U.S. Borrower and its Restricted Subsidiaries in the form of refunds or deductions realized in connection with the Transactions (the "TAX REDUCTION AMOUNT") minus the amount used to prepay, redeem, purchase or defease Junior Financing pursuant to Section 7.14(a)(i)(B) in reliance on this Section 7.06(d)(ii)(B); provided that, (x) prior to making a Restricted Payment pursuant to this Section 7.06(d)(ii)(B), a Responsible Officer of the U.S. Borrower shall have delivered an officer's certificate to the U.S. Administrative Agent setting forth a reasonably detailed calculation of the Tax Reduction Amount realized by the U.S. Borrower as of the date of such officer's certificate and the amount of Restricted Payments and the amount of prepayments, redemptions, purchases and defeasances of Junior Financing previously made in reliance on this Section 7.06(d)(ii)(B) and demonstrating Pro Forma Compliance with each of the covenants set forth in
      Section 7.11 and (y) if any portion of such Restricted Payment (the "EARLY PAYMENT AMOUNT") is made prior to August 27, 2005, an amount equal to the Early Payment Amount shall concurrently be applied by the U.S. Borrower to prepay Term Loans pursuant to Section 2.05(a) and the amount so applied to prepayments shall reduce the amount available for Restricted Payments pursuant to this Section 7.06(d)(ii)(B);

            (e) to the extent constituting Restricted Payments, the U.S. Borrower and its Restricted Subsidiaries may enter into transactions expressly permitted by Section 7.04 or 7.08;

            (f) any Restricted Subsidiary of Holdings may make Restricted Payments to Holdings (and Holdings may make the Restricted Payments referred to in paragraph (iv) of this clause (f)):

                  (i) the proceeds of which will be used to pay the tax liability for the relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of Holdings attributable to the U.S. Borrower and its Restricted Subsidiaries determined as if the U.S. Borrower and its Restricted Subsidiaries filed separately;

                  (ii) the proceeds of which shall be used by Holdings to pay its (or to make a Restricted Payment to Investors LLC to enable it to pay) operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $3,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by ---- directors or officers of Holdings attributable to the ownership or operations of the U.S. Borrower and its Restricted Subsidiaries;

                  (iii) the proceeds of which shall be used by Holdings to pay
            (or to make a Restricted Payment to Investors LLC to enable it to pay) its franchise taxes;

                  (iv) the proceeds of which will be used to repurchase the Equity Interests of Holdings from, or to make a Restricted Payment to Investors LLC to enable it to repurchase its Equity Interests from, directors, employees or members of management of Holdings, the U.S. Borrower or any Restricted Subsidiary (or their estate, family members, spouse and/or former spouse), in an aggregate amount not in excess of $7,500,000 in any calendar year plus the proceeds of any key-man life insurance maintained by Holdings, the U.S. Borrower or any of its Restricted Subsidiaries; provided that the U.S. Borrower may carry-over and make in any subsequent calendar year or years, in addition to the amount for such calendar year, the amount not utilized in the prior calendar year or years up to a maximum of $15,000,000;

                  (v) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the U.S. Borrower or its Restricted Subsidiaries or
            (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the U.S. Borrower or its Subsidiaries in order to consummate such Permitted Acquisition; or

                  (vi) the proceeds of which shall be used by Holdings to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering;

            (g) in addition to the foregoing Restricted Payments, so long as no Default shall have occurred and is continuing or would result therefrom, the U.S. Borrower may make additional Restricted Payments to Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments in an aggregate amount not to exceed (A) $10,000,000 (such amount to be increased to (x) $20,000,000 for so long as at the Leverage Ratio at the time of determination is less than 4.00:1.00 as of the end of the most recent fiscal quarter for which financial statements were required to be delivered pursuant to Sections 6.01(a) and 6.01(b) and (y) $30,000,000 for so long as at the Leverage Ratio is less than 3.50:1.00 as of the end of the most recent fiscal quarter for which financial statements were required to be delivered pursuant to Sections 6.01(a) and 6.01(b)) plus (B) without duplication, 50% of Consolidated Net Income for the period (taken as one accounting period) commencing with the start of the U.S. Borrower's 2005 fiscal year and ending on the date of the U.S. Borrower's most recently ended fiscal quarter for which financial statements required to be delivered pursuant to Section 6.01(a) or (b) are available at the time of such Restricted Payment (or, if Consolidated Net Income for such period is negative, less 100% of such deficit) minus (C) the amount used to prepay, redeem, purchase or defease Junior Financing pursuant to Section 7.14(a)(i)(B); and

            (h) repurchases of Equity Interests of Holdings deemed to occur upon the non-cash exercise of stock options and warrants.

            7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the U.S. Borrower and its Restricted Subsidiaries on the date hereof or any business reasonably related or ancillary thereto.

            7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the U.S. Borrower, whether or not in the ordinary course of business, other than (a) transactions (i) between or among U.S. Loan Parties, (ii) between or among Canadian Loan Parties, (iii) between or among Canadian Loan Parties and U.S. Loan Parties on terms substantially as favorable to the U.S. Loan Parties as would be obtainable by the U.S. Loan Parties at the time in a comparable arm's-length transaction with a Person other than an Affiliate, (iv) between or among Canadian Loan Parties and Subsidiaries that are not Loan Parties on terms substantially as favorable to the Canadian Loan Parties as would be obtainable by the Canadian Loan Parties at the time in a comparable arm's-length transaction with a Person other than an Affiliate, (v) between or among Restricted Subsidiaries that are not Loan Parties and (vi) between or among the Loan Parties, the Restricted Subsidiaries and/or any joint venture in which any of them owns an interest, in each case, in the ordinary course of business, (b) on fair and reasonable terms substantially as favorable to the applicable Borrower or such Restricted Subsidiary as would be obtainable by the applicable Borrower or such Restricted Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, (c) the payment of fees, expenses and other payments made in connection with the consummation of the Transactions, (d) so long as no Event of Default shall have occurred and be continuing under Section 8.01(f), the payment of fees to the Sponsor pursuant to the Sponsor Management Agreement, (e) equity issuances by Holdings permitted under Section 7.06, (f) loans and other transactions by Holdings and its Restricted Subsidiaries to the extent permitted under Section
7.06 or clauses (b), (c), (e) and (m) of Section 7.02, (g) customary fees may be paid to any directors of Holdings and reimbursement of reasonable out-of-pocket costs of the directors of Holdings, (h) Holdings and its Restricted Subsidiaries may enter into employment and severance arrangements with officers and employees in the ordinary course of business, (i) the payment of customary fees and reasonable out-of-pocket cost to, and indemnities provided on behalf of, directors, officers, employees and consultants of the Holdings, the U.S. Borrower and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the U.S. Borrower and its Restricted Subsidiaries, as determined in good faith by the board of directors of the U.S. Borrower or senior management thereof, (j) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule
7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (k) dividends, redemptions and repurchases permitted under Section 7.06, and (l) payments by Holdings, the U.S. Borrower and any Restricted Subsidiaries to the Sponsor made for any customary financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are (A) pursuant to the Sponsor Management Agreement as in effect on the Closing Date and (B) approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the U.S. Borrower, in each case in good faith.

            7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Restricted Subsidiary of the U.S. Borrower to make Restricted Payments to the U.S. Borrower or any Guarantor or to otherwise transfer property to or invest in the Borrower or any Guarantor, except for any agreement in effect (i) (x) on the date hereof and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) at the time any Subsidiary becomes a Restricted Subsidiary, so long as such agreement was not entered into solely in contemplation of such Person becoming a Restricted Subsidiary, (iii) representing Indebtedness of a Restricted Subsidiary which is not a Loan Party which is permitted by Section 7.03, or (iv) in connection with any Disposition permitted by Section 7.05 relating solely to the assets to be disposed of, and (b) of the U.S. Borrower or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents except for (i) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property subject to a Lien permitted by Section 7.01 or (ii) customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions may relate to the assets subject thereto; provided, however, that clauses (a) and (b) shall not prohibit Contractual Obligations that (i) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, or (ii) apply only to the property or assets securing Indebtedness permitted to be secured by such property or assets by Section 7.01 and Section 7.03, (iii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business and
(v) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.

            7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

            7.11  Financial Covenants.

            (a) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of the U.S. Borrower set forth below to be greater than the ratio set forth below opposite such period:

FISCAL YEAR             MARCH 31              JUNE 30           SEPTEMBER 30          DECEMBER 31
-----------            ---------             ---------          ------------          -----------
    2004                  N/A                   N/A                  N/A               6.50:1:00
    2005               6.50:1:00             6.50:1:00            6.50:1:00            6.35:1:00
    2006               6.25:1:00             6.25:1:00            6.25:1:00            6.10:1:00
    2007               6.10:1:00             6.10:1:00            6.10:1:00            5.85:1:00
    2008               5.85:1:00             5.60:1:00            5.60:1:00            5.25:1:00
    2009               5.25:1:00             5.25:1:00            5.00:1:00            5.00:1:00
    2010               5.00:1:00             5.00:1:00            5.00:1:00            4.75:1:00
    2011               4.50:1:00             4.50:1:00               N/A                  N/A

            (b) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter of the Borrower as set forth below to be less than the ratio set forth below opposite such fiscal quarter:

FISCAL YEAR             MARCH 31              JUNE 30           SEPTEMBER 30          DECEMBER 31
-----------            ---------             ---------          ------------          -----------
    2004                  N/A                   N/A                  N/A               1.75:1:00
    2005               1.75:1:00             1.75:1:00            1.75:1:00            1.75:1:00
    2006               1.85:1:00             1.85:1:00            1.95:1:00            1.95:1:00
    2007               2.00:1:00             2.00:1:00            2.10:1:00            2.10:1:00
    2008               2.20:1:00             2.20:1:00            2.20:1:00            2.20:1:00
    2009               2.30:1:00             2.30:1:00            2.30:1:00            2.30:1:00
    2010               2.30:1:00             2.30:1:00            2.30:1:00            2.30:1:00
    2011               2.30:1:00             2.30:1:00               N/A                  N/A

            (c) Limitation on Capital Expenditures. Permit the aggregate amount of Capital Expenditures made in any period set forth below to exceed the amount set forth opposite such period below:

                 TEST PERIOD                            AMOUNT
-----------------------------------------------      ------------
Closing Date         -        December 31, 2004      $22,000,000
January 1, 2005      -        December 31, 2005      $40,000,000
January 1, 2006      -        December 31, 2006      $45,000,000
January 1, 2007      -        December 31, 2007      $45,000,000
January 1, 2008      -        December 31, 2008      $45,000,000
January 1, 2009      -        December 31, 2009      $50,000,000

                 TEST PERIOD                            AMOUNT
-----------------------------------------------      ------------
January 1, 2010      -        December 31, 2010      $50,000,000
January 1, 2011      -        August 27, 2011        $33,333,333

; provided, however, that (x) if the aggregate amount of Capital Expenditures made in any test period set forth above shall be less than the maximum amount of Capital Expenditures permitted under this Section 7.11(c) for such test period (after giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount (before giving effect to any carryover) may be added to the amount of Capital Expenditures permitted under this Section 7.11(c) for the immediately succeeding (but not any other) test period and (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to carryover for such fiscal year.

            7.12 Amendments of Organization Documents, Etc. Amend any of its Organization Documents, the Sponsor Management Agreement or the documentation governing the Equity Contribution in a manner materially adverse to the Administrative Agents or the Lenders.

            7.13 Accounting Changes. Make any change in the periods covered by the U.S. Borrower's fiscal year.

            7.14 Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any of the Senior Subordinated Notes, Existing Notes, Indebtedness incurred pursuant to Section 7.03(b)(ix)(B) or Section 7.03(c)(v) any Permitted Subordinated Indebtedness and any Permitted Holdco Debt (collectively, "JUNIOR FINANCING") or make any payment in violation of any subordination terms of any Junior Financing Documentation, except so long as no Default shall have occurred and is continuing or would result therefrom (i) the prepayment, redemption, purchase or defeasance thereof with (A) the Net Cash Proceeds of any Specified Issuance Proceeds Not Otherwise Applied or (B) amounts available to make Restricted Payments pursuant to Section 7.06 (d)(ii)(B) or (g), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests), (iii) scheduled mandatory payments of applicable high yield discount by Holdings on Junior Financing of Holdings on the date that is not prior to the first scheduled interest payment date thereunder after the fifth anniversary of the issuance date and (iv) the purchase or redemption of Existing Notes purchased or called for redemption on the Closing Date in connection with the Transaction and the repurchase of any Existing Notes tendered in any change of control offer required as a result of the Transaction or (b) amend, modify or change in any manner materially adverse to the interests of the Administrative Agent or the Lenders any term or condition of any Junior Financing Documentation.

            7.15 Amendment of Acquisition Agreement. Amend, modify or supplement the Acquisition Agreement or waive or otherwise consent to any change or departure from any of the terms or conditions of the Acquisition Agreement in any manner materially adverse to the Administrative Agents or the Lenders.

            7.16  Equity Interests of the U.S. Borrower and Subsidiaries. (a)
(i) Permit the U.S. Borrower or any of its Restricted Subsidiaries to own directly or indirectly less than 80% of the Equity Interests of any of the Domestic Subsidiaries except as a result of or in connection with a dissolution, merger, consolidation or Disposition of a Subsidiary permitted by Section 7.04 or 7.05 or an Investment in any Person permitted under Section 7.02; or

            (i) Permit the U.S. Borrower or any of its Restricted Subsidiaries to own directly or indirectly less than 80% of the Equity Interests of any of the Foreign Subsidiaries which are Restricted Subsidiaries except (A) to qualify directors where required by applicable Law or to satisfy other requirements of applicable Law with respect to the ownership of Equity Interests of Foreign Subsidiaries or (B) as a result of or in connection with a dissolution, merger, consolidation or disposition of a Subsidiary permitted by Section 7.04 and 7.05 or an Investment in any Person permitted under Section 7.02; or

            (b) Create, incur, assume or suffer to exist any Lien on any Equity Interests of any Borrower (other than Liens pursuant to the Loan Documents and non-consensual Liens arising solely by operation of law and customary restrictions in joint venture agreements).

            7.17 Holding Company. (a) In the case of Holdings, (i) conduct, transact or otherwise engage in any business or operations other than those incidental to its ownership of the Equity Interests of the U.S. Borrower, the performance of the Loan Documents and any transactions that Holdings is permitted to enter into or consummate under this Article VII or (ii) incur any Indebtedness other than Indebtedness permitted pursuant to Section 7.03(c);

            (a) Permit the U.S. Borrower to be a Subsidiary that is not wholly owned by Holdings; or

            (b) Except as permitted by Section 7.04, permit any Canadian Borrower to be a Subsidiary that is not wholly owned (directly or indirectly) by the U.S. Borrower.

            7.18 Designated Senior Debt. Designate any other Indebtedness of the U.S. Borrower or any of its Restricted Subsidiaries as "Designated Senior Debt" (or any comparable term) under, and as defined in, the Senior Subordinated Notes Indenture or any other applicable Junior Financing Documentation.

            7.19 Maintenance of Corporate Separateness. Permit any Unrestricted Subsidiary to (a) fail to satisfy customary corporate formalities, including (i) the holding of regular board of directors' and shareholders' meetings, (ii) the maintenance of separate corporate records and (iii) the maintenance of separate bank accounts in its own name; (b) fail to act solely in its own corporate name and through its authorized officers and agents; (c) commingle any of its money or other assets with any money or other assets of any Loan Party; or (d) take any action, or conduct its affairs in a manner which is reasonably likely to result in the separate corporate existence of the Loan Parties from the Unrestricted Subsidiaries to be ignored or the assets and liabilities of any Unrestricted Subsidiary being substantively consolidated with those of any Loan Party in any bankruptcy, insolvency proceeding; or permit any Loan Party to make any payment to any creditor of any Unrestricted Subsidiary or provide any direct or indirect

Guarantee for any Indebtedness or other obligations of any Unrestricted Subsidiary except to the extent permitted by the definition of "Unrestricted Subsidiary".

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

            8.01 Events of Default. Any of the following shall constitute an Event of Default:

            (a)   Non-Payment. Any Borrower or any other Loan Party fails to pay
      (i) when and as required to be paid herein, any amount of principal of any Loan or Unreimbursed Amount, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

            (b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05 (solely with respect to Holdings and the Borrowers) or 6.11 or Article VII; provided that any Event of Default under Section 7.11 is subject to cure as contemplated by the last proviso set forth in the definition of "Consolidated EBITDA"; or

            (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof by either Administrative Agent to the U.S. Borrower; or

            (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the U.S. Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

            (e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to Indebtedness secured by a Lien on any asset which is permitted by Section 7.02 that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, to the extent such sale or transfer is permitted hereunder and under the documents governing such Indebtedness and the proceeds thereof are applied in accordance with this Agreement and the terms of such Indebtedness; or

            (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty
      (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

            (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

            (h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

            (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan, or similar event of noncompliance with respect to a Foreign Plan, which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, installment payments with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

            (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports to revoke or rescind any Loan Document; or

            (k)   Change of Control. There occurs any Change of Control; or

            (l) Collateral Document. Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to, or shall be asserted in writing by any Loan Party not to, create a valid and perfected first priority lien on and security interest in the Collateral covered thereby, subject to Liens permitted under Section 7.01 (except to the extent that any such loss of perfection or priority results from the failure of an Administrative Agent to make filings, renewals and continuations (or other equivalent filings) which the U.S. Borrower has indicated in the Perfection Certificate or pursuant to Section 6.02(g) are required to be made or the failure of an Administrative Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents (it being understood that, if requested by an Administrative Agent, the U.S. Borrower shall use reasonable efforts to replace any such lost certificate)); or

            (m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be "Designated Senior Debt" (or any comparable term) or "Senior Debt" (or any comparable term) under, and as defined in, the Senior Subordinated Notes Indenture and any other applicable Junior Financing Documentation or (ii) the subordination provisions set forth in the Senior Subordinated Notes Indenture (or comparable provisions in any other Junior Financing Documentation) shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of the Senior Subordinated Notes or any other Junior Financing, if applicable.

            Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of this Section 8.01, any reference in any such clause to any Subsidiary or Loan Party shall be deemed not to include any Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the U.S. Borrower, in the case of any single Subsidiary, have assets with a value in excess of 5% of the Consolidated Assets of the U.S. Borrower and its Subsidiaries or did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the Consolidated Revenues of the U.S. Borrower and its Subsidiaries (it being agreed that each Subsidiary affected by any event or circumstance referred to in any such clause shall be considered to be a single consolidated Subsidiary for purposes of determining whether the condition specified above is satisfied).

            8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agents may, and shall at the request of the Required Lenders, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

            (c) require that the applicable Borrowers Cash Collateralize the applicable L/C Obligations and Canadian BAs (in an amount equal to the then Outstanding Amount thereof) of such Borrowers; and

            (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an Event of Default of the type referred to in Section 8.01(f) with respect to Holdings or any Borrower, the obligation of each Lender to make Loans and any obligation of any L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations and Canadian BAs as aforesaid shall automatically become effective, in each case without further act of any Administrative Agent or any Lender.

            8.03 Application of Funds. (a) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), subject to Section 10.20 any amounts received on account of the Obligations from any U.S. Loan Party shall be applied by the U.S. Administrative Agent in the following order:

            First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agents in their capacities as such or to the Administrative Agents in their capacities as Canadian fonde de pouvoir and Canadian Custodian and U.S. fonde de pouvoir and U.S. Custodian, respectively;

            Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section
      10.05 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings and the termination value under Secured Hedge Agreements and, to the extent remaining unpaid after application pursuant to this clause, the Cash Management Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

            Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of the applicable L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit issued under the applicable Tranche of the Revolving Credit Facility;

            Sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agents and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

            Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

            (a) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), subject to Section 10.20 any amounts received from the Canadian Loan Parties on account of the Canadian Obligations shall be applied by the Canadian Administrative Agent in the following order:

            First, to payment of that portion of the Canadian Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs payable under Section 10.04 and amounts payable under
      Article III) payable to the Canadian Administrative Agent in its capacity as such or as Canadian fonde de pouvoir or Canadian Custodian;

            Second, to payment of that portion of the Canadian Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Canadian Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

            Third, to payment of that portion of the Canadian Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings in respect of Canadian Letters of Credit, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

            Fourth, to payment of that portion of the Canadian Obligations constituting unpaid principal of the Canadian Loans and L/C Borrowings in respect of Canadian Letters of Credit, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them;

            Fifth, to the Canadian Administrative Agent for the account of the Canadian L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Canadian Letters of Credit;

            Sixth, to the payment of all other Canadian Obligations of the Canadian Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Canadian Administrative Agent and the other Canadian Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Canadian Administrative Agent and the other Canadian Secured Parties on such date; and

            Last, the balance, if any, after all of the Canadian Obligations have been indefeasibly paid in full, to the Canadian Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Canadian Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Canadian Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Canadian Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Canadian Obligations, if any, in the order set forth above.

                                   ARTICLE IX
                      ADMINISTRATIVE AGENT AND OTHER AGENTS

            9.01 Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agents to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to them by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, (i) no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent, (ii) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders or the Requisite Class Lenders (or such greater number of Lenders as may be expressly required hereby in any instance), (iii) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose or shall be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the bank serving as such Agent or any of its Affiliates in any capacity and (iv) no Agent shall be liable to any Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Requisite Class Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) or in the absence of its own gross negligence or willful misconduct. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

            (c) The L/C Issuers shall act on behalf of the applicable Lenders with respect to any Letters of Credit issued by them and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Agent" as used in this Article IX and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

            (c) The U.S. Administrative Agent with respect to the U.S. Collateral and the Canadian Administrative Agent with respect to the Canadian Collateral shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes each Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (and agrees for the benefit of the Agents and the Lenders (but not for the benefit of the Loan Parties) that it will not attempt to enforce the Liens on the Collateral without the consent of the applicable Administrative Agent). In this connection, the applicable Administrative Agent, as "collateral agent" (and any co-agents, sub-agents and attorneys-in-fact appointed by such Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of such Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, without limitation, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

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            (d)   Without prejudice to the foregoing, each Canadian Lender, for itself and on behalf of each of its Affiliates, hereby irrevocably appoints and authorizes the Canadian Administrative Agent (and any successor acting as the Canadian Administrative Agent) to act as the person holding the power of attorney (in such capacity, the "CANADIAN FONDE DE POUVOIR") of each Canadian Lender and each Canadian Secured Party as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, each hypothec granted by the Canadian Borrower or any Canadian Guarantor under the Civil Code of Quebec (a "CANADIAN BORROWER HYPOTHEC"), and to exercise such powers and duties which are conferred upon the Canadian fonde de pouvoir under each Canadian Borrower Hypothec. Moreover, without prejudice to such appointment and authorization to act as the Person holding the power of attorney as aforesaid, each Canadian Lender, for itself and on behalf of each of its Affiliates referred to above, hereby irrevocably appoints and authorizes the Canadian Administrative Agent (and any successor acting as the Canadian Administrative Agent) (in such capacity, the "CANADIAN CUSTODIAN") to act as agent and custodian for and on behalf of the Canadian Lenders and other such Canadian Secured Parties to hold and to be the sole registered holder of any debenture or bond which may be issued under any Canadian Borrower Hypothec, the whole notwithstanding Section 32 of the Act Respecting the Special Powers of Legal Persons (Quebec) or any other applicable Law. In this respect, (i) (as specified in Section 2.11) records shall be kept indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by any pledge of any such debenture or bond and owing to, each Canadian Lender and other Canadian Secured Party, and (ii) each Canadian Lender and other such Canadian Secured Party will be entitled to the benefits of any collateral covered by any Canadian Borrower Hypothec and will participate in the proceeds of realization of any such collateral, the whole in accordance with the terms hereof.

            Each of the Canadian fonde de pouvoir and the Canadian Custodian shall (a) exercise, in accordance with the terms hereof, all rights and remedies given to the Canadian fonde de pouvoir and the Canadian Custodian (as applicable) with respect to the collateral under any Canadian Borrower Hypothec, any debenture or bond or pledge thereof relating to any Canadian Borrower Hypothec, applicable Laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agents mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any Canadian Borrower Hypothec, any debenture or bond or pledge thereof relating to any Canadian Borrower Hypothec, applicable Laws or otherwise and on such terms and conditions as it may determine from time to time. Any Person who becomes a Canadian Lender or a Canadian Secured Party, for itself and on behalf of its Affiliates referred to above, shall be deemed to have consented to and confirmed: (i) the Canadian fonde de pouvoir as the Person holding the power of attorney as aforesaid, and to have ratified, as of the date it becomes a Canadian Lender or a Canadian Secured Party, all actions taken by the Canadian fonde de pouvoir as the Person holding the power of attorney as aforesaid; and
(ii) the Canadian Custodian as the agent and custodian as aforesaid and to have ratified, as the date it becomes a Canadian Lender or a Canadian Secured Party, all actions taken by the Canadian Custodian in such capacity.

            The Canadian Administrative Agent accepts the foregoing appointments as Canadian fonde de pouvoir and Canadian Custodian and agrees to act in such capacities.

            (e) Without prejudice to the foregoing, each Lender, for itself and on behalf of each of its Affiliates, hereby irrevocably appoints and authorizes the U.S. Administrative Agent (and any successor acting as the U.S. Administrative Agent) to act as the Person holding the power of attorney (in such capacity, the "U.S. FONDE DE POUVOIR") of each Lender and each Secured Party as contemplated under Article 2692 of the Civil Code of Quebec, and to enter into, to take and to hold on their behalf, and for their benefit, each hypothec granted by Commercial Environmental Systems Group, Inc. under the Civil Code of Quebec (a "CES HYPOTHEC"), and to exercise such powers and duties which are conferred upon the U.S. fonde de pouvoir under each CES Hypothec. Moreover, without prejudice to such appointment and authorization to act as the Person holding the power of attorney as aforesaid, each Lender, for itself and on behalf of each of its Affiliates referred to above, hereby irrevocably appoints and authorizes the U.S. Administrative Agent (and any successor acting as the U.S. Administrative Agent) (in such capacity, the "U.S. CUSTODIAN") to act as agent and custodian for and on behalf of the Lenders and other such Secured Parties to hold and to be the sole registered holder of any debenture or bond which may be issued under any CES Hypothec, the whole notwithstanding Section 32 of the Act Respecting the Special Powers of Legal Persons (Quebec) or any other applicable Law. In this respect, (i) (as specified in Section 2.11) records shall be kept indicating the names and addresses of, and the pro rata portion of the obligations and indebtedness secured by any pledge of any such debenture or bond and owing to each Lender and other Secured Party, and (ii) each Lender and other such Secured Party will be entitled to the benefits of any collateral covered by any CES Hypothec and will participate in the proceeds of realization of any such collateral, the whole in accordance with the terms hereof.

            Each of the U.S. fonde de pouvoir and the U.S. Custodian shall (a) exercise, in accordance with the terms hereof, all rights and remedies given to the U.S. fonde de pouvoir and the U.S. Custodian (as applicable) with respect to the collateral under any CES Hypothec, any debenture or bond or pledge thereof relating to any CES Hypothec, applicable Laws or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Administrative Agents mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Lenders, and (c) be entitled to delegate from time to time any of its powers or duties under any CES Hypothec, any debenture or bond or pledge thereof relating to any CES Hypothec, applicable Laws or otherwise and on such terms and conditions as it may determine from time to time. Any Person who becomes a Lender or a Secured Party, for itself and on behalf of its Affiliates referred to above, shall be deemed to have consented to and confirmed: (i) the U.S. fonde de pouvoir as the Person holding the power of attorney as aforesaid, and to have ratified, as of the date it becomes a Lender or a Secured Party, all actions taken by the U.S. fonde de pouvoir as the Person holding the power of attorney as aforesaid; and (ii) the U.S. Custodian as the agent and custodian as aforesaid and to have ratified, as the date it becomes a Lender or a Secured Party, all actions taken by the U.S. Custodian in such capacity.

            The U.S. Administrative Agent accepts the foregoing appointments as U.S. fonde de pouvoir and U.S. Custodian and agrees to act in such capacities.

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            9.02  Delegation of Duties. Each Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents (including appointing CIBC Mellon Trust Company or any other Person to hold the documents representing the bonds referred to in Sections 9.01(d) and (e), in which event CIBC Mellon Trust Company or such other Person shall be deemed to be an Agent-Related Person for the purposes of Sections 9.03, 9.06, 9.07 and 10.05 hereof), employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Administrative Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that they select in the absence of gross negligence or willful misconduct.

            9.03 Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by an Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

            9.04 Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Except for their express obligations to the Loan Parties under the Loan Documents, each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any

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

instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

            (a) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

            9.05 Notice of Default. No Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to such Administrative Agent for the account of the Lenders, unless such Administrative Agent shall have received written notice from a Lender or the U.S. Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default." The applicable Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agents shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until an Administrative Agent has received any such direction, either Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

            9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person or any other Lender has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person or any other Lender to any Lender as to any matter, including whether Agent-Related Persons or other Lenders have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

            9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07; provided, further, that to the extent an L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as L/C Issuer, only the Revolving Credit Lenders holding Commitments under the Tranche under which such L/C Issuer is acting in such capacity shall be required to indemnify such L/C Issuer in accordance with this
Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agents upon demand for their ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that either Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of either Administrative Agent.

            9.08 Agents in Their Individual Capacities. UBS AG, Stamford Branch and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though UBS AG, Stamford Branch were not the U.S. Administrative Agent or the Canadian Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, UBS AG, Stamford Branch or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agents shall be under no obligation to provide such information to them. With respect to its Loans, UBS AG, Stamford Branch and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the U.S. Administrative Agent and the Canadian Administrative Agent, and the terms "Lender" and "Lenders" include UBS AG, Stamford Branch in its individual capacity.

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

            9.09 Successor Agents. Either Administrative Agent may resign as an Administrative Agent upon thirty (30) days' notice to the Lenders. If an Administrative Agent resigns under this Agreement, the Required Lenders (or the Requisite Class Lenders holding Canadian Commitments, with respect to a resignation by the Canadian Administrative Agent) shall appoint from among the Lenders a successor agent for such Lenders, which successor agent shall be consented to by the U.S. Borrower at all times other than during the existence of an Event of Default under Section 8.01(a) or (f) (which consent of the U.S. Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of an Administrative Agent, such Administrative Agent may appoint, after consulting with the Lenders and the U.S. Borrower, a successor agent from among the applicable Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring applicable Administrative Agent and the term "U.S. Administrative Agent," or "Canadian Administrative Agent," as the case may be shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the applicable retiring Administrative Agent's appointment, powers and duties as the applicable Administrative Agent shall be terminated. After the applicable retiring Administrative Agent's resignation hereunder as the applicable Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the applicable Administrative Agent under this Agreement. If no successor agent has accepted appointment as the applicable Administrative Agent by the date which is thirty (30) days following the applicable retiring Administrative Agent's notice of resignation, such retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Administrative Agent hereunder until such time, if any, as the Required Lenders (or the Requisite Class Lenders holding Canadian Commitments, with respect to a resignation by the Canadian Administrative Agent) appoint a successor agent as provided for above. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor every successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of such retiring Administrative Agent, and such retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After an Administrative Agent's resignation hereunder as an Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

            9.10 Administrative Agents May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agents (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether an Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agents and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agents under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agents and, in the event that the Administrative Agents shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agents any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agents under Sections 2.09 and 10.04.

            Nothing contained herein shall be deemed to authorize the Administrative Agents to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agents to vote in respect of the claim of any Lender in any such proceeding.

            9.11 Collateral and Guaranty Matters. The Lenders irrevocably authorize the Administrative Agents, at their option and in their discretion,

            (a) to release any Lien on any property granted to or held by such Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements, (y) Cash Management Obligations not yet due and payable and (z)contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit, (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Loan Document (other than to a Loan Party), (iii) subject to
      Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or (iv) owned by a Guarantor upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

            (b) to subordinate any Lien on any property granted to or held by the applicable Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and

            (c) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction permitted hereunder.

            Upon request by either Administrative Agent at any time, the Required Lenders will confirm in writing such Administrative Agent's authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section
9.11. In each case as specified in this Section 9.11, the applicable Administrative Agent will, at the U.S. Borrower's expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

            9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent", "documentation agent", "co-agent", "co-book manager" or "co-arranger" shall have any obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

            9.13 Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case either Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, either Administrative Agent is hereby authorized to appoint an additional individual or institution selected by such Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a "U.S. SUPPLEMENTAL ADMINISTRATIVE AGENT" or the "CANADIAN SUPPLEMENTAL ADMINISTRATIVE AGENT," as applicable, and collectively as "SUPPLEMENTAL ADMINISTRATIVE AGENTS").

            (b) In the event that either Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to such Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary or related to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either such

Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 9.07 (obligating the U.S. Borrower to pay the Administrative Agents' expenses and to indemnify the Administrative Agents) that refer to such Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to such Administrative Agent shall be deemed to be references to such Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

            (c) Should any instrument in writing from the U.S. Borrower, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by an Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the U.S. Borrower or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by such Administrative Agent until the appointment of a new Supplemental Administrative Agent.

                                    ARTICLE X
                                  MISCELLANEOUS

            10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section
      4.02 or the waiver of any Event of Default or mandatory prepayment or mandatory reduction of the Commitments pursuant to Section 2.05 shall not constitute an extension or increase of any Commitment of any Lender);

            (b) postpone any date scheduled for any payment of principal, interest or fees under Section 2.07, 2.08 or 2.09 without the written consent of each Lender directly affected thereby, it being understood that the waiver of any mandatory prepayment of the Term Loans pursuant to
      Section 2.05 shall not constitute a postponement of any date scheduled for the payment of principal or interest;

            (c) reduce or forgive the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause
      (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of

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

      "Default Rate" or to waive any obligation of a Borrower to pay interest at the Default Rate;

            (d) change the order of application of any reduction in the Commitments or any prepayment of Loans between the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under such Facilities without the written consent of the Requisite Class Lenders of each affected Tranche;

            (e) change any provision of this Section 10.01 or the definition of "Required Lenders" without the written consent of each Lender or change any other provision of any Loan Document specifying the number or percentage of Lenders (or the Lenders under any Tranche, as the case may be) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of such specified number or percentage of the Lenders (or the Lenders under such Tranche, as the case may be);

            (f) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

            (g)   other than in connection with a transaction permitted under
      Section 7.04 or 7.05, release all or substantially all of the value of the Guaranty, without the written consent of each Lender; or

            (h) change the application of proceeds provisions of Section 8.03, the pro rata treatment provisions of Section 2.12, or the sharing of payment provisions of Section 2.13 without the consent of each Lender adversely affected thereby;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent to be effected thereby in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, such Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto;
(vi) no amendment may be made to the Loan Documents prior to the completion of syndication of the Commitments and the Loans (as determined by the Arrangers) without the prior consent of UBS AG, Stamford Branch and CSFB and (vii) the definition of "Super Majority Lenders" may not be amended without the written consent of the Super Majority Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

            Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agents, Holdings and the Borrowers (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the applicable Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

            In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agents, Holdings, the Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans ("REFINANCED TERM LOANS") with a replacement term loan tranche hereunder ("REPLACEMENT TERM LOANS"); provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

            Notwithstanding anything to the contrary contained in Section 10.01, in the event that the Borrowers request that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super Majority Lenders (as hereinafter defined), then with the consent of the Borrowers and the Super Majority Lenders, the Borrowers and the Super Majority Lenders shall be permitted to amend the Agreement without the consent of the Lender or Lenders that did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the "MINORITY LENDERS") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee and shall consent to the requested modification or amendment), or an increase in the Commitment of one or more of the Super Majority Lenders (with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the total Commitment immediately before giving effect to such amendment (provided that in the case of such an assignment to an Eligible Assignee, such assignee shall pay the processing and recordation fee referred to in

Section 10.07(b)), (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super Majority Lender or Lenders, as the case may be, as may be necessary to repay in full, at par, the outstanding Loans of and interest and fees payable to the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (w), (x) and (y). As used herein, the term "SUPER MAJORITY LENDERS" shall mean, as of any date of determination, Lenders having more than 66 2/3% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans (in each case, based on the U.S. Dollar Equivalent thereof to the extent denominated in Canadian Dollars) being deemed "held" by such Lender for purposes of this definition);
(b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Super Majority Lenders.

            10.02 Notices and Other Communications; Facsimile Copies.

            (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to Section 10.02(c)) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

            (i) if to a Borrower, an Administrative Agent, an L/C Issuer or a Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

            (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the applicable Borrowers, the applicable Administrative Agent, the applicable L/C Issuer and the applicable Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided, however, that notices and other communications to an Administrative Agent, L/C Issuer or Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person; provided, further, that failure to deliver courtesy copies of notices and other communications shall in no event affect the validity or effectiveness of such notices and other communications. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

            (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

            (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

            (d) Reliance by Agents and Lenders. The Administrative Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers in the absence of gross negligence or willful misconduct. All telephonic notices to an Administrative Agent may be recorded by such Administrative Agent, and each of the parties hereto hereby consents to such recording.

            10.03 No Waiver; Cumulative Remedies. No failure by any Lender or an Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

            10.04 Attorney Costs, Expenses and Taxes. The U.S. Borrower agrees
(a) to pay or reimburse the Agents for all reasonable costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of the commitments to provide the Credit Extensions hereunder, this Agreement and the other Loan Documents, and any actual or proposed amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cahill Gordon & Reindel LLP and local counsel, and (b) to pay or reimburse the Agents and each Lender for all reasonable costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents

(including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs of counsel to the Agents. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto and all other expenses relating to the perfection, preservation or enforcement of the Liens on Collateral, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within twenty (20) Business Days after invoiced or demand therefor. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

            10.05 Indemnification by the Borrowers. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs (which shall be limited to one (1) counsel to the Administrative Agents and the Lenders (plus any local counsel), unless (x) the interests of the Administrative Agents and the Lenders are sufficiently divergent, in which case one (1) additional counsel may be appointed, and (y) if the interests of any Lender or group of Lenders (other than all of the Lenders) are distinctly or disproportionately affected, one (1) additional counsel for such Lender or group of Lenders)) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any property currently or formerly owned or operated by the U.S. Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the U.S. Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or breach of the Loan Documents by such Indemnitee.

No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be payable within twenty (20) Business Days after demand therefor; provided that any Indemnitee shall promptly refund amounts paid to such Indemnitee pursuant to this Section
10.05 to the extent that a court of competent jurisdiction determines in a final, nonappealable judgment that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of either Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

            10.06 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the applicable Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate (to the extent such amount was required to be paid in Dollars) or the Canadian Prime Rate (to the extent such amount was required to be paid in Canadian Dollars) from time to time in effect.

            10.07 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that Holdings and the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder (except as expressly permitted by Article VII) without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (h) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (c) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (i) the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loan of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the U.S. Revolving Credit Facility or the Canadian Facility, or $1,000,000, in the case of any assignment in respect of the Term Facility, except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, unless each of the applicable Administrative Agent and, so long as no Default has occurred and is continuing, the U.S. Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of Swing Line Loans or
(y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis; (iii) any assignment of a U.S. Revolving Credit Commitment must be approved by the U.S. Administrative Agent, the U.S. L/C Issuer and the U.S. Swing Line Lender, and any assignment of a Canadian Credit Commitment must be approved by the Canadian Administrative Agent, the Canadian Swing Line Lender and the Canadian L/C Issuer, in each case unless the Person that is the proposed assignee is itself a Revolving Credit Lender of the applicable Facility (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); (iv) the parties to each assignment shall execute and deliver to the applicable Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and (v) the assigning Lender shall deliver any Notes evidencing such Loans to the U.S. Borrower or the applicable Administrative Agent; provided, further, that in the case of an assignment to an Affiliate of the assigning Lender, such assignment shall be effective as between such Lender and its Affiliate immediately without compliance with the conditions for assignment under this Section 10.07(b) or Section 10.07(d), but shall not be effective with respect to any Borrower, Administrative Agent, L/C Issuer, Swing Line Lender or any other Lender, and each Borrower, Administrative Agent, L/C Issuer, Swing Line Lender or other Lender shall be entitled to deal solely with (and continue to treat as the Lender hereunder for all purposes) such assigning Lender under any such assignment, in each case, until the conditions for assignment under this Section 10.07(b) and Section 10.07(c) have been complied with. Subject to acceptance and recording thereof by the applicable Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the applicable Borrowers (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

            (c) Each Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at its Administrative Agent's Office a copy of each Assignment and Assumption relating to the Canadian Loans in the case of the Canadian Administrative Agent and relating to the U.S. Loans in the case of the U.S. Administrative Agent delivered to it and a register for the recordation of the names and addresses of the applicable Lenders, and the applicable Commitments of, and principal amounts (and related interest amounts) of the applicable Loans, applicable L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (each, a "REGISTER"). The entries in the applicable Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in such Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Registers shall be available for inspection by the Borrowers, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
Section 10.01 that directly affects such Participant. Subject to Section 10.07(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would have been entitled to recover. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

            (e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the applicable Borrower, to comply with Section 10.15 as though it were a Lender.

            (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (g) Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the applicable Administrative Agent and the applicable Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and
(ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including their obligations under Section
3.01 or 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the U.S. Borrower and the applicable Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and
(ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

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            (h)   Notwithstanding anything to the contrary contained herein, any
Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

            (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America, N.A. or UBS Loan Finance LLC assigns all of its U.S. Commitments and U.S. Loans pursuant to Section 10.07(b), Bank of America, N.A. or UBS Loan Finance LLC may, (i) upon thirty (30) days' notice to the U.S. Borrower and the applicable U.S. Lenders, resign as a U.S. L/C Issuer and/or
(ii) upon thirty (30) days' notice to the U.S. Borrower, resign as U.S. Swing Line Lender. In the event of any such resignation as U.S. L/C Issuer or U.S. Swing Line Lender, the U.S. Borrower shall be entitled to appoint from among the U.S. Lenders a successor U.S. L/C Issuer or U.S. Swing Line Lender under the U.S. Revolving Credit Facility hereunder; provided, however, that no failure by the U.S. Borrower to appoint any such successor shall affect the resignation of Bank of America, N.A. or UBS Loan Finance LLC, as applicable, as a U.S. L/C Issuer or U.S. Swing Line Lender, as the case may be. If Bank of America, N.A. resigns as U.S. L/C Issuer, it shall retain all the rights and obligations of the U.S. L/C Issuer hereunder with respect to all U.S. Letters of Credit issued by it that are outstanding as of the effective date of its resignation as a U.S. L/C Issuer and all U.S. L/C Obligations with respect thereto (including the right to require the applicable Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If UBS Loan Finance LLC resigns as U.S. Swing Line Lender, it shall retain all the rights of the U.S. Swing Line Lender provided for hereunder with respect to U.S. Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding U.S. Swing Line Loans pursuant to
Section 2.04(c).

            (j) Notwithstanding anything to the contrary contained herein, if at any time Bank of America, N.A. (Canada Branch) or UBS AG Canada Branch assigns all of its Canadian Commitments and Canadian Loans pursuant to Section 10.07(b), Bank of America, N.A. (Canada Branch) or UBS AG Canada Branch may, (i) upon thirty (30) days' notice to the Canadian Borrower and the applicable Canadian Lenders, resign as a Canadian L/C Issuer and/or (ii) upon thirty (30) days' notice to the Canadian Borrower, resign as Canadian Swing Line Lender. In the event of any such resignation as Canadian L/C Issuer or Canadian Swing Line Lender, the Canadian Borrowers shall be entitled to appoint from among the Canadian Lenders a successor Canadian L/C Issuer or Canadian Swing Line Lender under the Canadian Facility hereunder; provided, however, that no failure by the Canadian Borrowers to appoint any such successor shall affect the resignation of Bank of America, N.A. (Canada Branch) or UBS AG Canada Branch, as applicable, as a Canadian L/C Issuer or Canadian Swing Line Lender, as the case may be. If Bank of America, N.A. (Canada Branch) resigns as Canadian L/C Issuer, it shall retain all the rights and obligations of the Canadian L/C Issuer hereunder with respect to all

Canadian Letters of Credit issued by it that are outstanding as of the effective date of its resignation as a Canadian L/C Issuer and all Canadian L/C Obligations with respect thereto (including the right to require the applicable Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If UBS AG Canada Branch, resigns as Canadian Swing Line Lender, it shall retain all the rights of the Canadian Swing Line Lender provided for hereunder with respect to Canadian Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Canadian Swing Line Loans pursuant to Section 2.04(c).

            (k) For the avoidance of doubt any reallocation of Loans as contemplated by Article II shall not be subject to the provisions of this
Section 10.07.

            10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this
Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the consent of any Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any state, provincial, Federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender) or (j) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, "INFORMATION" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

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

            10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by the Borrowers (on their own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that, in the case of any such deposits or other Indebtedness for the credit or the account of any Canadian Subsidiary, such set off may only be against any Canadian Obligations. Each Lender agrees promptly to notify the applicable Borrower and the applicable Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agents and each Lender under this Section 10.09 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agents and such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary constitute security, or shall the proceeds of such assets be available for, payment of the Obligations with respect to the U.S. Facility, it being understood that (a) the Equity Interests of any Foreign Subsidiary owned directly by a U.S. Loan Party do not constitute such an asset and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the U.S. Borrower's obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).

            10.10 Interest Rate Limitation. (a) Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

            (a) In addition to the provisions of Section 10.10(a), if any provision of this Agreement or of any of the other Loan Documents would obligate a Canadian Borrower or any other Canadian Loan Party to make any payment of interest or other amount payable to the Canadian Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by a Canadian Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (1) firstly, by reducing the amount or rate of interest required to be paid to such Lender under this Section 10.10(b), and (2) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Canadian Lender which would constitute "interest" for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if the Canadian Lender shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada), the excess shall be applied in accordance with Section 10.10(a). Any amount or rate of interest referred to in this Section 10.10(b) shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the applicable Canadian Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be prorated over that period of time and otherwise be prorated over the period from the Closing Date to the Maturity Date and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Canadian Administrative Agent shall be conclusive for the purposes of such determination.

            10.11 Counterparts.

            This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

            10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

            10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any

Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

            10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            10.15 Tax Forms. (a) Except in connection with a CAM Exchange (in which case each Foreign Lender shall comply with Section 10.15(a)(i) to the extent practicable) (i) each Lender and Agent that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, a "FOREIGN LENDER") shall deliver to the U.S. Borrower and the U.S. Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the U.S. Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the U.S. Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the U.S. Borrower and the U.S. Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the U.S. Borrower and the U.S. Administrative Agent that such Foreign Lender is not (i) a "bank" as described in Section 881(c)(3)(A) of the Code,
(ii) a 10-percent shareholder within the meaning of Section 871(h)(3)(B) of the Code, and (iii) a controlled foreign corporation related to the U.S. Borrower with the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the U.S. Borrower and the U.S. Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is reasonably satisfactory to the U.S. Borrower and the U.S. Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the U.S. Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the U.S. Borrower and the U.S. Administrative Agent and (3) from time to time thereafter if reasonably requested by the U.S. Borrower or the U.S. Administrative Agent, and (B) promptly notify the U.S. Borrower and the U.S. Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

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

            (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the applicable Borrower and the applicable Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the applicable Borrower or the applicable Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

            (iii) The Borrowers shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to this Section 10.15(a), (B) any Foreign Lender by reason of such Foreign Lender failing to satisfy the foregoing provisions of this Section 10.15(a), or (C) any U.S. Lender by reason of such U.S. Lender failing to satisfy the provisions of Section 10.15(b); provided that if such Lender shall have satisfied the requirement of this Section 10.15(a) or
Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Borrowers of their obligation to pay any amounts pursuant to Section
3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate.

            (iv) Either Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents and shall promptly provide notice to the applicable Borrower if it does so. If an Administrative Agent deducts or withholds any such taxes, the obligations of any Loan Party to gross-up or indemnify, or the rights of any Loan Party to not gross-up or indemnify, for such taxes or related amounts shall be as otherwise stated in this Agreement.

            (b) Each Lender and Agent that is a "United States person" within the meaning of Section 7701(a)(30) of the Code (each, only for the purposes of this Section 10.15, a "U.S. LENDER") shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

            (c) Each Canadian Lender shall deliver to the Canadian Borrowers and the Canadian Administrative Agent, at the time such Canadian Lender first becomes party to this Agreement, such certificates as are reasonably satisfactory to the Canadian Borrowers and the Canadian Administrative Agent that such Canadian Lender is not subject to, or, if applicable, is entitled to a reduction of, Canadian withholding tax in respect of amounts paid or credited to it pursuant to the Loan Documents, and thereafter from time to time each such Canadian Lender shall promptly submit to the Canadian Borrowers and the Canadian Administrative Agent (i) after the occurrence of an event requiring a change in the most recent certificate previously delivered by it pursuant to this section (including any event whereby the Canadian Lender ceases to act for its own account with respect to any amounts payable to it under any of the Loan Documents) and (ii) upon request of the Canadian Borrowers or the Canadian Administrative Agent, such additional duly completed and signed certificates as needed to determine the eligibility of Canadian withholding tax, or the rate thereof, and in any event shall promptly notify the Canadian Borrowers and the Canadian Administrative Agent of any change in circumstances which would modify or render invalid a previously delivered certificate. The Canadian Borrowers confirm that following certificates shall be satisfactory to them for the purposes of this Section 10.15(c): (x) in the case of certifying that a Canadian Lender is not subject to Canadian withholding tax, a certificate signed by an authorized representative of such Canadian Lender certifying (in such person's capacity as a representative and not in his or her personal capacity) that such Canadian Lender is a Canadian Person; and (y) in the case of certifying that a Canadian Lender is entitled to a reduction of Canadian withholding tax, a certification in the form provided in Canada Revenue Agency Information Circular 76-12R5.

            10.16 Governing Law. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF NEW YORK.

            (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER, EACH Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, EACH Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

            10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

            10.18 Binding Effect. This Agreement shall become effective when it shall have been executed by the parties hereto and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

            10.19 Judgment Currency. (a) Each Borrower's obligation hereunder and under the other Loan Documents to make payments in Dollars or Canadian Dollars, as specified in Article II, shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars or Canadian Dollars, as applicable, except to the extent that such tender or recovery results in the effective receipt by the applicable Administrative Agent or the respective Lender of the full amount of Dollars or Canadian Dollars, as applicable, expressed to be payable to such Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against a Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the currency specified herein as the currency to be paid (such other currency being hereinafter referred to as the "JUDGMENT CURRENCY") an amount due in dollars, the conversion shall be made at the rate of exchange (as quoted by the applicable Administrative Agent or if such Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by such Administrative Agent) determined, in each case, as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "JUDGMENT CURRENCY CONVERSION DATE").

            (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars or Canadian Dollars, as applicable, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

            (c)   For purposes of determining any rate of exchange for this
Section 10.19, such amounts shall include any premium and costs payable in connection with the purchase of Dollars or Canadian Dollars, as applicable.

            10.20 Collection Allocation Mechanism. (a) On the CAM Exchange Date,
(i) each U.S. Revolving Credit Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the U.S. Administrative Agent in accordance with Section 2.04(c)(ii)) participations in the U.S. Swing Line Loans in an amount equal to such U.S. Revolving Lender's Pro Rata Share of each U.S. Swing Line Loan outstanding on such date, (ii) each U.S. Revolving Credit Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the U.S. Administrative Agent in accordance with
Section 2.03(c)(i)) participations in the Outstanding Amount of L/C Obligations with respect to each U.S. Letter of Credit in an amount equal to such U.S. Revolving Credit Lender's Pro Rata Share of the aggregate amount available to be drawn under such U.S. Letter of Credit, (iii) each Canadian Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Canadian Administrative Agent in accordance with Section 2.04(c)(ii)) participations in the Canadian Swing Line Loans in an amount equal to such Canadian Lender's Pro Rata Share of each Canadian Swing Line Loan outstanding on such date, (iv) each Canadian Lender shall immediately be deemed to have acquired (and shall promptly make payment therefor to the Canadian Administrative Agent in accordance with Section 2.03(c)(i)) participations in the Outstanding Amount of L/C Obligations with respect to each Canadian Letter of Credit in an amount equal to such Canadian Lender's Pro Rata Share of the aggregate amount available to be drawn under such Canadian Letter of Credit, (v) simultaneously with the automatic conversions pursuant to clause (vi) below, the Lenders shall automatically and without further act (and without regard to the provisions of Section 10.04) be deemed to have exchanged interests in the Loans (other than the Swing Line Loans) and Canadian BAs and participations in the Swing Line Loans and Letters of Credit, such that in lieu of the interest of each Lender in each Loan, Canadian BA and L/C Obligations in which it shall participate as of such date (including such Lender's interest in the Obligations, Guaranty and Collateral of each Loan Party in respect of each such Loan, Canadian BA and L/C Obligations), such Lender shall hold an interest in every one of the Loans (other than the Swing Line Loans) and Canadian BAs and a participation in every one of the Swing Line Loans and all of the L/C Obligations (including the Obligations, Guaranty and Collateral of each Loan Party in respect of each such Loan), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof and
(vi) simultaneously with the deemed exchange of interests pursuant to clause (v) above, the interest in the Loans and Canadian BAs denominated in Canadian Dollars to be received in such deemed exchange shall be converted into Obligations denominated in Dollars and on and after such date all amounts accruing and owed to Lenders in respect of such Obligations shall accrue and be payable in Dollars at the rates otherwise applicable hereunder. It is understood and agreed that Lenders holding interests in Canadian BAs on the CAM Exchange Date shall discharge the obligations to such Canadian BAs at maturity in exchange for the interests acquired by such Lenders in the CAM Exchange. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM

Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Loan or Canadian BA or any participation in any Swingline Loan or Letter of Credit. Each Loan Party agrees from time to time to execute and deliver to the applicable Administrative Agent all such promissory notes and other instruments and documents as the applicable Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the applicable Administrative Agent against delivery of any promissory notes evidencing its interests in the Loans and Canadian BAs so executed and delivered; provided, however, that the failure of any Loan Party to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

            (b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by any Administrative Agent pursuant to any Loan Document in respect of any of the Obligations, and each distribution made by any Administrative Agent in respect of the Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of an Obligation shall be paid over to the U.S. Administrative Agent for distribution to the Lenders in accordance herewith.

            10.21 Covenant to Pay. (a) For value received, each U.S. Loan Party (collectively the "COVENANT TO PAY PARTIES" and each a "COVENANT TO PAY PARTY") hereby agrees and covenants with the U.S. Administrative Agent that it shall pay to the U.S. Administrative Agent on first demand, if and when such amounts become due and payable, amounts equal to all amounts which such Covenant to Pay Party is now or may at any time and from time to time hereafter be obligated to pay to the Secured Parties or any one or more of them under any of the Loan Documents to which such Covenant to Pay Party is now or may at any time become a party (such agreement and covenant is hereafter referred to as a "COVENANT OBLIGATION").

            (b) If, after foreclosure of all Dutch Collateral in which a Lien is granted by any Covenant to Pay Party, the proceeds are not sufficient to satisfy and discharge such Covenant to Pay Party's Covenant Obligation, the remainder of such Covenant Obligation shall then cease to exist, but without prejudice to any other Obligations which such Covenant to Pay Party may have and without prejudice to any other remedies which the Secured Parties may have under any of the Loan Documents.

            (c) Each of the Covenant to Pay Parties and the U.S. Administrative Agent agree and acknowledge that (i) each Covenant to Pay Party's Covenant Obligation consists of obligations and liabilities of such Covenant to Pay Party to UBS AG, Stamford Branch, as U.S. Administrative Agent, separate and independent from and without prejudice to the other Obligations which such Covenant to Pay Party has or may have at any time to the Secured Parties (or any of them) (including UBS AG, Stamford Branch) under this Agreement or any of the other Loan Documents or otherwise, and (ii) each such Covenant to Pay Party's Covenant Obligation represents the U.S. Administrative Agent's own claim (i.e., "vordering op naam") to receive payment of such Covenant to Pay Party's Covenant Obligation, separate and independent from any claims of the Secured Parties on such Covenant to Pay Party, provided that the total liability of each Covenant to Pay Party under its Covenant Obligation shall be decreased from time to time to the extent that such Covenant to Pay Party, or any other applicable Loan Party, shall have permanently paid any amounts due under this Agreement or any of the other Loan Documents with respect to its other Obligations. Consequently, the total liability of each Covenant to Pay Party under its Obligations shall be decreased from time to time to the extent that such Covenant to Pay Party, or any other applicable Loan Party, shall have fully and finally paid any amounts due under this Agreement or any of the other Loan Documents with respect to its Covenant Obligation.

            (d) Without limitation of the foregoing provisions of this Section 10.21, nothing contained in this Section shall in any way negate or affect any Obligations other than the Covenant Obligation which any of the Covenant to Pay Parties has or at any time may have under the Loan Documents or otherwise to any Secured Party, including the U.S. Administrative Agent and all payments pursuant to this Section 10.21 shall be applied in the manner set forth in Section 8.03. This Section 10.21 shall no longer apply, and cease to have any force or effect, after all Dutch Collateral has been foreclosed upon or other Disposed of in accordance with the Loan Documents, but shall become effective at any subsequent time that a Lien is granted under the Loan Documents with respect to any Dutch Collateral.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               THL BUILDCO, INC.

                               By:    ________________________________________
                                      Name:
                                      Title:

                               THL BUILDCO HOLDINGS, INC.

                               By:    ________________________________________
                                      Name:
                                      Title:

                               BROAN-NUTONE CANADA INC.

                               By:    ________________________________________
                                      Name:
                                      Title:

                               VENTROL AIR HANDLING SYSTEMS INC.

                               By:    ________________________________________
                                      Name:
                                      Title:

                               UBS AG, STAMFORD BRANCH, as U.S.
                                  Administrative Agent and Canadian
                                  Administrative Agent

                               By:    ________________________________________
                                      Name:
                                      Title:

                               By:    ________________________________________
                                      Name:
                                      Title:

                               UBS LOAN FINANCE LLC, as
                                  U.S. Swing Line Lender

                               By:    ________________________________________
                                      Name:
                                      Title:

                               By:    ________________________________________
                                      Name:
                                      Title:

                               UBS AG CANADA BRANCH, as Canadian Swing Line
                                  Lender

                               By:    ________________________________________
                                      Name:
                                      Title:

                               UBS SECURITIES LLC, as Arranger

                               By:    ________________________________________
                                      Name:
                                      Title:

                               By:    ________________________________________
                                      Name:
                                      Title:

                               CREDIT SUISSE FIRST BOSTON, acting through
                                  its Cayman Islands Branch, as Arranger and
                                  Syndication Agent

                               By:    ________________________________________
                                      Name:
                                      Title:

                               By:    ________________________________________
                                      Name:
                                      Title:

                               BANK OF AMERICA, N.A.,
                                  as U.S. L/C Issuer and as
                                  Co-Documentation Agent

                               By:    ________________________________________
                                      Name:
                                      Title:

                               BANK OF AMERICA, N.A. (CANADA BRANCH),
                                  as Canadian L/C Issuer

                               By:    ________________________________________
                                      Name:
                                      Title:

                               FLEET NATIONAL BANK,
                                  as U.S. L/C Issuer and Canadian L/C Issuer with respect to the Existing Letters of Credit

                               By:    ________________________________________
                                      Name:
                                      Title: